     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997


                                                      REGISTRATION NO. 333-21411
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 AMENDMENT NO.2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                               ROSE HILLS COMPANY
                (FORMERLY KNOWN AS ROSE HILLS ACQUISITION CORP.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     7261                    13-3915765
     (STATE OR OTHER           (PRIMARY STANDARD           (I.R.S. EMPLOYER
       JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OF INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                            ------------------------

                          3888 SOUTH WORKMAN MILL ROAD
                           WHITTIER, CALIFORNIA 90601
                                 (562) 692-1212
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              KENDALL E. NUNGESSER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ROSE HILLS COMPANY
                          3888 SOUTH WORKMAN MILL ROAD
                           WHITTIER, CALIFORNIA 90601
                                 (562) 692-1212
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                            ------------------------

                                   Copies to:

                             WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JULY 31, 1997

PROSPECTUS

                               ROSE HILLS COMPANY

                (FORMERLY KNOWN AS ROSE HILLS ACQUISITION CORP.)

 OFFER TO EXCHANGE $80,000,000 OF ITS 9 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                                   WHICH HAVE
        BEEN REGISTERED UNDER THE SECURITIES ACT FOR $80,000,000 OF ITS
             OUTSTANDING 9 1/2% SENIOR SUBORDINATED NOTES DUE 2004

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                       , 1997, UNLESS EXTENDED (THE 'EXPIRATION DATE').

                            ------------------------

     Rose Hills Company (formerly known as Rose Hills Acquisition Corp.) (the 'Issuer') hereby offers to exchange (the 'Exchange Offer') up to $80,000,000 aggregate principal amount of its new 9 1/2% Senior Subordinated Notes due 2004 (the 'Exchange Notes') for $80,000,000 aggregate principal amount of its outstanding 9 1/2% Senior Subordinated Notes due 2004 (the 'Notes'). THE ISSUER HAD $75 MILLION OF SENIOR INDEBTEDNESS (AS DEFINED ON PAGE 77) OUTSTANDING, NO SUBORDINATED INDEBTEDNESS OUTSTANDING AND NO FIRM ARRANGEMENTS TO ISSUE ANY SIGNIFICANT SUBORDINATED INDEBTEDNESS, IN EACH CASE AS OF MARCH 31, 1997, AND ITS SUBSIDIARIES HAD APPROXIMATELY $33.5 MILLION OF LIABILITIES OUTSTANDING AS OF SUCH DATE. THE EXCHANGE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OUTSTANDING LIABILITIES OF THE ISSUER AND ITS SUBSIDIARIES, WHICH TOTALLED APPROXIMATELY $108.5 MILLION IN THE AGGREGATE AS OF MARCH 31, 1997. THE ISSUER CURRENTLY HAS NO OUTSTANDING INDEBTEDNESS TO WHICH THE EXCHANGE NOTES WOULD BE SENIOR. THE INDENTURE (AS DEFINED HEREIN) DOES NOT GENERALLY LIMIT THE ABILITY OF THE ISSUER TO SECURE SENIOR INDEBTEDNESS. SUBJECT TO CERTAIN REQUIREMENTS WITH RESPECT TO THE AMOUNT OF ADDITIONAL INDEBTEDNESS (AS DEFINED HEREIN) THAT MAY BE INCURRED BY THE ISSUER AND/OR ANY OF ITS SUBSIDIARIES, THE INDENTURE DOES NOT CONTAIN ANY LIMIT ON THE AMOUNT OF DEBT THAT MAY BE SENIOR TO OR ON A PARITY WITH THE EXCHANGE NOTES.

     The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Notes for which they may be exchanged pursuant to this offer, except that the Exchange Notes will be freely transferable by holders thereof (other than as provided below) and are issued free from any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Notes and contain terms which are identical in all material respects to the terms of the Notes that are to be exchanged therefor. The Notes were sold by the Issuer to finance, in part, the Issuer's acquisition (the 'Acquisition') of the cemetery related assets and liabilities of Rose Hills Memorial Park Association (the 'Association') which represent the largest single location cemetery in the United States (the 'Cemetery'), as well as the separately owned mortuary operations of Roses, Inc. and its subsidiaries located on the grounds of the Cemetery in Los Angeles County, California (the 'Mortuary'; together with the Cemetery, 'Rose Hills'). The Issuer is indirectly owned by Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates (collectively, 'Blackstone') and by affiliates of The Loewen Group Inc. (The Loewen Group Inc., collectively with its affiliates, 'Loewen'). In connection with the Acquisition, which was consummated on November 19, 1996, 14 additional funeral homes and two combination funeral home and cemetery properties previously owned or leased by Loewen and located in Los Angeles, San Bernardino and northern Orange Counties (the 'Satellite Properties') were contributed to subsidiaries of the Issuer.

     Interest on the Exchange Notes will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1997. The Exchange Notes will mature on November 15, 2004. The Exchange Notes will be unsecured senior subordinated obligations of the Issuer, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer (which includes all indebtedness of the Issuer under the Bank Credit Facilities (as defined herein)) and

                                                  (Cover continued on next page)

SEE 'RISK FACTORS' BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT
 SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN
                       INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

              , 1997

(Cover continued from previous page)

effectively subordinated to all existing and future liabilities of the Issuer's subsidiaries and will rank senior in right of payment to all other subordinated indebtedness of the Issuer.

     The Exchange Notes will be redeemable in cash at the option of the Issuer, in whole or in part, at any time on or after November 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. Subject to certain conditions and limitations, in the event of a Change of Control (as defined herein), the Issuer will be obligated to make an offer to purchase all of the then outstanding Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. There can be no assurance that the Issuer will have sufficient funds to purchase all such Exchange Notes upon a Change of Control. In addition, the Issuer will be obligated to make an offer to purchase Exchange Notes in the event of certain asset sales. See 'Description of Exchange Notes.'

     The Notes were issued and sold on November 19, 1996 in transactions not registered under the Securities Act of 1933, as amended (the 'Securities Act'), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain of the obligations of the Issuer under a registration rights agreement relating to the Notes. See 'The Exchange Offer--Purpose of the Exchange Offer.' The Issuer is making the Exchange Offer in reliance upon an interpretation by the staff of the Securities and Exchange Commission set forth in a series of no-action letters issued to third parties. See Exxon Capital Holdings Corp. (available April 13, 1989), Morgan Stanley & Co. Incorporated (available June 5,
1991) and Shearman & Sterling (available July 2, 1993). Based on such interpretation, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Issuer has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal relating to the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each broker-dealer that received Notes from the Issuer in the offering of the Notes and not as a result of market-making or other trading activities, in the absence of an exemption, must comply with the registration requirements of the Securities Act. The Issuer will, for a period of 180 days after the Expiration Date (as defined herein), make copies of this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

     The Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ('PORTAL') market. The Exchange Notes constitute securities for which there is no established trading market. Any Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Issuer does not currently intend to list the Exchange Notes on any securities exchange. To the extent that any Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Notes or the Exchange Notes.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange. The date of acceptance and exchange of the Notes (the 'Exchange Date') will be the first business day following the Expiration Date. Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Issuer will pay all expenses incident to the Exchange Offer. The Issuer will not receive any proceeds from the Exchange Offer.

                             ADDITIONAL INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the 'Registration Statement') under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Issuer and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.

20549, upon payment of certain fees prescribed by the Commission. The Registration Statement has been and will be filed through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system. Electronic registration statements filed through the EDGAR system are publicly available through the Commission's Web Site (http://www.sec.gov).

     The Issuer is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Upon completion of the Exchange Offer, the Issuer will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commision at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission. In addition, pursuant to the Indenture covering the Notes and the Exchange Notes, the Issuer has agreed to file with the Commission and provide to the Noteholders the annual reports and the information, documents and other reports otherwise required pursuant to
Section 13 of the Exchange Act.

                               ------------------

     UNTIL                     , 1997 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes 'forward-looking statements.' All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under 'Summary--The Company,' and '--Business Strategy,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' and 'Business--Company Overview,' '--The Funeral Service and Cemetery Industry,' '--Business Strategy,' '--Environmental Matters,' '--Employees,' and '--Litigation,' and 'Management--Compensation of Executive Officers,' and located elsewhere herein regarding the Company's financial position, plans to increase revenues, reduce general and administrative expense and take advantage of synergies and regarding other future events or future prospects of the Company, are forward-looking statements. Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from Management's expectations ('Cautionary Statements') are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under 'Risk Factors.' All subsequent written and oral forward-looking statements attributable to the Issuer or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY

     The following summary information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to the 'Company' shall mean, collectively, the Issuer and its subsidiaries and, prior to the Acquisition Transaction, the Mortuary, the Cemetery and the Satellite Properties. All references to the 'Acquisition Transaction' shall mean the collective reference to the Acquisition and the related uses of proceeds, the capitalization of the Company as described herein, including the contribution to the Company of the Satellite Properties, the initial borrowing by the Company under the Bank Credit Facilities and the offering of the Notes. All references to 'Management' shall mean the new management of the Company following the Acquisition Transaction.

                                  THE COMPANY

     The Issuer was formed to acquire Rose Hills, which is the largest single location cemetery and funeral home combination in the United States. As a result of the acquisition of Rose Hills and the Satellite Properties, which was consummated on November 19, 1996, the Company owns a strategic assembly of cemeteries and funeral homes in the greater Los Angeles area that, in addition to Rose Hills, includes a group of 14 surrounding funeral homes and two cemetery and funeral home combination properties located in Los Angeles, San Bernardino and northern Orange Counties. Rose Hills is situated less than 14 miles from downtown Los Angeles on approximately 1,418 acres of permitted cemetery land near Whittier, California. The Cemetery and Mortuary have been continuously operating since 1914 and 1956, respectively.

     In 1996, the Cemetery sold approximately 9,600 pre-need and 1,300 at-need cemetery grave sites and performed approximately 9,000 interments.* In 1996, the Mortuary performed approximately 5,500 funeral calls and sold approximately 3,300 funeral services on a pre-need basis. Since its founding, Rose Hills has performed more than 300,000 interments at the Cemetery, and has the capacity to provide more than one million additional interments (without taking into account measures that might be undertaken to increase capacity). The Satellite Properties, which were acquired by Loewen between 1990 and 1995, were contributed to the Company as part of the Acquisition Transaction. In 1996, the Satellite Properties performed approximately 3,800 funeral calls and 500 interments. For a discussion of the funeral service industry, see 'Business--The Funeral Service Industry.'

     Since the Acquisition Transaction, the Company has been managed by a single management team which includes certain members of the previous management of Rose Hills, a newly hired senior sales executive with over 25 years of experience in the industry and a new Chief Financial Officer with 19 years of finance and accounting experience.

     Management believes that the integration of the Satellite Properties with Rose Hills effected through the Acquisition Transaction will enable the Company to take advantage of the benefits of 'hub and spoke clustering,' including opportunities to share personnel, vehicles and other key resources, and implement revenue enhancing cross-marketing programs. In addition, the Company intends to leverage Rose Hills' outstanding reputation in the region by using the Rose Hills name at many of the Satellite Properties. Management also expects to generate significant additional cost-savings through the implementation of an administrative services agreement with Loewen (the 'Administrative Services Agreement').

------------------
* The services offered by funeral homes and cemeteries can be purchased at the time of death ('at-need') or in advance through a prearranged contract ('pre-need'). Generally, the pre-need sale of cemetery property and merchandise is financed on an installment basis according to credit terms offered by the Cemetery. Pre-need sales of funeral services, on the other hand, are generally financed using an insurance policy purchased by the customer at the time the arrangements are made, which names the funeral home as the beneficiary.

                               BUSINESS STRATEGY

     Management believes that, when measured by such factors as tradition, heritage, reputation, physical size, volume of business, name recognition, aesthetics and potential for development or expansion, Rose Hills is one of the country's premier cemetery and funeral home facilities. Management's strategy is to build market share, enhance revenue and maximize profitability by leveraging these qualities with the additional opportunities made available by the clustering of the Satellite Properties. The principal components of the Company's growth strategy consist of the following: (i) continue Rose Hills' tradition of providing high quality funeral and cemetery services; (ii) significantly enlarge Rose Hills' commission-based cemetery pre-need sales force and implement programs to increase revenues per pre-need sale; (iii) introduce a focused effort to provide existing pre-need Cemetery customers an opportunity to purchase additional and/or improved merchandise and services; (iv) increase funeral market share through the integration of and cross-marketing with the Satellite Properties; (v) capitalize on the clustering advantages available through the integration of the Satellite Properties; (vi) reallocate the assets of the Cemetery's endowment care fund from equities to fixed income securities in order to increase the income from such fund available to be paid to the Company; and (vii) implement other profit enhancing measures, including the use of Loewen's proven merchandising and cost reduction programs through the Administrative Services Agreement.

                          THE ACQUISITION TRANSACTION

     The Notes were sold by the Issuer to finance, in part, the Issuer's Acquisition of Rose Hills. In addition to the sale of the Notes, the principal components of the Acquisition Transaction, which was consummated on November 19, 1996, included the following:

     o The contribution by Blackstone, Loewen and RHI Management Direct L.P., a Delaware limited partnership ('RHIMD') to Rose Hills Holdings Corp., the

       Issuer's parent company ('RH Holdings'), in exchange for all the equity of RH Holdings, and by RH Holdings to the Company, of $106.6 million in cash ($107.0 million less $0.4 million to be advanced by the Company to RHIMD to finance its purchase of common stock of RH Holdings).

     o The contribution by Loewen to RH Holdings of the Satellite Properties, which were valued at $23.0 million and which were in turn contributed to the Company.

     o The acquisition by a subsidiary of the Issuer of the Mortuary in consideration of the payment of approximately $59.9 million in cash, after giving effect to the payment of outstanding indebtedness carried by the Mortuary at closing.

     o The acquisition by a subsidiary of the Issuer of the Cemetery in consideration of the payment of approximately $166.3 million in cash (including repayment of approximately $1.0 million of certain outstanding intercompany indebtedness owed by the Mortuary to the Cemetery).

     o The establishment of new senior secured credit facilities (the 'Bank Credit Facilities') between the Issuer and a syndicate of financial institutions (the 'Bank Lenders'), with Goldman Sachs Credit Partners L.P. ('GSCP'), an affiliate of Goldman, Sachs & Co. ('Goldman Sachs'), as arranging agent. The Bank Credit Facilities provided the Company with a $75.0 million term loan facility (the 'Bank Term Facility'), the proceeds of which were used to finance, in part, the Acquisition and related transaction costs, to repay approximately $15.1 million of existing debt of the Mortuary and to pre-fund approximately $0.5 million of restructuring costs of the Company, and a $25.0 million revolving credit facility (the 'Revolving Credit Facility'), the proceeds of which are available for general corporate purposes. RH Holdings and each of the Issuer's subsidiaries (collectively, the 'Bank Guarantors') have guaranteed (the 'Bank Guarantees') all obligations of the Issuer under the Bank Credit Facilities. The Bank Credit Facilities and the Bank Guarantees are secured by substantially all of the assets of the Issuer and the Bank Guarantors (including the real property at Rose Hills but excluding other real property and certificates of title on vehicles), 100% of the capital stock of the Issuer and each of the Issuer's subsidiaries and all intercompany receivables.

     See 'Certain Related Transactions--Acquisition Transaction' and 'Description of Credit Facilities.'

     The following table sets forth a summary of the sources and uses of funds and other capital contributions associated with the Acquisition Transaction:

                                                                     AMOUNT
                                                                  -------------

                                                                  (IN MILLIONS)
SOURCES:
  Bank Term Facility...........................................      $  75.0
  Senior Subordinated Notes....................................         80.0
  Blackstone/Loewen Contribution...............................        129.6
  Existing cash................................................          0.2
                                                                  -------------
     Total.....................................................      $ 284.8
                                                                  -------------
                                                                  -------------
USES:
  Payment for the Mortuary.....................................      $  59.9
  Repayment of existing indebtedness (other than intercompany
     indebtedness) of the Mortuary.............................         15.1
  Payment for the Cemetery (including repayment of certain
     intercompany indebtedness)................................        166.3
  Pre-funding of certain restructuring expenses of the
     Company...................................................          0.5
  Receipt of Satellite Properties..............................         23.0
  Payment of fees and expenses related to the Acquisition
     Transaction...............................................         20.0
                                                                  -------------
                                                                     $ 284.8
                                                                  -------------
                                                                  -------------

     See 'Certain Related Transactions--Acquisition Transaction.'

                        PUT/CALL AND OTHER ARRANGEMENTS

     Pursuant to an agreement (the 'Put/Call Agreement') executed by Blackstone, The Loewen Group Inc. ('LWN') and Loewen Group International Inc. ('LGII') in connection with the Acquisition Transaction, (i) LGII has a call option, exercisable from and after the fourth anniversary of the closing date of the Acquisition Transaction (the 'Acquisition Closing Date') until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase the shares of common stock of RH Holdings held by Blackstone and (ii) Blackstone has a put option, exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth anniversary of the Acquisition Closing Date, to sell such shares of common stock of RH Holdings held by Blackstone to LGII. The option price in either case is derived from a formula based on income (loss) before interest, taxes, depreciation, and amortization. In addition, pursuant to the terms of a shareholders' agreement entered into by Blackstone, LWN and LGII, neither Blackstone nor LGII is permitted to transfer its shares without the prior written consent of the other party, subject to certain exceptions. See 'Certain Related Transactions.'

                               THE EXCHANGE OFFER


The Exchange Offer...... The Issuer is offering to exchange pursuant to the
                         Exchange Offer up to $80,000,000 aggregate principal
                         amount of its new 9 1/2% Senior Subordinated Notes due
                         2004 (the 'Exchange Notes'), for $80,000,000 aggregate
                         principal amount of its outstanding 9 1/2% Senior
                         Subordinated Notes due 2004 (the 'Notes'). The Notes
                         were issued and sold on November 19, 1996, in
                         transactions not registered under the Securities Act,
                         to Smith Barney Inc. (the 'Initial Purchaser'), in
                         reliance upon the exemption provided in Section 4(2) of
                         the Securities Act. The terms of the Exchange Notes are
                         identical in all material respects (including principal
                         amount, interest rate and maturity) to the terms of the
                         Notes for which they may be exchanged pursuant to the
                         Exchange Offer, except that the Exchange Notes are
                         freely transferable by holders thereof (other than as
                         provided herein), and are not subject to any covenant
                         regarding registration under the Securities Act. See
                         'The Exchange Offer--Terms of the Exchange' and
                         '--Terms and Conditions of the Letter of Transmittal'
                         and 'Description of Exchange Notes.'

Interest Payments....... Interest on the Exchange Notes shall accrue from the last Interest Payment Date (May 15 or November 15) on
                         which interest was paid on the Notes so surrendered or,
                         if no interest has been paid on such Notes, from
                         November 19, 1996.

Minimum Condition....... The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for
                         exchange.

Expiration Date......... The Exchange Offer will expire at 5:00 p.m., New York
                         City time, on               , 1997, unless extended
                         (the 'Expiration Date'). Any Note not accepted for
                         exchange for any reason will be returned without
                         expense to the tendering holder thereof as promptly as
                         practicable after the expiration or termination of the
                         Exchange Offer.

Exchange Date........... The date of acceptance for exchange of the Notes will be the first business day following the Expiration
                         Date.

Conditions of the
  Exchange Offer........ The Issuer's obligation to consummate the Exchange
                         Offer will be subject to certain conditions. See 'The
                         Exchange Offer--Conditions to the Exchange Offer.' The
                         Issuer reserves the right to terminate or amend the
                         Exchange Offer at any time prior to the Expiration Date
                         upon the occurrence of any such condition.


Withdrawal Rights....... The tender of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Procedures for Tendering
  Notes................. See 'The Exchange Offer--Tender Procedure.'

Federal Income Tax
  Consequences.......... The exchange of Notes for Exchange Notes will not be a taxable exchange for federal income tax purposes. See
                         'United States Federal Income Tax Consequences.'

Effect on Holders of
  Notes................. As a result of the making of, and upon acceptance or exchange of all validly tendered Notes pursuant to the
                         terms of, this Exchange Offer, the Issuer will have
                         fulfilled a covenant contained in the Registration
                         Rights Agreement (the 'Registration Rights Agreement')
                         dated as of November 15, 1996 between the Issuer and
                         the Initial Purchaser and, accordingly, there will be
                         no increase in the interest rate on the Notes pursuant
                         to the terms of the

                         Registration Rights Agreement, and the holders of the Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the Notes who do not tender their Notes in the Exchange
                         Offer will continue to hold such Notes and will be entitled to all the rights and subject to all the limitations applicable thereto (including the restrictions on transfer thereof) under the Indenture, dated as of November 15, 1996, between the Issuer and United States Trust Company of New York, as Trustee, relating to the Notes and the Exchange Notes (the
                         'Indenture'), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Notes pursuant to, the Exchange Offer. Except for the restrictions on registrations and transfers, all untendered Notes and the Exchange Notes will be treated as one class of securities for purposes of the covenants and the other terms contained in the Indenture.

Use of Proceeds......... There will be no cash proceeds to the Issuer from the exchange pursuant to the Exchange Offer.


Exchange Agent.......... United States Trust Company of New York is serving as
                         Exchange Agent in connection with the Exchange Offer.

                          TERMS OF THE EXCHANGE NOTES

Issuer.................. Rose Hills Company (formerly known as Rose Hills
                         Acquisition Corp.).

Notes Offered........... $80 million principal amount of 9 1/2% Senior
                         Subordinated Notes due 2004.

Maturity Date........... November 15, 2004.

Interest Payment
  Dates................. May 15 and November 15 of each year, commencing May 15,
                         1997.

Ranking................. The Exchange Notes will be unsecured senior subordinated obligations of the Issuer, will be
                         subordinated in right of payment to all existing and
                         future Senior Indebtedness (as defined herein) of the
                         Issuer (which includes all indebtedness of the Issuer
                         under the Bank Credit Facilities) and effectively
                         subordinated to all existing and future liabilities of
                         its subsidiaries and will rank senior in right of
                         payment to all other subordinated indebtedness of the
                         Issuer ('Senior Indebtedness'). The Issuer had $75.0
                         million of Senior Indebtedness outstanding as of March
                         31, 1997, and its subsidiaries had $33.5 million of
                         liabilities outstanding as of that date. The Company
                         had no subordinated indebtedness outstanding as of that
                         date and had no firm arrangements to issue any
                         significant subordinated indebtedness as of that date.
                         The Exchange Notes will be effectively subordinated to
                         all existing liabilities of the Issuer and its
                         subsidiaries, which totalled $108.5 million in the
                         aggregate as of March 31, 1997. See 'Description of
                         Exchange Notes--Subordination.' The Indenture does not
                         generally limit the ability of the Issuer to secure
                         Senior Indebtedness subject to certain requirements
                         with respect to the amount of additional Indebtedness
                         that may be incurred by the Issuer and/or any of its
                         Subsidiaries. See 'Description of Exchange
                         Notes--Certain Covenants--Limitation on Indebtedness.'

Optional Redemption..... The Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after November 15, 2000 at a premium declining to par in 2003, plus accrued and unpaid interest, if any, to the redemption date. See 'Description of Exchange
                         Notes--Redemption--Optional Redemption.'

                         The Issuer has established a sinking fund for the benefit of the Exchange Notes.

Change of Control....... In the event of a Change of Control (as defined herein), the Issuer will be obligated to make an offer
                         to purchase the then outstanding Exchange Notes at a
                         purchase price equal to 101% of the principal amount
                         thereof, plus accrued and unpaid interest, if any, to
                         the purchase date. The Issuer's ability to purchase the
                         Exchange Notes if a Change of Control occurs will be
                         dependent upon obtaining third-party financing to the
                         extent it does not have available funds to meet its
                         purchase obligations. There can be no assurance that
                         the Issuer will be able to obtain such financing. The
                         term 'Change of Control' is limited to certain
                         specified transactions (which do not include the
                         purchase by Loewen of the shares of RH Holdings held by
                         Blackstone) and may not include other events that might
                         adversely affect the financial condition of the Issuer
                         or result in a

                         downgrade of the credit rating of the Exchange Notes.
                         Pursuant to the Bank Credit Facilities, the Company would be required to satisfy its obligations thereunder prior to its purchase of the Exchange Notes upon a Change of Control in accordance with the Indenture. As of March 31, 1997, the aggregate amount of the Company's indebtedness under the Bank Credit Facilities was $75.0 million. See 'Description of Exchange
                         Notes--Certain Covenants--Change of Control.'

Certain Covenants....... The Indenture contains certain covenants by the Issuer and its Subsidiaries (as defined herein), including,
                         but not limited to, covenants with respect to
                         limitations on the following matters: (i) the
                         incurrence of additional indebtedness, (ii) certain
                         payments, including dividends and investments, (iii)
                         the creation of liens, (iv) sales of assets and
                         preferred stock, (v) transactions with interested
                         persons, (vi) payment restrictions affecting
                         subsidiaries, (vii) sale-leaseback transactions and

                         (viii) mergers and consolidations. See 'Description of Exchange Notes--Certain Covenants.' In addition, the
                         Bank Credit Agreement (as defined herein) contains certain covenants that, among other things, restrict the ability of the Issuer and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Exchange
                         Notes), pay dividends or make certain restricted payments, create liens on assets, engage in mergers or acquisitions or enter into leases or transactions with affiliates. See 'Description of Bank Credit
                         Facilities.' Immediately after giving effect to the Acquisition Transaction, the Company was in material compliance with all financial and operating covenants contained in the Indenture and the Bank Credit
                         Agreement.

Absence of a Public
  Market for the
  Exchange Notes........ The Exchange Notes are new securities, and there is currently no established market for the Exchange Notes.
                         The Exchange Notes will generally be freely
                         transferable (subject to the restrictions discussed
                         elsewhere herein) but will be new securities for which
                         there will not initially be a market. Accordingly,
                         there can be no assurance as to the development or
                         liquidity of any market for the Exchange Notes. The
                         Initial Purchaser has advised the Issuer that it
                         currently intends to make a market in the Exchange
                         Notes. However, the Initial Purchaser is not obligated
                         to do so, and any market making with respect to the
                         Exchange Notes may be discontinued at any time without
                         notice. The Issuer does not intend to apply for a
                         listing of the Exchange Notes on a securities exchange.

                                  RISK FACTORS

     Holders of Notes should consider carefully the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under 'Risk Factors' before tendering Notes in exchange for Exchange Notes.

               SUMMARY PRO FORMA AND OTHER FINANCIAL INFORMATION

     The following table presents the unaudited pro forma statement of operations and other unaudited financial information for the Company for the year ended December 31, 1996 and gives effect to the following transactions as if they had occurred on January 1, 1996: (i) the Acquisition; (ii) the contribution to the Company of the Satellite Properties; (iii) the termination of certain contractual arrangements; (iv) new contractual arrangements between the Company, Management, Blackstone and Loewen; (v) the change in status of the Cemetery from a not-for-profit association to a taxable entity; and (vi) the sale of the Notes, the borrowing under the Bank Term Facility and the application of the net proceeds therefrom. The adjustments, which are based upon available information and upon certain assumptions that Management believes are reasonable, are described in the notes accompanying 'Unaudited Pro Forma Financial Information.' The pro forma financial information should be read in conjunction with 'Unaudited Pro Forma Financial Information,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements, including the notes thereto, and the other financial information included elsewhere in this Prospectus.

     The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

               SUMMARY PRO FORMA AND OTHER FINANCIAL INFORMATION


                                                                      FOR THE
                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1996
                                                                  ---------------
                                                                   (IN MILLIONS)
PRO FORMA INCOME STATEMENT DATA:
  Revenues:
     Funeral sales and services................................       $  29.3
     Cemetery sales and services...............................          25.0
     Other.....................................................           5.2
                                                                      -------
                                                                         59.5
                                                                      -------
  Cost of sales:
     Funeral sales and services................................          12.6
     Cemetery sales and services...............................           6.5
                                                                      -------

                                                                         19.1
                                                                      -------
  Selling, general and administrative expenses.................          31.2
  Amortization of goodwill and other intangibles...............           3.2
                                                                      -------
  Operating income.............................................           6.0
                                                                      -------
  Other income and expense:
     Interest expense..........................................          16.1
     Interest income...........................................          (0.5)
                                                                      -------
                                                                         15.6
                                                                      -------
  Loss before taxes............................................          (9.6)
  Income tax benefit...........................................          (2.3)
                                                                      -------
  Net loss.....................................................       $  (7.3)
                                                                      -------
                                                                      -------

PRO FORMA OTHER FINANCIAL DATA AND RATIOS:
  EBITDA(1)....................................................       $  14.4
  Cash flows from(2):
     Operating activities......................................          12.8
     Investing activities......................................        (251.3)
     Financing activities......................................         247.4
  Capital expenditures.........................................         (11.1)
  Depreciation and amortization(3).............................           7.1
  Cash interest expense(4).....................................          14.4
  Ratio of EBITDA to cash interest expense.....................          1.0x
  Ratio of earnings to fixed charges(5)........................            --

OTHER FINANCIAL INFORMATION:
  Adjusted EBITDA(6)...........................................          19.0
  Ratio of adjusted EBITDA to cash interest expense............          1.3x


------------------

(1) EBITDA is defined as income (loss) before income taxes plus interest expense, depreciation and amortization, the non-cash portion of cemetery cost of sales and certain reductions of selling, general and administrative expenses which are expected to have an ongoing impact. EBITDA is presented because Management believes that EBITDA provides relevant and useful information and it is a widely accepted


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Also, this measure of EBITDA may not be comparable to similar measures reported by other companies.

     The calculation of EBITDA is shown below:


                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
                                                                (IN MILLIONS)
Loss before taxes..........................................        $  (9.6)
Net interest...............................................           15.6
Depreciation...............................................            3.9
Amortization...............................................            3.2
Noncash portion of cemetery cost of sales..................            1.1
Net reduction in selling, general and administrative
  expenses.................................................            0.2
                                                                   -------
                                                                   $  14.4
                                                                   -------
                                                                   -------



          The net reduction in selling, general and administrative expenses results from new contractual arrangements involving Rose Hills, Blackstone and Loewen (see Note D to 'Unaudited Pro Forma Statements of Operations').


(2) Pro forma cash flows from operating activities reflect the impact of the pro forma adjustments on net income, depreciation and amortization. Pro forma cash flows from investing activities are assumed to be unchanged from the historic cash flows. Pro forma cash flows from financing activities reflect the cash flows relating to the Acquisition and the offering of the Notes which are assumed to occur as of the Acquisition Closing Date.
(3) The amount does not include amortization of deferred financing costs, which are included in interest expense.
(4) Cash interest expense is defined as interest expense less amortization of deferred financing costs.

(5) Earnings used in computing the ratio of earnings to fixed charges consist of loss before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges in the year ended December 31, 1996 by $9.6 million.

(6) Adjusted EBITDA is defined as EBITDA plus (i) the revenue impact of a change in the investment strategy of the endowment care fund (the 'Fund'), which the Company expects to increase from $1.8 million actually generated in 1996 to $3.4 million on an illustrative basis and (ii) non-recurring transaction-related expenses for legal, accounting and investment banking services which amounted to $3.0 million for the year ended December 31, 1996 (See 'Unaudited Pro Forma Financial Information').

                    SUMMARY HISTORICAL FINANCIAL INFORMATION
                          THE MORTUARY AND THE COMPANY

     The following table sets forth certain selected historical consolidated financial data for the Mortuary and the Company as successor by merger to the Mortuary (i) for and at the end of each of the years in the four-year period ended December 31, 1995, (ii) the period from January 1, 1996 to November 18, 1996, (iii) the period from November 19, 1996 to December 31, 1996 and (iv) for the three months ended March 31, 1996 and March 31, 1997. The selected historical financial data for the four years ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996 were derived from the Mortuary's financial statements for the two years ended December 31, 1995 and the period from January 1, 1996 to November 18, 1996. The selected historical financial data for the period from November 19, 1996 to December 31, 1996 were derived from the Company's financial statements for the period from November 19, 1996 to December 31, 1996. Such financial statements, with the exception of the financial statements for the two years ended December 31, 1993 which are unaudited, have been audited by Arthur Andersen LLP, independent public accountants, as of and for the two years ended December 31, 1995 and audited by KPMG Peat Marwick LLP, independent certified public accountants, as of and for the periods from January 1, 1996 to November 18, 1996 and November 19, 1996 to December 31, 1996 as indicated in their respective reports included elsewhere herein. The selected historical financial data for the three months ended March 31, 1996 were derived from the unaudited financial statements for the Mortuary and Cemetery and the selected historical financial data for the three months ended March 31, 1997 were derived from the unaudited financial statements for the Company which in both cases, in the opinion of Management, include all adjustments (consisting only of usual recurring adjustments) necessary for a fair presentation of the data. The results for the three months ended March 31, 1997 are not necessarily indicative of the results for the full fiscal year.

     The following table should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations--The Company', '--The Mortuary' and the Consolidated Financial Statements of the Mortuary and the Company, including the notes thereto, included elsewhere in this Prospectus.

                                                        THE MORTUARY                                    THE COMPANY
                                      ------------------------------------------------    ----------------------------------------
                                                       (PREDECESSOR)                                    (SUCCESSOR)
                                                                                                                  FOR THE
                                                                          PERIOD FROM     PERIOD FROM           THREE MONTHS
                                                                           JANUARY 1,     NOVEMBER 19,             ENDED
                                      FOR THE YEAR ENDED DECEMBER 31,       1996 TO         1996 TO              MARCH 31,
                                      --------------------------------    NOVEMBER 18,    DECEMBER 31,    ------------------------
                                      1992     1993     1994     1995         1996            1996          1996(4)        1997
                                      -----    -----    -----    -----    ------------    ------------   ------------    ---------
                                                                             (IN MILLIONS)                (COMBINED)
INCOME STATEMENT DATA:

  Revenues.........................   $19.6    $20.1    $22.1    $22.4       $ 20.4         $    7.0         $11.8        $  17.8
  Cost of sales....................     5.6      5.6      6.0      6.0          5.5              1.6           2.8            3.8
  Selling, general and
    administrative expenses........     9.9     10.4     10.7     11.2         14.1              3.8           7.4            8.1
  Amortization of goodwill and
    other intangibles..............     1.8      1.2      1.2      0.5          0.1              0.4            --            1.1
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------

  Operating income.................     2.3      2.9      4.2      4.7          0.7              1.2           1.6            4.8
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------

  Other expense....................     2.4      2.1      2.0      2.4          1.1              1.9           0.3            3.8
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------

  Income (loss) before income
    taxes..........................    (0.1)     0.8      2.2      2.3         (0.4)            (0.7)          1.3            1.0
  Income tax expense (benefit).....      --       --       --      1.1          0.6             (0.2)          0.6            0.5
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------
  Net income (loss)................   $(0.1)   $ 0.8    $ 2.2    $ 1.2       $ (1.0)        $   (0.5)        $ 0.7        $   0.5
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------
                                      -----    -----    -----    -----       ------       ------------    -----------    ---------

                                                        THE MORTUARY                                    THE COMPANY
                                      ------------------------------------------------    ----------------------------------------
                                                       (PREDECESSOR)                                    (SUCCESSOR)
                                                                                                                  FOR THE
                                                                          PERIOD FROM     PERIOD FROM           THREE MONTHS
                                                                           JANUARY 1,     NOVEMBER 19,             ENDED
                                      FOR THE YEAR ENDED DECEMBER 31,       1996 TO         1996 TO              MARCH 31,
                                      --------------------------------    NOVEMBER 18,    DECEMBER 31,    ------------------------
                                      1992     1993     1994     1995         1996            1996          1996(4)        1997
                                      -----    -----    -----    -----    ------------    ------------   ------------    ---------
                                                                             (IN MILLIONS)                (COMBINED)
OTHER FINANCIAL DATA AND RATIOS:
  EBITDA(1)........................     5.0      5.0      6.4      6.3          1.9              2.4           2.5            7.4
  Cash flows from:
    Operating activities...........     6.7      1.4      4.6      2.9          3.7              5.1           2.4            0.8
    Investing activities...........    (1.1)    (0.9)    (0.7)    (0.4)        (0.1)          (246.6)         (3.1)          (0.6)
    Financing activities...........    (5.0)    (0.8)    (4.9)    (2.1)        (4.0)           249.4          (0.7)          (0.1)
  Ratio of earnings to fixed
    charges(2).....................      --      1.4x     2.1x     2.0x          --               --           4.3x           1.3x
BALANCE SHEET DATA:
  Total assets.....................   $28.2    $28.4    $27.8    $26.6       $ 20.1         $  317.8         $72.7        $ 318.0
  Total debt(3)....................    13.0     11.0     22.0     19.5         15.1             75.0          19.6           75.0
  Shareholders' equity
    (deficiency)...................     1.8      2.0     (5.1)    (3.9)        (3.9)           129.0          37.6          129.5


------------------

(1) EBITDA is defined as income (loss) before income taxes plus interest expense, depreciation and amortization. EBITDA is presented because Management believes that EBITDA provides relevant and useful information and it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Also, this measure of EBITDA may not be comparable to similar measures reported by other companies.

(2) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges in the year ended December 31, 1992, the period from January 1, 1996 to November 18, 1996 and the period from November 19, 1996 to December 31, 1996 by $0.1 million, $0.4 million, and $0.7 million, respectively.

(3) Total debt is defined as funded debt comprising bank borrowings.

(4) Comparative financial information as of and for the three months ended March 31, 1996 has been included on a historical basis for the predecessor Mortuary and Cemetery and are not comparable. Such combined financial data for the predecessor operations have been included solely to facilitate a discussion of operations from period to period. Such presentation of the 1996 data is pro forma in that generally accepted accounting principles would not allow such combination due to the lack of common ownership of the predecessor operations. The operations of the Satellite Properties for 1996 have been omitted from the presentation on the basis of immateriality.

                                    THE CEMETERY

     The following table sets forth certain selected historical combined financial data with respect to the Cemetery for and at the end of each of the years in the four-year period ended December 31, 1995 and the period from January 1, 1996 to November 18, 1996. The selected historical financial data for the four years ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996. were derived from the Cemetery's combined financial statements for the two years ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and the combined financial statements for the two years ended December 31, 1993.

     The following table should be read in conjunction with 'Management's

Discussion and Analysis of Financial Condition and Results of Operations of the Mortuary and the Cemetery--The Cemetery' and the Combined Financial Statements of the Cemetery, including the notes thereto, included elsewhere in this Prospectus.

                                                                               PERIOD FROM
                                                                                JANUARY 1,
                                           FOR THE YEAR ENDED DECEMBER 31,       1996 TO
                                           --------------------------------    NOVEMBER 18,
                                           1992     1993     1994     1995         1996
                                           -----    -----    -----    -----    ------------
                                                            (IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues..............................   $22.1    $21.6    $22.3    $24.7       $ 22.0
  Cost of sales.........................     5.1      5.3      4.8      4.4          3.9
  Selling, general and administrative
    expenses............................    17.4     17.9     18.6     18.3         16.0
  Amortization of goodwill and other
    intangibles.........................    (0.8)    (0.8)    (2.0)    (0.3)          --
                                           -----    -----    -----    -----       ------
  Operating income (loss)...............     0.4     (0.8)     0.9      2.3          2.1
                                           -----    -----    -----    -----       ------
  Other (income) and expense............    (1.2)    (1.0)    (0.5)     0.1           --
                                           -----    -----    -----    -----       ------
  Income before income taxes............     1.6      0.2      1.4      2.2          2.1
  Income tax expense....................      --      0.3      1.2       --           --
                                           -----    -----    -----    -----       ------
  Net income (loss).....................   $ 1.6    $(0.1)   $ 0.2    $ 2.2       $  2.1
                                           -----    -----    -----    -----       ------
                                           -----    -----    -----    -----       ------
OTHER FINANCIAL DATA AND RATIOS:
  EBITDA(1).............................     2.4      1.1      2.7      4.7          4.3
  Cash flows from:
    Operating activities................    (8.3)     5.7      1.0     (0.7)         3.7
    Investing activities................     1.6     (1.5)    (4.7)    (4.1)        (2.6)
    Financing activities................     6.0     (4.8)     6.2     (0.1)         0.3
  Ratio of earnings to fixed
    charges(2)..........................     4.2x      --      8.0x    12.0x        22.0x


                                                  AS AT DECEMBER 31,              AS AT
                                           --------------------------------    NOVEMBER 18,
                                           1992     1993     1994     1995         1996
                                           -----    -----    -----    -----    ------------
BALANCE SHEET DATA:
  Total assets..........................   $46.6    $47.3    $45.1    $50.5       $ 57.8
  Total debt(3).........................      --       --       --       --           --
  Net assets............................    36.9     38.8     36.6     43.8         51.0


------------------
(1) EBITDA is defined as income (loss) before income taxes plus interest expense, depreciation and amortization and the non-cash portion of cemetery cost of sales. EBITDA is presented because Management believes that EBITDA provides relevant and useful information and it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Also, this measure of EBITDA may not be comparable to similar measures reported by other companies.

(2) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest expense and a portion of operating lease rental expense deemed to be representative of the interest factor.

(3) Total debt is defined as funded debt comprising bank borrowings.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, holders of Notes should consider carefully the following factors before tendering their Notes for Exchange Notes offered hereby. The risk factors set forth below are generally applicable to the Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

     The Issuer has incurred substantial indebtedness in connection with the Acquisition Transaction and is highly leveraged. At March 31, 1997, the Issuer's total indebtedness was $159.6 million, its debt to total capitalization ratio was 55.2% and the Company had consolidated liabilities (including indebtedness) of approximately $188.5 million. In the ordinary course of business, the Company has incurred and, subject to certain covenants and financial tests set out in the Bank Credit Agreement (as defined herein) and the Indenture, will continue to incur additional indebtedness to fund working capital requirements and for other corporate purposes, including to finance acquisitions. See 'Capitalization,' 'Description of Bank Credit Facilities,' 'Description of Exchange Notes' and the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain financing in the future for working capital or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; (iii) the indebtedness outstanding under the Bank Credit Facilities is secured and will mature prior to the maturity of the Exchange Notes; (iv) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (v) the Company's high degree of leverage makes it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

     The Company believes that, based upon current levels of operations and anticipated growth and availability under the Revolving Credit Facility, it will be able to meet its principal and interest payment obligations. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes. If the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet such obligations, then the Company may be required to take certain actions, including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity in order to avoid an Event of Default (as defined herein). There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources.'

EXCHANGE NOTES REPRESENT UNSECURED, SUBORDINATED CLAIMS; NO LIMITATION ON ADDITIONAL INDEBTEDNESS

     The Exchange Notes will be unsecured obligations of the Issuer that are subordinated in right of payment to all Senior Indebtedness of the Issuer, including all indebtedness under the Bank Credit Facilities. As of March 31, 1997, approximately $75.0 million of Senior Indebtedness was outstanding and the Issuer had borrowing availability of approximately $25.0 million under the Revolving Credit Facility. The Indenture and the Bank Credit Facilities permit the Company to incur additional Senior Indebtedness, provided that certain conditions are met, and the Company expects from time to time to incur additional Senior Indebtedness. Furthermore, the Indenture does not limit the Issuer's ability to secure additional or replacement Senior Indebtedness. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of the Issuer or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to any default under, any Senior Indebtedness, the Bank Lenders and any other creditors who are holders of Senior Indebtedness must be paid in full before a holder of the Exchange Notes may be paid. Accordingly, there may be insufficient assets remaining after such payments to pay principal or interest on the Exchange Notes. See 'Description of Exchange Notes--Subordination.' In addition, the Exchange Notes will be structurally subordinated to any liabilities or obligations of the Issuer's subsidiaries as described below under '--Holding Company Structure.'

     The Issuer's obligations under the Bank Credit Facilities are secured by substantially all of the assets of the Issuer and its subsidiaries. If a default occurs under the Bank Credit Agreement and the Issuer is unable to repay such borrowings, the Bank Lenders would have the right to exercise the remedies available to secured creditors under applicable law and pursuant to the Bank Credit Agreement. Accordingly, the Bank Lenders would be entitled to payment in full out of the assets securing such indebtedness prior to payment to holders of the Exchange Notes. If the Bank Lenders or the holders of any other secured indebtedness were to foreclose on the collateral securing the Issuer's obligations to them, it is possible that there would be insufficient assets remaining after satisfaction in full of all such indebtedness to satisfy in full the claims of holders of the Exchange Notes.

RESTRICTIVE DEBT COVENANTS; CONSEQUENCES OF FAILURE TO COMPLY WITH DEBT
COVENANTS

     The Bank Credit Agreement and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, pay dividends, prepay subordinated indebtedness (including, in the case of the Bank Credit Agreement, the Exchange Notes), enter into sale and leaseback transactions, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under the Bank Credit Agreement, the Company is required to satisfy specified financial ratios and tests, including, without limitation, minimum fixed charge coverage, minimum interest coverage, minimum net worth, maximum senior debt leverage and maximum total debt leverage tests. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. To the extent that the Company does not achieve the pro forma estimates with respect to its operations, it may not be in compliance with certain of the covenants included in the Bank Credit Agreement. See 'Unaudited Pro Forma Financial Information.' The breach of any of these covenants could result in a default under the Bank Credit Agreement. See 'Description of Bank Credit Facilities.' In the event of any such default, depending upon the actions taken by the Lenders, the Company could be prohibited from making any payments of principal or interest on the Exchange Notes. See 'Description of Exchange Notes--Subordination.' In addition, the Bank Lenders could elect to declare all amounts borrowed under the Bank Credit Facilities, together with accrued interest, to be due and payable or could proceed against the collateral securing such indebtedness.

POTENTIAL ADVERSE CONSEQUENCES IN IMPLEMENTING BUSINESS STRATEGY

     The Company's business strategy involves a number of elements which Management may not be able to implement successfully. For example, the enactment of price increases may result in a reduction in market share, and the implementation of staff reductions intended to decrease general and administrative expenses may lead to low morale and the further loss of personnel. The strategic integration of the Satellite Properties with Rose Hills may not result in the increase in market share hoped for, and efforts to sell additional pre-need services and merchandise to Rose Hills' existing customer base may not be successful. The implementation of the Administrative Services Agreement and the clustering of Rose Hills and the Satellite Properties may encounter operational difficulties such that the expected savings are not realized. There can be no assurance that these adverse consequences will not occur and, if they occur, there can be no assurance that they will not result in a material adverse effect on the Company's results of operations.

HOLDING COMPANY STRUCTURE; RELIANCE ON SUBSIDIARIES TO SERVICE INDEBTEDNESS;

EXCHANGE NOTES SUBORDINATED TO SUBSIDIARY LIABILITIES

     The Issuer is a holding company with no significant independent business operations. Accordingly, its primary sources of cash to meet debt service and other obligations (including payments on the Exchange Notes) are dividends and other payments from its subsidiaries. Consequently, obligations of the Issuer to its creditors, including holders of the Exchange Notes, are effectively subordinated in right of payment and junior to all liabilities (including trade payables) of the Issuer's subsidiaries. The Bank Credit Facilities are guaranteed by each of the Issuer's subsidiaries. As of March 31, 1997, the aggregate amount of liabilities of the Issuer's subsidiaries (excluding intercompany indebtedness) was approximately $33.5 million.

CONSEQUENCES OF FRAUDULENT TRANSFER

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if the Issuer, at the time it issued the Notes in exchange for which the Exchange Notes will be issued, (a) incurred such indebtedness with the intent to hinder, delay or defraud creditors, or (b)(i) received less than reasonably equivalent value or fair consideration and (ii)(A) was insolvent at the time of such incurrence,
(B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Issuer constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Exchange Notes or, in the alternative, subordinate the Exchange Notes to existing and future indebtedness of the Issuer. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Issuer would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts became absolute and matured. The Issuer believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Notes were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that the Issuer received a reasonably equivalent value or fair consideration therefor. In addition, the Issuer believes that it (i) is not and will not be insolvent, (ii) has and will have sufficient capital for carrying on its business and (iii) is and will be able to pay its debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Issuer.

     In rendering their opinions in connection with the offering of the Notes, counsel for the Issuer and counsel for the Initial Purchaser did not express any opinion as to the applicability of federal or state fraudulent transfer laws.


CONTROL BY BLACKSTONE; POSSIBLE FUTURE CONTROL BY LOEWEN; POTENTIAL CONFLICTS OF INTEREST

     Blackstone owns, on a fully diluted basis, approximately 80% of the issued and outstanding common stock of RH Holdings, which in turn owns 100% of the issued and outstanding common stock of the Issuer. Accordingly, Blackstone, subject to certain exceptions described in the Shareholders' Agreement (as defined herein), effectively exercises control over the election of a majority of the Issuer's directors, the appointment of its management and decisions concerning any action requiring the approval of the Issuer's shareholders, including adopting amendments to the Issuer's Certificate of Incorporation and approving mergers or sales of substantially all of the Issuer's assets. There can be no assurance that the interests of Blackstone will not conflict with the interests of holders of the Exchange Notes. Loewen may acquire control of RH Holdings after the fourth anniversary of the Acquisition Closing Date pursuant to an option contained in the Put/Call Agreement. There can be no assurance that such option will be exercised or, if Loewen does acquire control of RH Holdings, that its interests will not conflict with the interests of the holders of the Exchange Notes. See 'Principal Shareholders' and 'Certain Related Transactions--Put/Call Arrangement.'

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes are being offered to the holders of the Notes. The Notes were offered and sold in November 1996 to a small number of institutional investors and are eligible for trading in the National Association of Securities Dealers, Inc.'s PORTAL market.

     There is currently no established market for the Exchange Notes and there can be no assurance that a public market will develop or, if such a market develops, as to the liquidity of such market, nor can there be any assurance as to the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. The Exchange Notes will not be listed on any securities exchange. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors. Although there is currently no market for the Exchange Notes, the Initial Purchaser has advised the Company that it intends to make a market in the Exchange Notes after consummation of the Exchange Offer, as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so and any such market-making activity may be discontinued at any time without notice.

                                USE OF PROCEEDS

     There will be no cash proceeds to the Company resulting from the Exchange Offer. The net proceeds from the offering of the Notes were used, together with the proceeds of the Bank Term Facility and the cash contributions by Blackstone and Loewen, as follows: (i) approximately $166.3 million was used to acquire the Cemetery (including repayment of approximately $1.0 million of certain outstanding intercompany indebtedness owed by the Mortuary to the Cemetery),
(ii) approximately $59.9 million was used to acquire the Mortuary, (iii) approximately $15.1 million was used to repay outstanding indebtedness of the Mortuary owed to Wells Fargo Bank, N.A., (iv) approximately $0.5 million was used to pre-fund certain restructuring costs of the Company; and (v) approximately $20.0 million was used to pay other fees and expenses related to the Acquisition Transaction. See 'Summary--The Acquisition Transaction,' 'Capitalization' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources'.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Notes were originally issued and sold on November 19, 1996. The offer and sale of the Notes was not required to be registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. In connection with the sale of the Notes, the Issuer agreed to use its best efforts to cause to be filed with the Commission a registration statement relating to an exchange offer pursuant to which new senior subordinated notes of the Issuer covered by such registration statement and containing terms indentical in all material respects to the terms of the Notes would be offered in exchange for Notes tendered at the option of the holders thereof, or, if applicable interpretations of the staff of the Commission did not permit the Issuer to effect such an Exchange Offer, the Issuer agreed to file a shelf registration statement covering resales of the Notes (the 'Shelf Registration Statement') and use its best efforts to have such Shelf Registration Statement become effective under the Securities Act and to keep effective the Shelf Registration Statement for 180 days after the effective date thereof or such shorter period ending when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

     The purpose of the Exchange Offer is to fulfill certain of the Issuer's obligations under the Registration Rights Agreement. Except as otherwise expressly set forth herein, this Prospectus may not be used by any holder of the Notes or any holder of the Exchange Notes to satisfy the registration and prospectus delivery requirements under the Securities Act that may apply in connection with any resale of such Notes or Exchange Notes. See '--Terms of the Exchange.'

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

TERMS OF THE EXCHANGE

     The Issuer hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration.

The Exchange Notes will evidence the same indebtedness as the Notes and will be entitled to the benefits of the Indenture. See 'Description of Exchange Notes.'

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange.

     The Issuer has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties (see Exxon Capital Holdings Corp. (available April 13, 1989), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in the distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder must acknowledge that it has no arrangement or understanding with any person to participate in the distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See '--Terms and Conditions of the Letter of Transmittal' and 'Plan of Distribution.'

     Interest on the Exchange Notes shall accrue from the last Interest Payment Date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from November 19, 1996.

     Tendering holders of the Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

     The Exchange Offer shall expire on the Expiration Date. The term
'Expiration Date' means 5:00 p.m., New York City time, on               , 1997,
unless the Issuer in its sole discretion extends the period during which the Exchange Offer is open, in which event the term 'Expiration Date' shall mean the latest time and date on which the Exchange Offer, as so extended by the Company, shall expire. The Issuer reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to United States Trust Company of New York (the 'Exchange Agent') and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer.

     The term 'Exchange Date' means the first business day following the Expiration Date. The Issuer expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Notes if any of the events set forth below under 'Conditions to the Exchange Offer' shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Notes, whether before or after any tender of the Notes. Unless the

Issuer terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Issuer will exchange the Exchange Notes for the Notes on the Exchange Date.

TENDER PROCEDURE

     The tender to the Issuer of Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will
first be sent out on or about               , 1997, to all holders of Notes
known to the Issuer and the Exchange Agent.

     A holder of Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a 'book-entry transfer facility') whose name appears on a security listing as the owner of Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuer and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an 'Eligible Institution'). If the Exchange Notes and/or Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUER.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of Notes by causing such book-entry transfer facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Notes are registered and, if possible, the certificate numbers of the Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any Notes not properly tendered or the acceptance for exchange of which may, in the opinion of the Issuer's counsel, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Notes. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Issuer, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL


     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Notes for exchange (the 'Transferor') exchanges, assigns and transfers the Notes to the Issuer and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of tendered Notes or transfer ownership of such Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Notes by the Issuer and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuer of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering, each holder of Notes will represent to the Issuer that, among other things, (i) such Holder is not an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act, (ii) Exchange Notes to be acquired by such holder of Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder and (iii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. See 'Plan of Distribution.' This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer will, for a period of 180 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.


WITHDRAWAL RIGHTS

     Tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the Letter of Transmittal, and with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Notes to be withdrawn, the certificate numbers of Notes to be withdrawn, the principal amount of Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Notes exchanged, and the name of the registered holder of such Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes being withdrawn. The Exchange Agent will return the properly withdrawn Notes promptly following receipt of notice of withdrawal. If Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Notes or otherwise comply with the book-entry transfer procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer and such determination will be final and binding on all parties.

     Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described under '--Tender Procedure' above, at any time on or prior to the Expiration Date.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the satisfaction or waiver, prior to the Expiration Date, of all the terms and conditions of the Exchange Offer, the acceptance for exchange of Notes validly tendered and not withdrawn and issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Issuer shall be deemed to have accepted for exchange validly tendered Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent.


     The Exchange Agent will act as agent for the tendering holders of Notes for the purposes of receiving Exchange Notes from the Issuer and causing the Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Notes will be made by the Exchange Agent promptly after acceptance of the tendered Notes. Tendered Notes not accepted for exchange by the Issuer will be returned without expense to the tendering holders promptly following the Expiration Date or, if the Issuer terminated the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to issue Exchange Notes in respect of any properly tendered Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if any of the following events occur:

          (a) any law, rule or regulation or applicable interpretations of the staff of the Commission which, in the good faith determination of the Issuer, do not permit the Issuer to effect the Exchange Offer; or

          (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes; or

          (c) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuer that is or may be adverse to the Issuer, or the Issuer shall have become aware of facts that have or may have adverse significance with respect to the value of the Notes or the Exchange Notes;

which, in the reasonable judgment of the Issuer in any case, and regardless of the circumstances (including any action by the Issuer) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     The Issuer expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Issuer of properly tendered Notes). In addition, the Issuer may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Issuer may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Notes.

     The foregoing conditions are for the sole benefit of the Issuer and may be waived by the Issuer, in whole or in part, in the reasonable judgment of the Issuer. Any determination made by the Issuer concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

     The Issuer is not aware of the existence of any of the foregoing events.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the Letter of Transmittal. United States Trust Company of New York also acts as Trustee and Registrar (the 'Registrar') under the Indenture.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

     The Issuer has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuer will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for their customers.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuer. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuer may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuer by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     Holders who tender their Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register Exchange Notes in the name of, or request that Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

EFFECTS OF TENDERING ON HOLDERS OF NOTES

     Participation in the Exchange Offer is voluntary, and holders of Notes should carefully consider whether to participate. Holders of the Notes are urged to consult their financial and tax advisors in making their own decisions on which action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, this Exchange Offer, the Issuer will have fulfilled certain covenants contained in the Registration Rights Agreement. Holders of Notes who do not tender their Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See 'Description of Exchange Notes.' All untendered Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. In general, the Notes may not be offered or sold, unless registered under the Securities

Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Notes under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Notes could be adversely affected.

     The Issuer may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plan to acquire any Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at March 31, 1997. This table should be read in conjunction with 'Unaudited Pro Forma Financial Information' and the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                                       AS AT
                                                  MARCH 31, 1997
                                                -------------------
                                                   (IN MILLIONS)
Bank Term Facility (1):
  Current....................................         $   1.0
  Non-current................................            74.0
Senior Subordinated Notes....................            80.0
Other long term debt:
  Current....................................             0.7
  Non-current................................             3.9
                                                      -------
     Total debt (2)..........................           159.6
Total shareholders' equity...................           129.5
                                                      -------
     Total capitalization....................         $ 289.1
                                                      -------
                                                      -------

------------------------
(1) The Company has the right under the Bank Credit Facilities to increase the amount of the Bank Term Facility by $25.0 million if certain performance criteria are met.

(2) The Company has the ability, subject to customary borrowing conditions, to borrow up to $25.0 million for general corporate purposes pursuant to the Revolving Credit Facility.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following presents unaudited pro forma statements of operations for the Company for the year ended December 31, 1996 and gives effect to the following transactions as if they had occurred on January 1, 1996: (i) the Acquisition;
(ii) the contribution to the Issuer of the Satellite Properties; (iii) the termination of certain contractual arrangements; (iv) new contractual arrangements between the Company, Management, Blackstone and Loewen; (v) the change in status of the Cemetery from a not-for-profit association to a taxable entity; and (vi) the sale of the Notes, the borrowing under the Bank Term Facility and the application of the net proceeds therefrom. The adjustments, which are based upon available information and upon certain assumptions that Management believes are reasonable, are described in the accompanying notes. The pro forma financial information should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements and the accompanying notes thereto and the other financial information included elsewhere in this Prospectus.

     The Acquisition and the contribution of the Satellite Properties were accounted for using the purchase method of accounting. The total purchase cost was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The excess of purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based upon appraisal estimates and other valuation studies and certain assumptions that Management believes are reasonable. The actual allocation is subject to the finalization of these studies; however Management does not expect that the difference between the preliminary and final allocations will have a material impact on the Company's financial position or results of operations.

     The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     A pro forma balance sheet as of December 31, 1996 is not included since the Acquisition occurred on November 18, 1996. Accordingly, the December 31, 1996 balance sheet of Rose Hills Company includes the events described in the first paragraph above.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN MILLIONS)

                                  FOR THE PERIOD              FOR THE PERIOD
                                    1/1-11/18                  11/19-12/31
                          ------------------------------  ----------------------
                             HISTORICAL (PREDECESSOR)
                          ------------------------------  HISTORICAL (SUCCESSOR)
                                              SATELLITE   ----------------------  ACQUISITION     OTHER       COMPANY
                          MORTUARY  CEMETERY  PROPERTIES    ROSE HILLS COMPANY    ADJUSTMENTS  ADJUSTMENTS   PRO FORMA
                          --------  --------  ----------  ----------------------  -----------  -----------   ---------
INCOME STATEMENT DATA:

  Revenues:

    Funeral sales and
      services...........  $ 17.7    $   --      $8.5             $  3.1            $    --      $    --       $29.3

    Cemetery sales and
      services...........      --      20.2       1.8                3.0                 --           --        25.0

    Other................     2.7       1.8(A)     --                0.9                 --         (0.2)(B)     5.2
                          --------  --------      ---              -----          -----------  -----------   ---------

                             20.4      22.0      10.3                7.0                 --         (0.2)       59.5
                          --------  --------      ---              -----          -----------  -----------   ---------

  Cost of sales and
    services:

    Funeral sales and
      services...........     5.5        --       6.3                0.8                 --           --        12.6

    Cemetery sales and
      services...........      --       3.9       1.6                0.8                 --          0.2(C)      6.5
                          --------  --------      ---              -----          -----------  -----------   ---------

                              5.5       3.9       7.9                1.6                 --          0.2        19.1
                          --------  --------      ---              -----          -----------  -----------   ---------

  Selling, general and
    administrative
    expenses.............    14.1      16.0       1.5                3.8                 --         (4.2)(B,D)    31.2

  Amortization of
    goodwill and other
    intangibles..........     0.1        --        --                0.4                2.7(E)        --         3.2

                          --------  --------      ---              -----          -----------  -----------   ---------

  Operating income.......     0.7       2.1       0.9                1.2               (2.7)         3.8         6.0
                          --------  --------      ---              -----          -----------  -----------   ---------

  Other income and
    expense:

    Interest expense.....     1.5       0.1       0.8                2.0               11.7(F)        --        16.1

    Other income.........    (0.4)     (0.1)       --               (0.1)                --          0.1(B)     (0.5)
                          --------  --------      ---              -----          -----------  -----------   ---------

                              1.1        --       0.8                1.9               11.7          0.1        15.6
                          --------  --------      ---              -----          -----------  -----------   ---------

  Income (loss) before
    taxes................    (0.4)      2.1       0.1               (0.7)             (14.4)         3.7        (9.6)

  Income tax expense
    (benefit)............     0.6        --       0.1               (0.2)                --         (2.8)(G)    (2.3)
                          --------  --------      ---              -----          -----------  -----------   ---------

  Net income (loss)......  $ (1.0)   $  2.1      $ --             $ (0.5)           $ (14.4)     $   6.5       $(7.3)
                          --------  --------      ---              -----          -----------  -----------   ---------
                          --------  --------      ---              -----          -----------  -----------   ---------


             See Notes to Unaudited Pro Forma Financial Information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     A) Other cemetery revenues principally relate to investment income on the Endowment Care Fund. During 1996 the Association changed its investment strategy from capital growth to current income. The impact of a 1.0% change in the investment return over a full year, based on the Endowment Care Fund balance in marketable securities of $54.4 million at December 31, 1996, is an increase or decrease in investment income of $0.5 million before taxation.

     B) Represents the elimination of intercompany balances and income between the Mortuary and the Cemetery as follows:

                                                               FOR THE PERIOD
                                                                1/1 - 11/18
                                                               --------------
                                                               (IN MILLIONS)
          Elimination of cemetery management fee:
               Other revenue................................       $ (0.2)
                                                                  -------
                                                                  -------
          Elimination of interest on intercompany notes:
               Other income.................................          0.1
                                                                  -------
                                                                  -------
          Elimination of settlement of intercompany expense:
               Selling, general and administrative
                 expense....................................         (1.9)
                                                                  -------
                                                                  -------

     C) Represents the incremental non-cash cost of cemetery sales of grave sites, crypts and niches based on preliminary appraisals and Management's final evaluation of the fair value of cemetery property. See Note (J). Such final allocation and the resulting effect on net income is not expected to differ significantly from the pro forma amounts included herein.

                                                                FOR THE PERIOD
                                                                  1/1 - 11/18
                                                               -----------------
                                                                 (IN MILLIONS)
          Non-cash cost of grave sites, crypts and niches
            sold:
               Pro forma cost...............................        $   0.9
               Less historical cost.........................           (0.7)
                                                                    -------

               Net adjustment to cemetery cost of sales.....        $   0.2
                                                                    -------
                                                                    -------


     D) Represents the net reduction in selling, general and administrative expenses resulting from (i) the termination of certain contractual arrangements with executive management and between the Mortuary and the Cemetery, (ii) the change in status of the Cemetery from a not-for-profit association to a taxable entity and (iii) the application of purchase accounting adjustments.



                                                                FOR THE PERIOD
                                                                  1/1 - 11/18
                                                               -----------------
                                                                 (IN MILLIONS)
          Salaries and benefits(1)..........................        $   1.8
          Employee and trustee benefits plans(2)............            1.2
          Cemetery management fees(3).......................            0.2
          Real estate and personal property taxes(4)........           (0.9)
                                                                    -------
          Net reduction.....................................        $   2.3
                                                                    -------
                                                                    -------


        --------------------------
        (1) Represents the reduction of executive/owner salaries and benefits from historic levels to new contractual amounts and the reduction of salaries and benefits related to specifically identified job positions that were eliminated and replaced, in part, by the Administrative Services Agreement that was entered into on the Acquisition Closing Date. See 'Certain Related Transactions-- Administrative Services Agreement' and 'Management.'

        (2) Represents the effect of applying purchase accounting to historical benefits plan expense after taking into account that certain plans were terminated, frozen, or otherwise discontinued after the Acquisition Closing Date in accordance with the terms of the definitive agreements relating to the Acquisition. See 'Certain Related Transactions--The Acquisition.'

        (3) Represents the termination of fees payable to trustees and the elimination of cemetery management fees charged by the Mortuary to the Cemetery pursuant to the Operating and Management Agreement that was terminated as of the Acquisition Closing Date. See 'Business--Company Overview.'



        (4) Represents estimated incremental real estate and personal property taxes that will be incurred as a result of the change in status of the Cemetery from a not-for-profit association to a taxable entity.



     The Unaudited Pro Forma Statements of Operations do not give effect to certain additional cost savings resulting from new contractual arrangements involving Rose Hills, Blackstone and Loewen.



                                                                FOR THE PERIOD
                                                                  1/1 - 11/18
                                                               -----------------
                                                                 (IN MILLIONS)
          Overhead allocation(1)............................        $   0.8
          Administrative Services Agreement(2)..............           (0.3)
          Monitoring fee(3).................................           (0.3)
                                                                    -------
          Net reduction.....................................        $   0.2
                                                                    -------
                                                                    -------


        --------------------------

        (1) Represents the elimination of overhead charges allocated by Loewen to the Satellite Properties that were replaced by the Administrative Services Agreement. See 'Certain Related Transactions-- Administrative Services Agreement.'



        (2) Represents base fees payable to Loewen pursuant to the Administrative Services Agreement. See 'Certain Related Transactions--Administrative Services Agreement.'



        (3) Represents monitoring fees payable to an affiliate of Blackstone pursuant to the Shareholder's Agreement that was entered into on the Acquisition Closing Date. See 'Certain Related Transactions--Payment of Certain Fees and Expenses.'



In addition, the Unaudited Pro Forma Statements of Operations do not reflect certain additional cost savings expected to be achieved from the changes in operating strategy described under 'Business Strategy Following Acquisition.'


     Both historical and pro forma selling, general and administrative expenses include non-recurring transaction-related expenses for legal, accounting and investment banking services which amounted to $3.0 million for the year ended December 31, 1996.

     E) Represents the incremental amortization of goodwill resulting from the preliminary allocation of the purchase cost.

                                                                FOR THE PERIOD
                                                                  1/1 - 11/18
                                                               -----------------
                                                                 (IN MILLIONS)
          Pro forma amortization:
            Goodwill(1).....................................        $   2.8
            Covenants not to compete(2).....................            0.2
          Less historical amortization......................           (0.3)
                                                                    -------
          Net adjustment....................................        $   2.7
                                                                    -------
                                                                    -------

        --------------------------
        (1) Represents total pro forma goodwill amortization based upon goodwill of $129.6 million and an amortization period of 40 years.

        (2) Represents total pro forma amortization of covenants not to compete based upon a capitalized valuation of $1.3 million and average term of 5 years.

     F) Interest expense based on the pro forma capitalization of the Company is summarized in the table below.


                                                                FOR THE PERIOD
                                                                  1/1 - 11/18
                                                               -----------------
                                                                 (IN MILLIONS)
          Notes(1)..........................................        $   6.6
          Bank Term Facility(2).............................            5.6
          Commitment fees(3)................................            0.1
          Interest on covenants not to compete(4)...........            0.2
          Less historical interest on debt repaid...........           (2.0)
          Less intercompany interest expense(5).............           (0.1)
                                                                   --------
          Increase in cash interest expense.................           10.4
          Amortization of deferred financing costs(6).......            1.4
          Less historical amortization of deferred financing
            costs...........................................           (0.1)
                                                                   --------
          Total increase in interest expense................        $  11.7
                                                                   --------
                                                                   --------

        --------------------------
        (1) Based on 9.5% Senior Subordinated Notes.

        (2) Pro forma average balances for the Bank Term Facility were determined based on the scheduled maturities. The pro forma average balance for the Bank Term Facility was $74.8 million for the year ended December 31, 1996. Assumes an interest rate of 8.60%.

        (3) Represents a commitment fee of 0.5% applied to the $25.0 million unused portion of the Revolving Credit Facility. The pro forma average balance drawn-down was nil.

        (4) Represents interest at 10% on covenants not to compete.

        (5) Represents the elimination of interest expense on intercompany notes and the interest expense charged by Loewen to the Satellite Properties.

        (6) Deferred financing costs are amortized over the life of the related debt, seven years for the Revolving Credit Facility and the Bank Term Facility and eight years for the Notes.

     A change of 0.125% in the interest rate shown above would change interest expense on the Bank Credit Facilities by $81,800 for the year ended December 31, 1996.

     G) Represents the adjustment required to record income taxes on the pro forma results of operations assuming a 41% combined federal and state income tax rate. Based on estimates of future taxable income, it is Management's opinion that the realization of such tax benefits is more likely than not; however, no assurance can be given as to the levels of taxable income in the future, if any.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                                  THE COMPANY

     As a result of the acquisition transaction as described elsewhere herein, the Company is the successor to the operations of the predecessor Mortuary, Cemetery and the Satellite Properties. As of November 19, 1996, the Company's assets and liabilities were adjusted to their estimated fair values under purchase accounting. In addition, the Company entered into new financing arrangements and changed its capital structure. Accordingly, financial position and results of operations subsequent to November 18, 1996 are not comparable to prior periods. Operations of the Company since November 18, 1996 reflect increased depreciation, amortization, and interest expense. Accordingly, comparative financial information as of and for the three months ended March 31, 1996 has been included on a historical basis for the predecessor Mortuary and Cemetery and are not comparable. Such combined financial data for the predecessor operations has been included solely to facilitate a discussion of the operations from period to period. Such presentation of the 1996 data is pro forma in that generally accepted accounting principles would not allow such combination due to the lack of common ownership of the predecessor operations. The operations of the Satellite Properties for 1996 have been omitted from the presentation on the basis of immateriality.

QUARTER ENDED MARCH 31, 1997 COMPARED TO MARCH 31, 1996

     Revenues for the quarter ended March 31, 1997 increased 50.1% to $17.8 million from $11.9 million for the quarter ended March 31, 1996. Approximately half of the growth was attributed to the acquisition of the Satellite Properties which contributed $3.2 million to the increase. The remainder of the increase was attributed to a 59.6% increase in pre-need cemetery property sales and a 7.9% increase in funeral service revenues. Pre-need property sales increased due to the expansion of products offered on pre-need contracts and the addition of over 100 counselors to the sales force. Funeral service revenue increased due to a price increase of approximately 17% for the average funeral call which was partially offset by a decline in casket sales.

     Gross margins from Cemetery sales increased slightly from 77.9% in the quarter ended March 31, 1996 to 79.9% in the quarter ended March 31, 1997. The increase was due to the increase in the percentage of higher margin pre-need cemetery sales to total cemetery sales and services. Gross margins for funeral services increased from 68.6% in the quarter ended March 31, 1996 to 73.7% in the quarter ended March 31, 1997 due to the price increase.

     Other revenues which include financing, commission, Endowment Care Fund ('ECF') and management fee income was approximately $1.4 million for each period. A reduction in commission income from sales of pre-need funeral service insurance contracts was offset by an increase of $.4 million in earnings from the ECF. The decrease in commission income was due to a change in 1997 sales focus which placed greater emphasis on sales of pre-need property and merchandise contracts and less emphasis on the sale of pre-need funeral service insurance contracts.

     Selling, general and administrative expenses increased 10.3% from $7.4 million at March 31, 1996 to $8.1 million at March 31, 1997. The primary reason for the increase was due to the additions to the sales force which resulted in a net increase in salaries and commissions. As a percentage of net sales, selling, general and administrative expense for the quarter ended March 31, 1997 declined from 62.4% in the quarter ended March 31, 1996 to 45.8%. The decline is attributed to the absorption of the Satellite Property operations within the existing Company corporate infrastructure and additional leverage realized from the increase in pre-need property sales.

     Amortization and interest expense increased $1.1 million and $3.5 million, respectively, for the quarter ended March 31, 1997 compared to March 31, 1996. Amortization, which includes amortization of goodwill and covenants not to compete, increased as a result of the Acquisition Transaction. Interest expense increased due to borrowings incurred under the Company's Bank Credit Agreement and issuance of Notes related to the Acquisition Transaction.

     EBITDA increased to $7.4 million for the quarter ended March 31, 1997 from $2.5 million for the quarter ended March 31, 1996. The increase was primarily a result of (i) an increase in pre-need contract sales (ii) an increase in leverage of existing corporate overhead and (iii) the addition of the Satellite Properties.

PERIOD FROM THE ACQUISITION TRANSACTION, NOVEMBER 19, 1996 THROUGH DECEMBER 31, 1996

     Consolidated revenues and gross profits were approximately $7.0 million and $5.4 million, respectively, for the period.


     The Company reported a consolidated net loss of $0.5 million for the period. The consolidated net loss included $2.0 million of interest expense on borrowings outstanding under the Company's Bank Credit Agreement and Notes, and approximately $0.4 of amortization of goodwill.


                                  THE MORTUARY

GENERAL

     In 1996, the Mortuary performed approximately 5,500 funeral calls and has a current capacity to provide over 30 funeral services per day. The Mortuary provides a complete range of funeral services, including collection of remains, certification of death, embalming, sale of caskets and related merchandise, sale of flowers, visitation facilities and transportation to place of services and to burial site. All funeral arrangements provided to each of the Mortuary's customers are delivered by experienced counselors with the assistance of a centralized computer system.

     The Mortuary began operations in 1956, when the Association recognized that additional revenue opportunities existed in funeral services. The Mortuary was spun off in 1976 as a taxable, for profit, wholly-owned subsidiary of the Association. In 1990, the Association sold the Mortuary business to senior management in a leveraged buyout transaction. During the period from 1990 until the closing of the Acquisition Transaction, the Mortuary operated the Cemetery pursuant to a management agreement between the Mortuary and the Association. In conjunction with the sale of the Mortuary, the Cemetery entered into a covenant not to compete which generated expense to the Mortuary (and income to the Cemetery) through May 1995.

     The Mortuary provides funeral services on both an at-need and pre-need basis. Since 1987, all pre-need funeral services have been funded through the sale by the Mortuary to its customers of a life insurance product provided by ForeThought, a subsidiary of Hillenbrand Industries. Under the ForeThought Plan, the Mortuary is named the beneficiary of the insurance policy but does not recognize funeral service revenue related to the contracted services until such services are provided, although it does recognize commission income upon the sale of such policies. On the date of performance of the prearranged funeral service, the Mortuary recognizes funeral service income and the proceeds received under the policy are applied against the contract. Prior to 1987, the Mortuary also offered trust-backed and debenture-backed pre-need products.

     The following table sets forth certain historical income statement data as a percentage of total sales of the Mortuary:

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     NOVEMBER 18,
                                                 1994     1995         1996
                                                 -----    -----    ------------
Revenues......................................   100.0%   100.0%       100.0%
Gross Profit..................................    73.0%    73.2%        73.1%
Selling, General and Administrative Expense...    48.6%    50.1%        60.4%
Amortization..................................     5.5%     2.3%         0.4%
Interest Expense..............................     9.3%    10.8%         7.0%

RESULTS OF OPERATIONS

     As a result of the acquisition transaction described elsewhere herein, the predecessor operations of the Mortuary are included through November 18, 1996. For purposes of this discussion of predecessor operations the period ended November 18, 1996 is being compared to the year ended December 31, 1995.

THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1995

     Overall, revenues decreased 9.0% to $20.4 million primarily due to the shortened 1996 reference period. Funeral service income during the period ended November 18, 1996 exceeded that of the period ended December 31, 1995 while casket and flower sales were lower. Funeral service income was higher due to a routine increase in the average funeral call price and a 4% increase in case count (through November 1996). Casket sales for the Mortuary in 1996 were lower than in 1995 due to a shift in product mix to lower priced caskets as a percentage of total casket sales. Funeral cost of sales as a percentage of sales decreased by 4.5% while cost of sales of caskets as a percentage of sales increased 1.8%. Overall gross profit margin decreased slightly for the period ended November 18, 1996, while total gross profit decreased $1.5 million as a result of decreased revenues.

     Selling, and General and Administrative expense increased from 50.1% of sales ($11.2 million) last year to 60.4% ($12.3 million) for the period, primarily due to $2.1 million increase in professional services related to the Acquisition Transaction. Amortization of goodwill and other intangibles for the period decreased from last year as a result of a covenant not to compete amortization charge which expired in 1995. A one time charge resulting from a Settlement Agreement between the Association (predecessor owner of the Cemetery assets) and the Mortuary reduced overall operating income by $1.6 million. The settlement charge and increase in professional fees were the primary factors in reducing operating income by $4.0 million or 86.1% from last year.

     Net interest expense decreased $1.3 million from the prior year as a result of lower average debt balances and lower interest rates in 1996 compared to 1995.

1995 COMPARED WITH 1994

      1995 compared to 1994 revenues increased 1.4% to $22.4 million in 1995 from $22.1 million in 1994, primarily due to increased funeral service, casket and flower revenues. The increased funeral revenues resulted from routine service and casket price increases, which more than offset a 1.5% decrease in funeral call volume. Cost of sales and services for the two respective periods, although constant, decreased slightly as a percentage of sales reflecting decreased funeral service margins offset by increased casket margins due to a change in the product mix of caskets offered. As a result, gross profit margins were essentially unchanged at approximately 73.0%. Gross profit rose from $16.1 million to $16.4 million primarily as a result of an increase in revenues.

     Selling, general and administrative expense increased 4.7% to $11.2 million in 1995 from $10.7 million in 1994, primarily due to an increase in personnel expenses and pension costs, partially offset by decreases in advertising and selling expenses and professional services. As a percentage of revenue, selling, general and administrative expense increased from 48.4% to 50.0% during the period from 1994 to 1995. The expiration of the covenant not to compete during the first half of 1995 resulted in a $0.7 million reduction in amortization of goodwill and other intangibles, as compared to the same period in 1994.


     Operating income increased 11.9% to $4.7 million in 1995 from $4.2 million in 1994. Net income decreased 45.5% to $1.2 million in 1995 from $2.2 million in 1994. The primary reasons for the decrease in net income relative to the increase in income from operations were $1.1 million of income tax expense following the Mortuary's restructuring in early 1995 and $0.4 million of additional interest expense as a result of a higher average debt balance related to that restructuring. Prior to the restructuring, the Mortuary was operated as a limited partnership and had no entity tax charge.

                                  THE CEMETERY

GENERAL

     The Cemetery is the largest single location cemetery in the United States, consisting of approximately 1,418 acres, 698 of which are developed cemetery property and the remaining 720 of which have been permitted as cemetery property. Since its founding in 1914, the Cemetery has performed over 300,000 interments, approximately 9,000 of which were performed in fiscal 1996. The Cemetery provides a complete line of cemetery products, including a selection of grave sites, crypts and niches (sold on both an at-need and pre-need basis) as well as vaults, memorials and burial and cremation services on an at-need basis. The sale of pre-need property accounted for approximately 46% of the Cemetery's revenues during the 1995 fiscal year.

     Although the Cemetery is non-sectarian, in order to better serve its diverse customer base it has developed many lawn areas for use by particular ethnic, religious or fraternal organizations. The Cemetery also has nine non-denominational chapels including the SkyRose Chapel, a newly constructed 350 seat chapel and mausoleum designed by award-winning architect Fay Jones, eight additional mausoleums and a crematory. Construction has also commenced on a pagoda-style columbarium and stupa garden which is expected to be completed within thirteen months. In conjunction with the sale of the Mortuary in 1990, the Cemetery entered into a covenant not to compete which generated income to the Cemetery (and expense to the Mortuary) through May 1995.

     The following table sets forth certain historical income statement data as a percentage of total sales and services of the Cemetery:

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     NOVEMBER 18,
                                                 1994     1995         1996
                                                 -----    -----    ------------
Total sales and services......................   100.0%   100.0%       100.0%
Gross profit..................................    75.7%    80.3%        79.6%
Selling, general and administrative
  expenses....................................    94.2%    82.8%        83.2%

Amortization..................................     9.9%     1.2%         0.0%
Interest expense..............................     0.8%     1.0%         0.5%

RESULTS OF OPERATIONS

     As a result of the acquisition transaction described elsewhere herein, the predecessor operations of the Cemetery are included through November 18, 1996. For purposes of this discussion of predecessor operations the period ended November 18, 1996 is being compared to the year ended December 31, 1995.

THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1995

     Revenues (including cemetery sales and services, finance income, and Endowment Care Fund income) decreased 11.2% from $22.0 million in 1995 to $19.1 million for the period ended November 18, 1996 compared to 1995. The primary reason for the overall decline in sales was due to the shortened 1996 reference period. Property sales decreased 16.2% from $13.0 million in 1995 to $10.9 in the period ended November 18, 1996. In addition to the shortened period, other factors affecting sales included a slower pace of group and premium sales. Other cemetery sales and services, consisting of revenues relating to the opening and closing of graves, and sales of markers and vaults decreased by 8.8% from $9.1 million in 1995 to $8.3 million in the 1996 period. The number of interments through November 1996 was 1.8% higher than the comparable period in the prior year. Earnings from the Endowment Care Fund and interest income earned from financing contracts increased from $2.6 million in the prior full year to $2.8 million in the 1996 period due to a higher percentage of the the Fund's portfolio having been invested in fixed income securities. The gross profit margins of 79.6% for the 1996 period approximated the prior full year gross margin.

     Selling, and general and administrative expenses decreased to $16.0 million in 1996 from $18.3 million in 1995. In addition to the shortened reference period, the 13% reduction was also attributable to reduced personnel, advertising, selling, and public relations expenses partially offset by a $0.4 million charge relating to the curtailment of pension plan. As a percentage of sales and services, selling, and general and administrative expenses increased from 82.8% to 83.2%.

     Operating income of $2.1 million for the period ended November 18, 1996 approximated that of the year ended December 31, 1995. 1996 period net income of $2.1 million approximates that of 1995.

1995 COMPARED WITH 1994

     Revenues increased 9.4% to $24.7 million in 1995 from $22.3 million in 1994. Cemetery property revenue increased 18.2% from $11.0 million to $13.0 million. The increase in cemetery property sales resulted primarily from a higher number of group and premium property sales as compared to 1994. Other cemetery sales and services increased 3.4% from $8.8 million in 1994 to $9.1 million in 1995. Although the actual number of burials at the Cemetery declined in 1995 relative to 1994, by approximately 3%, an increase in the prices of cemetery services and commodities more than offset the reduction in the number of burials. Cemetery property and other cemetery sales and services revenues increased primarily as a result of a number of large group and premium sales and routine price increases. Revenues from the Fund and interest income earned on financed contracts remained constant from $2.6 million to $2.5 million. Fund income decreased 6.1% primarily due to a higher percentage of the portfolio being invested in equity securities at lower dividend yields than the fixed income securities formerly held by the Fund. Gross profit margins increased from 75.7% in 1994 to 80.3% in 1995. Gross profit increased from $14.9 million to $17.8 million in 1995 primarily as a result of an increase in revenues derived from significant premium property sales.

     Selling, general and administrative expenses decreased to $18.3 million in 1995 from $18.6 million in 1994, a decrease of 1.6%. The decrease was primarily due to a non-recurring charge of approximately $0.9 million in 1994 related to a writedown of property, plant and equipment. As a percentage of sales and services, selling, general and administrative expense decreased to 82.8% in 1995 from 94.2% in 1994. The significant decrease in selling, general and administrative expense as a percentage of revenues was due to a nonrecurring charge, referred to above, in 1994 and higher revenue in 1995. The termination of the covenant not to compete with the Mortuary in May 1995 resulted in a $1.7 million reduction in operating income from 1994 to 1995.

     Operating income was $2.1 million in 1995, an increase of $3.2 million compared with operating loss during 1994 of $1.1 million. As noted above, this increase was primarily attributable to the increase in sales and gross profit in 1995 as well as the absence of the non-recurring charge incurred in 1994 being partially offset by the loss of $1.7 million of covenant not to compete income. A decrease of $0.6 million in other income and a decrease of $1.2 million in income tax expense on income earned under the covenant not to compete resulted in a net increase in 1995 income relative to 1994 of $2.0 million. Consequently, net income increased to $2.3 million in 1995 compared to $0.2 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The primary source of cash for the Company is funds provided by operating activities of the predecessor Cemetery, Mortuary and Satellite Properties and the proceeds from long-term indebtedness. For the periods ended December 31, 1996 and March 31, 1997, operating activities generated $.2 million and $.8 million in cash, respectively. Cash from operating activities was reduced by $2.0 million in interest expense for the period ended November 18, 1996 and $3.9 million for the period ended March 31, 1997.

     The primary uses of cash will be principal payments on outstanding long-term indebtedness and capital expenditures as permitted under the terms of bank agreements. The Company estimates its current year capital expenditures of approximately $3.0 million will be used primarily for the repair and improvement of existing infrastructure and cemetery grounds, as well as the addition of rolling stock.


     As a result of the Acquisition Transaction and the application of proceeds therefrom, the Company's total outstanding indebtedness approximately $160.0 million as of March 31, 1997. As of March 31, 1997, the Company also has $25.0 million of borrowing capacity available under the Revolving Credit Facility. Management believes that, based upon current levels of operations and anticipated growth and the availability under the Revolving Credit Facility, it can adequately service its indebtedness. If the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet such obligations, the company may be required to take certain actions, including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity in order to avoid an Event of Default. There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations.

     The Company and its Subsidiaries are subject to certain restrictive covenants contained in the Indenture, including, but not limited to, covenants imposing limitations on the incurrence of additional indebtedness; certain payments, including dividends and investments; the creation of liens; sales of assets and preferred stock; transactions with interested persons; payment restrictions affecting subsidiaries; sale-leaseback transactions; and mergers and consolidations. See 'Description of Exchange Notes--Certain Covenants.' In addition, the Bank Credit Agreement contains certain restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Exchange Notes), pay dividends or make certain restricted payments, create liens on assets, engage in mergers or acquisitions or enter into leases or transactions with affiliates. See 'Description of Bank Credit Facilities--Covenants.'

                                    BUSINESS

COMPANY OVERVIEW

     The Issuer, a Delaware corporation, was formed in 1996 to acquire Rose Hills, which is the largest single location cemetery and funeral home combination in the United States. As a result of the Acquisition of Rose Hills and the Satellite Properties, the Company owns a strategic assembly of cemeteries and funeral homes in the greater Los Angeles area that, in addition to Rose Hills, includes a group of 14 surrounding funeral homes and two cemetery and funeral home combination properties located in Los Angeles, San Bernardino and northern Orange Counties. Rose Hills is situated less than 14 miles from downtown Los Angeles on approximately 1,418 acres of permitted cemetery land near Whittier, California. The Cemetery and Mortuary have been continuously operating since 1914 and 1956, respectively. During the period from 1990 until the Acquisition Closing Date, the Cemetery and Mortuary functioned as separate entities, with the Cemetery owned by a not-for-profit association and the Mortuary owned by a closely held corporation controlled by previous management.

     Pursuant to an Operation and Management Agreement (the 'Management Agreement'), during the period commencing October 1989 until the Acquisition Closing Date, the Mortuary operated and managed the Cemetery for the Association. In connection with the Management Agreement, certain senior officers of the Mortuary agreed to work exclusively for the Association. The Association paid the Mortuary certain management and other incentive based fees in payment for services provided by the Mortuary under the Management Agreement.

     In 1996, the Cemetery sold approximately 9,600 pre-need and approximately 1,300 at-need cemetery grave sites and performed approximately 9,000 interments. In 1996, the Mortuary performed approximately 5,500 funeral calls and sold approximately 3,300 funeral services on a pre-need basis. Since its founding, Rose Hills has performed more than 300,000 interments at the Cemetery, and has the capacity for more than one million additional interments (without taking into account measures that might be undertaken to increase capacity). The Satellite Properties, which were acquired by Loewen between 1990 and 1995, were contributed to the Company as part of the Acquisition Transaction. In 1996, the Satellite Properties performed approximately 3,800 funeral calls and 500 interments. Since the Acquisition Transaction, the Company has been managed by a single management team which includes certain members of the previous management of Rose Hills, a newly hired senior sales executive with over 25 years of experience in the industry and a new Chief Financial Officer with 19 years of finance and accounting experience. The Company also benefits from the strength of Loewen's management team through the Administrative Services Agreement.

     Management believes that the integration of the Satellite Properties with Rose Hills effected through the Acquisition Transaction will enable the Company to take advantage of the benefits of 'hub and spoke clustering,' including opportunities to share personnel, vehicles and other key resources, and implement revenue enhancing cross-marketing programs. Management anticipates that such an integration will create a group of funeral homes and cemeteries capable of serving the majority of the greater Los Angeles metropolitan area, a region with a population of more than 9.2 million. In addition, the Company intends to leverage Rose Hills' outstanding reputation in the region by using the Rose Hills name at many of the Satellite Properties. Management also expects to generate significant additional cost-savings through the implementation of the Administrative Services Agreement.

     The principal executive offices of the Company are located at 3888 South Workman Mill Road, Whittier, California 90601 and its telephone number is (562) 692-1212.

THE FUNERAL SERVICE AND CEMETERY INDUSTRY AND LOCAL CHARACTERISTICS


     The funeral service and cemetery industry historically has been characterized by low business risk compared with most other businesses. According to the Business Failure Record published by The Dun & Bradstreet Corporation, the average business failure rate in the United States in 1996 was 80 per 10,000. The 1996 failure rate of the funeral service and crematoria industry was only 12 per 10,000, 85% lower than the average rate and among the lowest of all industries. This low failure rate can be attributed to a number of factors, including stable demand in the industry, positive demographic trends and the low rate of new market entrants due to the length of time required to establish community acceptance.


     In the last 15 years, demand has grown steadily at a 1% compound annual growth rate while the aggregate number of funeral homes has remained relatively constant. Future demographic trends are expected to contribute to the continued stability of the funeral service industry. The first members of the 'Baby Boom' generation began to turn 50 in 1996 and are advancing into the prime savings and planning phases of their lives. The Census Bureau projects that the segment of the United States population over 65 years old, which presently totals 34 million, will more than double in size to over 73 million. Over the next 15 years, the aging of this population is expected to outweigh the effects of increased life expectancies. The Census Bureau projects that the number of deaths in the United States will grow at approximately 1% annually through 2010.


     A Wirthlin Group study conducted in 1995 concluded that the three most important factors in selecting a funeral home are that it had previously served the family, was close to the respondent's residence and had a strong reputation in the community. Fewer than 5% of the respondents to the Wirthlin study specified price as an important factor in selecting a funeral home. The relationship between reputation and market share is an important competitive advantage for existing funeral homes in that until a new market entrant is able to establish the community reputation necessary to gain market share, existing homes will retain considerable pricing flexibility.



     The Company attracts customers from a geographic region encompassing substantially all of Los Angeles County and the northern portion of Orange County. According to statistics compiled by the State of California Department of Health Services and the Census Bureau, the estimated population of Los Angeles County was approximately 9.4 million people (3.1 million households) in 1996. Approximately 16.5% of this population was age 55 or older. The death rate in Los Angeles County (approximately 62,000 in 1996) has demonstrated stability from year to year over the last decade and the number of deaths is expected to increase in step with the 1% annual projected population growth in Los Angeles County over the next five years.


BUSINESS OPERATIONS

  Mortuary Operations

     In 1996, the Mortuary performed approximately 5,500 funeral calls and has a current capacity to provide over 30 funeral services per day. The Mortuary provides a complete range of funeral services, including collection of remains, certification of death, embalming, sale of caskets and related merchandise, sale of flowers, visitation facilities and transportation to place of services and to burial site. All funeral arrangements provided to each of the Mortuary's customers are provided by an experienced counselor with the assistance of a centralized computer system.

     The Mortuary began operations in 1956, when the Association recognized that additional revenue opportunities existed in funeral operations. As the division's success continued, the Mortuary was spun off in 1976 as a taxable, for profit, wholly-owned subsidiary of the Association. In 1990, the Association sold the Mortuary business to senior management in a leveraged buyout transaction. During the period from October 1989 through the Acquisition Closing Date, pursuant to the Management Agreement, the Mortuary also operated the Cemetery.

     The Mortuary provides funeral services on both an at-need and a pre-need basis. Since 1987, all pre-need funeral services have been funded through the sale by the Mortuary to its customers of a life insurance product called ForeThought. Under the ForeThought Plan, the Mortuary is named the beneficiary of the insurance policy but does not recognize funeral service revenue related to the contracted services until such services are provided, although it does recognize commission income upon the sale of such policies. On the date of performance of the prearranged funeral service, the Mortuary recognizes funeral service income and the proceeds received under the policy are applied against the contract. Prior to 1987, the Mortuary also offered trust-backed and debenture-backed pre-need products.

     The Satellite Properties consist of 14 funeral homes and two combination properties located in Los Angeles, San Bernardino and northern Orange Counties which provide a wide variety of funeral services to various communities in such counties. While the demographics of the population served by the Satellite Properties, taken as a whole, are generally similar to that of Rose Hills' clients, the smaller size and long-standing local reputations of the various Satellite Properties have led each of such properties to develop a demographically unique client base within its particular community. Therefore, as a result of this extended cluster of funeral service providers as well as the ability of particular Satellite Properties to meet special needs of local communities, Management believes that the acquisition of the Satellite Properties will permit the Company to access a base of mortuary clients that it was previously unable to develop solely from its location near Whittier.

  Cemetery Operations

     The Cemetery is the largest single location cemetery in the United States. The Cemetery consists of approximately 1,418 acres, 401 of which have been developed and sold, 297 of which are developed unsold cemetery property and the remaining 720 of which have been permitted as cemetery property. Since its founding in 1914, the Cemetery has performed over 300,000 interments, of which approximately 9,000 were performed in 1996. The Cemetery provides a complete line of cemetery products (including a selection of burial spaces, vaults, crypts, memorials and niches) and burial and cremation services on both an at-need and pre-need basis. The sale of pre-need property arrangements accounted for approximately 52% of the Cemetery's total revenues during 1996.

     Although the Cemetery is non-sectarian, in order to better serve an increasingly diverse customer base, the Cemetery has developed and offers many lawn areas for use by particular ethnic, religious and fraternal organizations in addition to its nine non-denominational chapels including the newly constructed SkyRose Chapel, a 350 seat chapel and mausoleum designed by architect Fay Jones, eight additional mausoleums and a crematory. In addition the Company is cooperating with IBPS in developing a pagoda-style columbarium and stupa gardens the completion of which should occur within thirteen months.

PROPERTIES

     The property on which the Cemetery is located, and which the Company acquired in the Acquisition, consists of approximately 1,418 acres, 401 of which have been developed and sold as Cemetery properties, 297 of which are developed unsold cemetery property and the remaining 720 of which have been permitted as cemetery property. Also located on the grounds of Rose Hills are eight chapels which seat over 1,100 people in the aggregate, eight mausoleums, 39 visitation rooms, a crematory and a 43,460 square foot administrative building. In addition to the above facilities the Company has recently completed the construction of the SkyRose Chapel, a 26,490 square foot chapel and mausoleum facility and has commenced construction pursuant to a development agreement with IBPS under which the Company (i) granted IBPS the interment rights with respect to 4.5 acres of Cemetery property and agreed to contribute to IBPS's development of a 16,000 square foot columbarium and surrounding stupa gardens and (ii) granted IBPS a seven-year option to build a second columbarium on an adjacent 2.7 acre site. In exchange for these rights, IBPS agreed to pay the Company approximately $1.4 million. IBPS paid $160,000 upon execution of the development agreement and will pay 10% of the gross revenues received by IBPS from the sale of niches for seven years, and any remaining balance will be paid on January 1, 2003. In addition, IBPS will pay the Company $75 per lot on the first 5,000 cemetery lots sold and

$50 per lot thereafter.

     In connection with the Acquisition, the Company was granted an option, exercisable for a period of three years after the Acquisition Closing Date, to purchase from the Association an additional 75 acres of permitted cemetery property located in Los Angeles County, for an aggregate price of $18.2 million.

     The Mortuary's facilities consist of 6.2 acres of land, a two-story, 74,000 (inclusive of relevant properties above) square foot mortuary and administrative building, an adjacent flower shop and storage facilities.

     The Satellite Properties, which were conveyed by Loewen to the Company in the Acquisition Transaction, consist of the funeral homes and combination properties located in the cities listed below.

NAME                                               LOCATION
-------------------------------------------------  -----------------------------
Custer Christiansen (five funeral homes)           West Covina, Covina,
                                                     Glendora, LaPuente (two
                                                     locations)
White's Funeral Home                               Bellflower
Neels-Brea Funeral Home                            Brea
Dimond & Sons-Mettlor Chapel                       Garden Grove
Shannon-Donegan Chapel                             Orange
San Fernando Mortuary                              San Fernando
Glasband-Willen Mortuaries(1)                      West Hollywood

NAME                                               LOCATION
-------------------------------------------------  -----------------------------
Colton Funeral Chapel                              Colton
Grove Colonial Mortuary                            San Bernardino
Richardson-Peterson Mortuary                       Ontario
Harbor Lawn(2)                                     Costa Mesa
Melrose Abbey (including Angels Lawn Cemetery)(3)  Anaheim

------------------
(1) 95% owned by the Company.
(2) Combination property located on 28 acres; includes a cemetery and crematory.
(3) Combination property located on 20 acres; includes a cemetery.

     The facilities of ten of the Satellite Properties are owned by the Company and the facilities of the remaining six Satellite Properties are leased by the

Company.

BUSINESS STRATEGY

     Management believes that, when measured by such factors as tradition, heritage, reputation, physical size, business volume, name recognition, aesthetics and potential for development or expansion, Rose Hills is one of the country's premier cemetery and funeral home facilities. Management's strategy is to build market share, enhance revenue and maximize profitability by leveraging these qualities with the additional opportunities made available by the clustering of the Satellite Properties. The principal components of the Company's growth strategy consist of the following: (i) continue Rose Hills' tradition of providing high quality funeral and cemetery services; (ii) significantly enlarge Rose Hills' commission-based cemetery pre-need sales force and implement programs to increase revenues per pre-need sale; (iii) introduce a focused effort to provide existing pre-need Cemetery customers an opportunity to purchase additional and/or improved merchandise and services; (iv) increase funeral market share through the integration of and cross-marketing with the Satellite Properties; (v) capitalize on the clustering advantages available through the integration of the Satellite Properties; (vi) reallocate the assets of the Fund from equities to fixed income securities in order to increase the income from such fund available to be paid to the Company; and (vii) implement other profit enhancing measures, including the use of Loewen's proven merchandising and cost reduction programs through the Administrative Services Agreement.


CONTINUE ROSE HILLS' TRADITION OF QUALITY SERVICE: Rose Hills has served the greater Los Angeles area since 1914 and has built a favorable reputation within its surrounding communities. In 1996, Rose Hills performed approximately 9,000 interments, a volume equal to more than 14% of all deaths recorded in Los Angeles County in 1996. Despite its already strong market position, Rose Hills has continued to develop its infrastructure in order to improve its ability to serve the diverse population of the greater Los Angeles area. For example, construction of the SkyRose Chapel, a 350 seat chapel and mausoleum designed by award-winning architect Fay Jones was officially opened on May 30, 1997. Management intends to market use of the SkyRose Chapel to the upper-income segment of its customer base and, in conjunction with this effort, is developing premium burial lawns on approximately 15 acres immediately surrounding the SkyRose Chapel. In addition the Company is cooperating with IBPS in developing a pagoda-style columbarium and stupa gardens on Cemetery grounds. The columbarium is expected to be the largest of its kind in the United States, and Management believes the columbarium will significantly increase Rose Hills' appeal to the large Asian population in the Los Angeles area.


EXPAND CEMETERY PRE-NEED SALES: Management believes that the Company can realize significant near-term revenue growth through an increased emphasis on the sale of Cemetery pre-need arrangements. Management also believes that Cemetery pre-need sales not only secure additional Cemetery market share, but also considerably enhance the long term revenue potential of its properties. Management plans to increase revenues per pre-need sale through a combination of selling Cemetery merchandise and services along with grave sites (prior to the Acquisition, it was Rose Hills' policy to sell only grave sites on a pre-need basis), expanding the range of higher margin product offerings and selectively increasing prices to competitive levels. In addition, Management intends to increase the volume of pre-need sales by expanding the Company's pre-need cemetery salesforce from approximately 120 prior to the Acquisition to approximately 140 persons.

     Since joining Loewen in early 1995, Loewen's cemetery management team has increased same-store revenue and gross margin at Loewen's cemeteries. Loewen cemetery revenue and gross margin for the nine months ended September 30, 1996 in comparison to the nine months ended September 30, 1994, for locations in operation for all of the nine months ended September 30, 1996 and 1994, increased by 50% and 122.3%, respectively. Management plans to employ a variety of sales management techniques currently utilized at Loewen to enhance salesforce productivity. Since the Acquisition, the Company has been managed by a single management team which includes certain members of the previous management of Rose Hills a newly hired senior sales executive with over 25 years of experience in the industry and a new Chief Financial Officer with 19 years of finance and accounting experience. The Company also benefits from the strength of Loewen's cemetery management team through the Administrative Services Agreement.

PROVIDE EXISTING CEMETERY PRE-NEED CUSTOMER BASE WITH ADDITIONAL BUYING
OPPORTUNITIES: Rose Hills has been marketing pre-need cemetery property since 1930 and currently has approximately 255,000 individual lots which have been sold to customers on a pre-need basis but have not yet been utilized. Historically, the Cemetery's pre-need focus has been almost exclusively on the sale of grave sites, such as cemetery plots, niches or crypts. Management estimates that approximately 85% of the Cemetery's pre-need customers have completed payments on their grave sites but have not yet purchased pre-need cemetery merchandise such as vaults or markers or interment services from Rose Hills. As a result, Management believes that there is a significant opportunity to provide existing pre-need Cemetery customers, who are already committed to Rose Hills, with the opportunity to purchase such additional merchandise and interment services on a pre-need basis. The Company will hire and train approximately 30 salespersons (in addition to the increase of 20 salespersons described above) who will focus on selling pre-need cemetery merchandise and interment services to Rose Hills' existing Cemetery pre-need customer base.

INCREASE FUNERAL MARKET SHARE: Historically, the Cemetery has been competitive over a broader geographic area than the Mortuary. While Management considers the Cemetery to be very competitive within a 20 mile radius of the site, the Mortuary's customer base is drawn primarily from within a 10 mile radius. The Mortuary's narrower geographic reach reflects the different customer selection criteria for funeral homes and cemeteries. Industry research indicates that proximity is much more important in consumer selection of a funeral home than a cemetery, and lack of proximity is a key reason given by Cemetery customers of Rose Hills for selecting a funeral services provider other than the Mortuary. Management intends to leverage Rose Hills' strong heritage and name recognition by incorporating the Rose Hills name into certain of the Satellite Properties.

In addition, Management intends to utilize the existing Cemetery pre-need customer base as a source of leads for the Satellite Properties' funeral pre-need marketing efforts. Management believes that this strategic integration of the Satellite Properties with Rose Hills will broaden the geographic scope of the Company's funeral home operations and thereby increase the Company's ability to capture the funeral business of Cemetery customers who do not live in close proximity to Rose Hills but do reside in an area served by one of the Satellite Properties.

     In addition, Management believes that an increased emphasis on pre-need sales of funeral services can enhance the Company's revenues and market share. In 1996, the Mortuary performed approximately 5,500 funeral calls, which is equal to approximately 60% of the approximately 9,000 interments performed at the Cemetery, compared to an industry average of 80%. Enhanced pre-need selling efforts for the Mortuary are designed to significantly improve the productivity of its sales force and bring the 60% ratio closer to the industry average.

CAPITALIZE ON CLUSTERING OPPORTUNITIES: The proximity of the Satellite Properties to Rose Hills will enable the facilities to create a 'cluster' capable of sharing resources and facilities. The Company's new operating structure is designed to maximize such sharing opportunities between the Satellite Properties and Rose Hills. Operating as a cluster will enable many of the Company's facilities to share vehicles, equipment and employees, to reduce administrative expense, to centralize embalming, staffing and other services and to pool inventories of caskets and other merchandise. The Company will also initiate cross-marketing programs such as advertising and merchandising programs to increase market share. Management believes it can significantly reduce the Company's operating expenses and increase cash flow by implementing these cross-marketing and cost-saving initiatives. In the future, the Company will also pursue an opportunistic acquisitions strategy in order to expand the benefits of its clustered operation.

REALLOCATE THE ASSETS OF THE ENDOWMENT CARE FUND: The Company expects to increase revenue derived from the Fund by changing the Fund's investment policies. In accordance with California State regulations, the Cemetery collects and deposits into the Fund a required amount of cash from every grave site sold for the continued maintenance of the Cemetery. As of March 31, 1997, the Fund had total assets of approximately

$54.2 million. By law, up to 100% of the investment income from the Fund may be distributed for the development, improvement, embellishment and maintenance of the Cemetery. The Fund trustees appointed by the Association have from time to time invested the majority of the Fund in equity securities. This investment strategy limited the Fund's distributable income to the dividend yield of its portfolio. The Company has recently begun to pursue a more conservative policy by generally limiting the investments of the Fund's portfolio to fixed income securities with at least investment grade credit ratings. Management believes that this change in investment strategy will maximize the Fund's distributable income. By way of illustration, if the Fund were to realize a return on its income generating assets with a fair market value of $54.4 million as of

December 31, 1996 equivalent to the current return on five-year U.S. Treasury Securities (6.21% per annum as of December 31, 1996) plus 75 basis points, the Cemetery would have recognized annual Fund investment income of approximately $3.8 million, as compared to the $2.6 million it actually generated in 1996, an increase of $1.2 million.

LOEWEN ADMINISTRATIVE SERVICES AGREEMENT AND OTHER PROFIT ENHANCEMENTS: Since the Acquisition, pursuant to the Administrative Services Agreement, Loewen has undertaken some of the Company's administrative functions including: accounting services, computer, telecommunications, general operations support, legal services, environmental compliance, regulatory compliance, employee training and corporate development. In addition, Loewen provides management expertise in planning MIS, sales, tax, and fund management strategy. The Company also benefits under the Administrative Services Agreement from access to some of Loewen's vendor agreements. Management believes that the Administrative Services Agreement will provide considerable savings in terms of administrative personnel at Rose Hills and further decrease the Company's ongoing operating expenses. By leveraging the Loewen corporate infrastructure, Management believes the Company will gain competitive advantages in terms of operating and sales expertise.

COMPETITION

     The Company competes with a number of sectarian and nonsectarian mortuaries and cemeteries in the greater Los Angeles area. Mortuary competition is primarily from small, local mortuaries that attract customers through the personal reputation of the funeral director and their ability to tailor their services to their local ethnic, religious or fraternal communities. Cemetery competition comes primarily from Forest Lawn, Inglewood, Oakdale, Live Oak and Memory Gardens cemeteries, as well as a number of cemeteries owned by the Catholic Church. The Company's primary methods of competition in both its mortuary and cemetery operations consist of building goodwill in the community by continually strengthening and leveraging its heritage and name recognition and developing its infrastructure to further improve its ability to serve the diverse population of the greater Los Angeles area. See 'Business--Business Strategy.' The Company also faces competition from large 'consolidators' in the industry which seek to reap profits from an acquisition and consolidation strategy. Such competitors include several large, publicly-traded funeral services companies, including Service Corporation International, Stewart Enterprises, Inc. and Equity Corporation International.

REGULATION

     The Company's funeral home operations are regulated by the Federal Trade Commission ('FTC'), which administers the Trade Regulation Rule on Funeral Industry Practices (the 'Funeral Rule'), which became effective on April 30, 1984, and was revised as of July 19, 1994. The Funeral Rule defines certain acts and practices in connection with the provision of funeral goods or services as unfair or deceptive and sets forth various requirements intended to prevent such unfair or deceptive acts and practices. The Company also must comply with other federal legislation, including the Americans with Disabilities Act and regulations administered by the Occupational Safety and Health Administration.

     The Company's operations also are regulated by the State of California, which regulates the sale of pre-need cemetery and funeral services. California state regulations require, among other things, that a portion of the funds received by the Company in connection with all cemetery sales be deposited in an endowment care fund. The principal of such endowment care fund must be invested and the income from such investment may be used only for the development, improvement, embellishment and maintenance of the cemetery. California state regulations also require that money received from the sale of pre-need funeral service contracts be held in trust until the services are delivered, that such contracts may be cancelled by the customer at any time prior to the delivery of such services and that upon any such cancellation the principal and interest of such trust (less, in certain cases, a revocation fee) be repaid to the customer.

     The Company believes that it is currently in substantial compliance with the Funeral Rule and all other applicable federal, state and local laws and regulations.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local environmental laws and regulations, including those pertaining to remediation of hazardous substances and protection of endangered or threatened species. These laws and regulations may require the Company to incur compliance, remediation and other costs from time to time or restrict development in certain environmentally sensitive areas.

     Environmental audits of the Company's various properties were conducted in connection with the Acquisition Transaction. In connection with the Cemetery and Mortuary, Management is aware of certain areas, including certain solid waste disposal areas, that will require remediation. However, pursuant to an Environmental Compliance Agreement entered into between the Association and the Company, the Association has agreed to pay or indemnify the Company for certain costs relating to such remediation at some of these areas. In connection with the Satellite Properties, Management is also aware of certain areas which may have been contaminated from former or adjacent underground storage tanks.

     In addition, two of the Company's properties are located in or near areas of regional groundwater contamination. Although the Company has been requested to submit information in connection with contamination at one of these areas, the Company believes its operations have not contributed to the regional groundwater contamination in either of these areas.

     Although there can be no assurance, Management does not believe that the above or other environmental matters affecting the Company will have a material adverse effect on the Company's financial condition.

EMPLOYEES

     The Company currently employs approximately 653 people. Management believes that the Company's relationship with employees is good.


     In December 1993 the National Labor Relations Board ('NLRB') certified the Teamsters Union as the collective bargaining representative of 57 employees in the Company's Park Department. In December 1994, certain of these employees petitioned the NLRB to hold an election regarding decertifying the union. During the same period the Teamsters filed numerous unfair labor practice charges against the Company with the NLRB. On April 29, 1996, the NLRB General Counsel issued a Consolidated Amended Complaint and Notice of Hearing on certain of the union's charges. In April 1997 the Administrative Law Judge issued an unfavorable decision regarding the unlawful termination of the two employees and a favorable decision in the alleged failure to recognize and bargain in good faith with the union. In reviewing the decision of the Administrative Law Judge counsel has advised the Company that an error with respect to certain interpretations of the law may have been made. Based upon this advice counsel in May 1997 filed on behalf of the Company an exception brief to the NLRB seeking a complete reversal of the former decision. In June 1997 the NLRB counsel submitted an answering brief to the exceptions in the brief filed on behalf of the Company and an ultimate decision is expected within the next 45 days. In accordance with its normal practice, the NLRB has not acted on the employees' petition for a decertification election because of the pending unfair labor practice charges. The Company believes that these charges are without merit and intends to contest them vigorously. Although there can be no assurances, the Company does not believe that the outcome of the proceeding with regard to these charges will have a material adverse effect on the Company's financial condition.

LITIGATION

     The Company is a party to certain legal proceedings in the ordinary course of its business. Management does not expect that the outcome of any such proceedings will have a material adverse effect on the Company's financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Company's executive officers directors, and their ages as of January 1, 1997, are as follows:

NAME                    AGE  POSITION
----------------------- ---  ---------------------------------------------------
Chinh E. Chu...........  30  Director; Secretary
David I. Foley.........  29  Director
Mark Helmintoller......  47  Regional Vice President, Sales
Kenton C. Woods........  42  Senior Vice President; Chief Financial Officer
Howard A. Lipson.......  32  Director
Douglas McKinnon.......  52  Director
Lawrence Miller........  47  Director; Chairman Elect
Kendall E. Nungesser...  49  Director; President; Chief Executive Officer
Dennis C. Poulsen......  54  Director; Chairman

     The business experience of each of such executive officers and directors is set forth below.

     Chinh E. Chu is a Managing Director of The Blackstone Group L.P., which he joined in 1990. Prior to joining Blackstone, Mr. Chu was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. from 1988 to 1990. He currently serves on the Board of Directors of Prime Succession Inc.

     David I. Foley is an Associate at The Blackstone Group L.P., which he joined in 1995. Prior to joining Blackstone, Mr. Foley was a member of AEA Investors, Inc. and The Monitor Company.

     Mark Helmintoller became Regional Vice President, Sales of the Issuer upon consummation of the Acquisition. He has spent his entire professional career in the deathcare industry. Prior to joining Rose Hills, Mr. Helmintoller worked for Service Corporation International as its regional sales manager for Brevard County, Florida. Mr. Helmintoller joined Service Corporation International in 1995 when it acquired his previous employer, Gibralter Mausoleum, where he had worked in various positions since 1985.

     Howard A. Lipson is Senior Managing Director of The Blackstone Group L.P., which he joined in 1988. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. He currently serves on the Board of Directors of UCAR International Inc., Volume Services, Inc., AMF Group Inc., Ritvik Holdings, Inc., and Prime Succession Inc.

     Douglas McKinnon joined Loewen in April 1996 and as Executive Vice President is responsible for overseeing Loewen's organizational structure and providing direction and support to senior management. Mr. McKinnon has over 20 years of experience in senior executive roles, including the position of President of Paperboard Industries Corporation in Mississauga, Ontario.

     Lawrence Miller is Executive Vice President, Operations for Loewen. Mr. Miller was President of Osiris Holding Corporation from 1988 to 1995 when Osiris joined Loewen. From 1972 to 1988 Mr. Miller was President of Morlan International, a cemetery and funeral service company.

     Kendall E. Nungesser became President and Chief Executive Officer of the Issuer upon consummation of the Acquisition. He joined Rose Hills in 1987 and has extensive experience at both operational and financial levels. Prior to joining Rose Hills, he functioned as the Executive Manager, Chief Financial Officer and a Director of Los Alamitos Race Course. He successfully managed the merger of Los Alamitos Race Course with Hollywood Park Race Course and was named Vice President and Chief Financial Officer of Hollywood Park Race Course.

     Dennis C. Poulsen became the Chairman of the Issuer upon consummation of the Acquisition. Mr. Poulsen joined Rose Hills in 1981 and became President in 1984. Prior to joining the Company, Mr. Poulsen was employed by INA Corporation and Transamerica Corporation, and is a past director of the American Cemetery Association. Mr. Poulsen is a member of the American, California and Los Angeles Bar Associations. His community activities include serving as a director and Chairman of the Los Angeles Chamber of Commerce in 1997.

     Kenton C. Woods became Senior Vice President and Chief Financial Officer of the Issuer on May 19, 1997. Prior to joining the Issuer, Mr. Woods served in senior financial positions at Baskin-Robbins, a wholly-owned subsidiary of Allied Domecq Plc., including Vice President-Finance, CFO and Corporate Controller. Mr. Woods also spent 10 years with KPMG Peat Marwick LLP and is a Member of the California Society and American Institute of Certified Public Accountants.

     Under the Shareholders' Agreement described below (see 'Certain Related Transactions--Shareholders' Agreement'), Blackstone and Loewen have the right to designate five and three nominees, respectively, to the Board of Directors of RH Holdings. Blackstone designated Messrs. Chu, Foley, Lipson and Nungesser and has the right to designate one other person and Loewen designated Messrs. McKinnon, Miller and Poulsen. Each of Blackstone's and Loewen's nominees to the Board of Directors are also members of the Board of Directors of the Issuer.

     Directors of the Company will receive no compensation for their service as Directors or for service on committees of the Board except for the reimbursement of expenses.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table


     The following table sets forth for the fiscal year ended December 31, 1996 the compensation paid by the Company to its Chief Executive Officer and each of the other most highly compensated executive officers of the Company(a):

                                         FISCAL                           ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS     COMPENSATION
--------------------------------------   ------    -------    -------    ------------
Kendall E. Nungesser
  President & Chief Executive Officer
  (after the Acquisition).............     1996    420,061          0       $6,348(b)
Dennis C. Poulsen
  President & Chief Executive Officer
  (before Acquisition)................     1996    500,796          0        6,576(b)
G. Dan Barefoot
  Vice President of MIS...............     1996    129,520     20,000          288(c)

------------------
(a) Mr. Helmintoller joined the Issuer on November 19, 1996 with an annualized base salary of $250,000. His total compensation was $35,410.00 for the fiscal year ended December 31, 1996. Mr. Woods joined the Issuer on May 19, 1997.

(b) These amounts consist primarily of taxable automobile allowances.

(c) This figure represents excess life insurance premiums paid on behalf of Mr. Barefoot.

  Employment Agreements

     The Issuer has entered into employment agreements with Messrs. Nungesser, Poulsen, Woods and Helmintoller.

     The agreement with Mr. Nungesser has an initial term of three years and provides that Mr. Nungesser be paid a base salary of $250,000 per year (subject to cost of living adjustments) plus an annual cash bonus. In 1997, such bonus will be determined by the Board of Directors based on whether the Issuer achieves projected EBITDA and other financial criteria and thereafter will be based on a formula agreed to by Mr. Nungesser and the Board of Directors based on achievement of levels of EBITDA in excess of budgeted EBITDA.

     Mr. Poulsen's agreement provides that Mr. Poulsen be employed by the Company through 1997 and be paid an annual salary of $420,000.

     Mr. Woods' agreement provides that Mr. Woods be paid an annual salary of $150,000 and bonus of up to 25% of such annual salary based on Issuer and Individual performance.


     Mr. Helmintoller's agreement provides that Mr. Helmintoller be paid an annual salary of $250,000, a monthly override based on gross sales, and temporary relocation and housing allowances.

     In connection with the Acquisition, Messrs. Nungesser and Poulsen and one other shareholder of Roses, Inc. entered into noncompetition agreements pursuant to which the Company agreed to pay such shareholders, during each of the three calendar years following the Acquisition Closing Date, an aggregate annual amount for all three persons equal to $1,040,000 minus the aggregate amount paid to such persons in the form of annual salary for each such year. Such payments will be allocated among the three shareholders in accordance with instructions provided by them.

                             PRINCIPAL SHAREHOLDERS

     The Company is a direct, wholly-owned subsidiary of RH Holdings. The following table sets forth certain information regarding the beneficial ownership of the common stock of RH Holdings:

                                                        PERCENTAGE
                                          NUMBER OF      OF OWNER
NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES      COMMON STOCK
---------------------------------------   ---------    ------------
Blackstone entities(1).................    795.455         79.55%
Loewen Group International, Inc.(2)....    204.545         20.45%
Chinh E. Chu(3)........................         --            --
David Foley(3).........................         --            --
Howard A. Lipson(3)....................         --            --
Douglas McKinnon(4)....................         --            --
Lawrence Miller(5).....................         --            --
Kendall E. Nungesser(6)................         --            --
Dennis C. Poulsen(7)...................         --            --

------------------
(1) The 795.455 shares are held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners L.P., and Blackstone Family Investment Partnership II L.P. The address for the Blackstone entities is c/o Blackstone Group L.P., 345 Park Avenue, New York, N.Y. 10154.

(2) The address for LGII is 50 River Center Boulevard, Covington, Kentucky 41011. LGII is a directly and indirectly wholly-owned subsidiary of LWN.

(3) Messrs. Chu, Foley and Lipson are affiliated with Blackstone in the capacities described under 'Management--Executive Officers and Directors.' Each such person's business address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(4) Mr. McKinnon is affiliated with Loewen in the capacity described under

    'Management--Executive Officers and Directors.' Mr. McKinnon's business address is c/o The Loewen Group Inc., 4126 Norland Avenue, Burnaby, British Columbia, V5G 358. Canada.

(5) Mr. Miller is affiliated with Loewen in the capacity described under 'Management--Executive Officers and Directors.' Mr. Miller's business address is c/o The Loewen Group Inc., 3190 Tremont Avenue, Trevose, PA 19053.

(6) Mr. Nungesser owns no shares of RH Holdings common stock. Certain officers of the Issuer will hold a limited partnership interest in RHIMD, which will be the holder of 10.2273 shares (approximately 1.02%) of RH Holdings common stock; however, such officers will not have voting or dispositive power with respect to such shares.

(7) Mr. Poulsen's business address is c/o Rose Hills Company, 3888 South Workman Mill Road, Whittier, CA 90601.

     In the event that Management is permitted and elects to invest in shares of RH Holdings common stock as described under 'Certain Related
Transactions--Formation of RHIMD; Loans to Management,' the number and percentage set forth above for the Blackstone entities will be proportionately reduced.

                          CERTAIN RELATED TRANSACTIONS

     The summaries set forth below of the Acquisition Transaction agreements referred to below, the Shareholders' Agreement, the Put/Call Agreement and the Administrative Services Agreement do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Merger Agreement, the Asset Purchase Agreement, the Shareholders' Agreement, the Put/Call Agreement and the Administrative Services Agreement, respectively, copies of which are available upon request from the Issuer.

ACQUISITION TRANSACTION

     On September 19, 1996, the Issuer entered into an Agreement and Plan of Merger with Roses, Inc. (the 'Merger Agreement') providing for the acquisition of the Mortuary through the merger of the Issuer with and into Roses, Inc., with Roses, Inc. (to be renamed RH Mortuary Corporation) being the surviving corporation in the merger. At the Acquisition Closing Date, the Issuer assigned all of its rights and obligations under the Merger Agreement to a newly-created subsidiary of the Issuer, so that following the merger, the Mortuary became a wholly-owned subsidiary of the Issuer).

     On September 19, 1996, the Issuer and the Association also entered into an Asset Purchase Agreement (the 'Asset Purchase Agreement') pursuant to which the Issuer agreed to purchase from the Association the assets and assume the liabilities constituting the Cemetery. At the Acquisition Closing Date, the Issuer's rights under such Agreement were assigned to a newly created wholly-owned subsidiary of the Issuer, and, accordingly, on the Acquisition Closing Date, the Cemetery became a wholly-owned subsidiary of the Issuer.

     In connection with the Acquisition, RH Holdings, Blackstone, a subsidiary of Loewen ('LN Sub'), LGII and LWN entered into a subscription agreement (the 'Subscription Agreement') pursuant to which (i) Blackstone subscribed for common stock of RH Holdings in exchange for a cash contribution to RH Holdings, (ii) LGII subscribed for common stock and preferred stock of RH Holdings in exchange for a cash contribution to RH Holdings and (iii) LN Sub subscribed for shares of preferred stock of RH Holdings in exchange for the contribution by LN Sub of the Satellite Properties.

     In connection with the Acquisition Transaction, (i) Blackstone and Loewen contributed to RH Holdings and RH Holdings contributed to the Company $106.6 million ($107.0 million less $0.4 million to be advanced by the Company to RHIMD to finance its purchase of common stock of RH Holdings) in cash; (ii) the Company acquired the Mortuary in consideration of the payment of $59.9 million in cash (subject to downward adjustment under certain circumstances) after giving effect to the repayment of outstanding debt of the Mortuary; (iii) the Company paid a cash purchase price for the Cemetery in the amount of $166.3 million in cash (subject to downward adjustment under certain circumstances);
(iv) LN Sub contributed the Satellite Properties to RH Holdings which contributed such properties to the Company; (v) the Bank Credit Agreement was entered into (see 'Description of Bank Credit Facilities'); and (vi) the sale of the Notes was consummated.

SHAREHOLDERS' AGREEMENT

     In connection with the Acquisition Transaction, Blackstone, LGII and LN Sub entered into an agreement (the 'Shareholders' Agreement') setting forth certain of their rights and obligations as shareholders of RH Holdings.

     The Shareholders' Agreement provides that, subject to the Put/Call Agreement referred to below, none of the shareholders is permitted to transfer any of its respective shares of common or preferred stock of RH Holdings ('RH Holdings Common Stock') without the others' prior written consent, subject to certain exceptions.

     Under the terms of the Shareholders' Agreement, Blackstone and LGII have the right to designate five and three nominees as directors, respectively, to the Board of Directors of RH Holdings (the 'Board'). Each of Blackstone and LGII further agreed (i) to vote all of its shares of RH Holdings Common Stock to ratify and adopt any and all actions adopted or approved by the Board and (ii) subject to certain exceptions related to the election and removal of directors, not to vote any of its shares of RH Holdings Common Stock in favor of any resolution, give any consent with respect to any matter or take any other action as a stockholder of RH Holdings unless such resolution, matter or other action first shall have been adopted or approved by the Board and recommended by it for adoption, approval or consent by the shareholders. In addition, the By-Laws of RH Holdings provide that certain actions by or with respect to RH Holdings will require the unanimous consent of the Board. See '--Certain Matters Subject to Supermajority Vote.'

     In addition, in the event that Loewen owns, operates or controls any funeral home or cemetery within 20 miles of any other funeral home or cemetery owned by the Company, Loewen has an option, exercisable for the succeeding 12 months, to either sell such properties to a third party or transfer such properties to the Company (free of indebtedness for borrowed money) in exchange for additional equity in RH Holdings.

     The Shareholders' Agreement will terminate following the exercise by either Blackstone or LGII of its option pursuant to the Put/Call Agreement or on such other date as the parties may agree.

PUT/CALL ARRANGEMENT

     Pursuant to a separate agreement among Blackstone, LWN, LGII and LN Sub (the 'Put/Call Agreement'), (i) LGII has a call option, exercisable from and after the fourth anniversary of the Acquisition Closing Date until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase all of Blackstone's shares of RH Holdings Common Stock (the 'Call Option') and (ii) Blackstone has a put option, exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth anniversary of the Acquisition Closing Date, to require LGII to purchase Blackstone's shares of RH Holdings Common Stock (the 'Put Option'). The option price in either case is derived from a formula based on EBITDA. The performance by LGII of its obligations under the Put/Call Agreement is guaranteed by LWN.

     By virtue of the Put/Call Agreement, it is likely that the Company will eventually become a wholly-owned subsidiary of Loewen. See 'Risk
Factors--Control by Blackstone; Possible Future Control by Loewen: Potential Conflicts of Interest.' There can be no assurance, however, that either the Call Option or the Put Option will be exercised.

     The exercise of either the Call Option or the Put Option will not give rise to a Change of Control under the Indenture. See 'Description of Notes.'

CERTAIN MATTERS SUBJECT TO SUPERMAJORITY VOTE

     The By-Laws of RH Holdings provide that the following matters require the unanimous approval of the Board of Directors: (1) amendments to the Certificate of Incorporation or By-Laws of RH Holdings; (2) transactions involving the merger, consolidation or sale of substantially all of the assets of RH Holdings;
(3) the declaration or payment of any cash dividend or other distribution to the shareholders of RH Holdings (other than payments pursuant to the Administrative Services Agreement or payment of the monitoring fee to Blackstone described below under '--Payment of Certain Fees and Expenses;'); and (4) issuances of additional shares of capital stock, except for issuances to third parties and issuances of additional shares of capital stock to the extent they are required to be issued to cure or prevent an event of default or failure of any financial covenants under the Bank Credit Agreement.

ADMINISTRATIVE SERVICES AGREEMENT


     In connection with the Acquisition, the Company engaged Loewen to provide certain administrative services and share certain resources (Loewen, in such capacity, being the 'Administrative Services Provider') pursuant to the Administrative Services Agreement. Pursuant to the Administrative Services Agreement, Loewen has undertaken some of the Company's administrative functions, including: accounting services, computer, telecommunications, general operations support, legal services, environmental compliance, regulatory compliance, employee training and corporate development. In addition, Loewen currently provides management expertise in planning MIS, sales, tax, and fund management strategy. The Company also benefits under the Administrative Services Agreement from access to some of Loewen's vendor agreements.

     As compensation for services provided under the Administrative Services Agreement, the Administrative Services Provider is entitled to receive from the Company, a fee (the 'Administrative Services Fee') payable monthly in arrears and in an aggregate annual amount equal to $334,000 for the first year following the Acquisition Closing Date and $250,000 for the second year following the Acquisition Closing Date, to be increased by 2.5% for each year thereafter until the termination of the Administration Services Agreement. The Company is also generally required to reimburse the Administrative Services Provider for all out-of-pocket costs and expenses incurred by it from third parties in connection with performing the administrative services described in the Administrative Services Agreement.

     The Administrative Services Agreement is subject to termination automatically upon closing following the exercise of the Call Option or the Put Option and at the option of the Company under certain other circumstances, including the failure of Loewen to fully exercise the options set forth in the fourth paragraph under 'Shareholders' Agreement' above.

PAYMENT OF CERTAIN FEES AND EXPENSES

     In connection with the Acquisition, on the Acquisition Closing Date, an affiliate of Blackstone received a fee of approximately $3.0 million and the Company reimbursed Loewen and Blackstone for all out-of-pocket expenses incurred in connection with the Acquisition. In addition, from the Acquisition Closing Date until the date on which Loewen or Blackstone exercises the Call Option or the Put Option, respectively, pursuant to the Put/Call Agreement, an affiliate of Blackstone will receive a monitoring fee equal to $250,000 per annum (as such fee may be increased to account for inflation) from the Company.

FORMATION OF RHIMD; LOANS TO MANAGEMENT

     In connection with the Acquisition, on the Acquisition Closing Date, RHIMD purchased approximately 1.02% of the RH Holdings common stock (the 'RHIMD-Owned Stock'). Limited partnership interests in RHIMD will subsequently be allocated to Messrs. Nungesser and Helmintoller and certain other officers of the Issuer (and 'RHIMD Limited Partners').


     In order to effect such purchase, on the Acquisition Closing Date, the Issuer will make a loan to RHIMD which will be evidenced by a note bearing interest at an annual rate of 9% and secured by the RHIMD-Owned Stock. RHIMD will be deemed to have made loans to each of the RHIMD Limited Partners in connection with their subscription for limited partnership interests in RHIMD. The loan to each of Messrs. Nungesser and Helmintoller and certain other officers of the Issuer will be evidenced by a note bearing interest at an annual rate of 9% and secured by his limited partnership interest in RHIMD.

                     DESCRIPTION OF BANK CREDIT FACILITIES

     The summary of the Bank Credit Facilities set forth below does not purport to be complete and is qualified in its entirety by reference to all the provisions of the credit agreement governing the Bank Credit Facilities, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     General. Contemporaneously with the consummation of the Acquisition, the Company entered into a credit agreement (the 'Bank Credit Agreement') with the Bank Lenders and the Bank of Nova Scotia, as administrative agent (in such capacity, the 'Bank Agent'), in order to effect the Bank Credit Facilities, under which GSCP acted as arranging agent and Goldman Sachs as syndication agent and under which the Company is the sole borrower.

     Commitments. The Bank Credit Facilities provided the Company with senior secured amortization extended term loan facilities in an aggregate principal amount of $75.0 million, the proceeds of which were used to finance the Acquisition and related transaction costs, to pre-fund certain capital expenditures and to refinance existing indebtedness of the Company, and a senior secured revolving credit facility in an aggregate principal amount of $25.0 million, the proceeds of which are available for general corporate purposes and a portion of which may be extended (as agreed upon) in the form of swing line loans or letters of credit for the account of the Company. In addition, the Company has the right, subject to certain conditions and performance tests, to increase the amount of term loan borrowings by up to $25.0 million.

     Maturities; Amortization. The Bank Term Facility will mature seven years after the Acquisition Closing Date, and the Bank Revolving Facility will mature five years after the Acquisition Closing Date. The Bank Term Facility is subject to amortization, subject to certain conditions, in semi-annual installments in the amounts of $1 million in each of the first three years after the Acquisition Closing Date; $3 million in the fourth year after the Acquisition Closing Date; $7 million in the fifth year after the Acquisition Closing Date; $9 million in the sixth year after the Acquisition Closing Date; and $53 million in the seventh year after the Acquisition Closing Date. The Revolving Credit Facility is payable in full at maturity, with no prior amortization.

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

     Interest. Borrowings (i) under the Bank Term Facility bear interest at a rate per annum equal to, at the option of the Company (subject to certain conditions), either (A) the Bank Agent's customary Base Rate (the 'Base Rate') plus 2.00% or (B) a reserve-adjusted Eurodollar Rate (the 'Adjusted Eurodollar Rate') plus 3.00% and (ii) under the Revolving Credit Facility bear interest at a rate per annum equal to, at the option of the Company (subject to certain conditions), either (A) the Base Rate plus 1.75% or (B) the Adjusted Eurodollar Rate plus 2.75%; provided, in each case, that, at the end of any quarter commencing with the quarter ending June 30, 1997, the applicable margin over the Base Rate or Adjusted Eurodollar Rate, as the case may be, is subject to an increase of .25%, in the event that the ratio of EBITDA to interest for the four quarters (or, if less, the period from the Acquisition Closing Date) then ended is less than 1.50:1.00. The applicable margins are subject to reduction of 0.25% per annum after the first anniversary of the Acquisition Closing Date and 0.50% per annum after the second anniversary of the Acquisition Closing Date, in each case, based on certain performance criteria. Overdue principal and interest bear interest at the applicable rate on loans bearing interest at the rate determined by reference to the Base Rate plus 2.00% per annum.

     Fees. The Bank Lenders under the Bank Revolving Facility are paid commitment fees at a rate of 0.50% per annum on unused commitments. In addition, the Bank Agent and the Bank Lenders received and/or will receive such other fees as have been separately agreed upon.

     Mandatory Prepayments. The Company is required to prepay the loans made to it under the Bank Credit Facilities, in the amounts and as otherwise set forth in the Bank Credit Agreement, in the event of certain asset sales, certain issuances of equity securities of (or capital contributions made to) the Company or RH Holdings or the generation of excess cash flow, proceeds from pension plan revisions or certain proceeds of insurance or condemnation awards.

     Call Premium. In the event that all or any portion of the Bank Term Facility is repaid for any reason within two years following the Acquisition Closing Date (other than pursuant to a scheduled amortization payment, certain acceleration events or a mandatory prepayment from excess cash flow), the Company will be required to make any such repayment (i) on or before the first anniversary of the Acquisition Closing Date, at 102.75% of the amount of loans so repaid and (ii) after the first anniversary of the Acquisition Closing Date but on or before the second anniversary of the Acquisition Closing Date, at 101.75% of the amount of loans so repaid.

     Guarantees. All obligations under the Bank Credit Facilities and any interest rate hedging agreements entered into with the Bank Lenders or their affiliates in connection therewith are unconditionally guaranteed, jointly and severally, by RH Holdings and each of the Company's existing and future domestic subsidiaries.

     Security. All obligations of the Company and the Bank Guarantors under the Bank Credit Facilities and the Bank Guarantees are secured by first priority security interests in substantially all existing and future assets (including the real property located at Rose Hills but excluding other real property and vehicles covered by certificates of title) of the Company and the Bank Guarantors. In addition, the Bank Credit Facilities are secured by a first priority security interest in 100% of the capital stock of the Company and each subsidiary thereof and all intercompany receivables.


     Covenants. The Bank Credit Agreement contains a number of affirmative covenants, and negative covenants that, among other things, restrict the ability of RH Holdings, the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Notes), pay dividends or make other payments on subordinated debt or on equity, create liens on assets, make investments, capital expenditures or guarantees, engage in mergers or acquisitions, enter into leases or transactions with affiliates, and otherwise restrict corporate activities. In addition, the Company is required to maintain a minimum fixed charge coverage ratio, a minimum interest coverage ratio and a minimum net worth and to meet maximum senior and total debt leverage tests.

     Events of Default. Events of default under the Bank Credit Agreement include, among other things: (i) failure to make payment when due; (ii) breaches of representations and warranties; (iii) default in the performance of covenants; (iv) default under certain other agreements governing indebtedness (including the Indenture); (v) certain events of bankruptcy; (vi) failure to satisfy certain material ERISA requirements; (vii) certain material impairments of security interests in collateral; (viii) invalidity of the guarantees; and
(ix) the occurrence of a Change of Control (as defined therein) of the Company.

                         DESCRIPTION OF EXCHANGE NOTES


     The Exchange Notes will be issued under an indenture dated as of November 15, 1996 (the 'Indenture') between the Issuer and United States Trust Company of New York as trustee (the 'Trustee'). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture (which is incorporated herein by reference and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part), including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'TIA') as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under '--Certain Definitions.'


GENERAL

     The Exchange Notes will be unsecured senior subordinated obligations of the Issuer limited to $80,000,000 aggregate principal amount. Except for the restrictions on registrations and transfers, all untendered Notes and the Exchange Notes will be treated as one class of securities for purposes of the covenants and the other terms contained in the Indenture.

     Except as described under the heading 'Book Entry; Delivery and Form,' the Exchange Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the 'Global Note'). The Global Note will be deposited with, or on behalf of, The Depository Trust Company, New

York, New York ('DTC'), and registered in the name of a nominee of DTC or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

MATURITY, INTEREST AND PRINCIPAL

     The Exchange Notes will mature on November 15, 2004. Interest on the Exchange Notes will accrue at the rate of 9 1/2% per annum and will be payable semiannually on each May 15 and November 15, commencing May 15, 1997, to the holders of record of Exchange Notes at the close of business on the May 1 or November 1 immediately preceding such interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the 'Issue Date'). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after November 15, 2000, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on or after November 15 of the years indicated below:

                        REDEMPTION
YEAR                       PRICE
----------------------   ----------
2000..................     104.750%
2001..................     103.167%
2002..................     101.583%
2003 and thereafter...     100.000%

     Purchase at Option of Holders.  As described below, the Issuer is obligated
(a) upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Exchange Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and
(b) upon the occurrence of certain sales or dispositions of assets, to make an offer to purchase Exchange Notes with a portion of the net cash proceeds thereof, at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See '--Certain Covenants--Change of Control' and
'--Disposition of Proceeds of Asset Sales.'

SUBORDINATION


     The indebtedness evidenced by the Exchange Notes will be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Issuer. The Indenture contains certain limitations with respect to the amount of additional Indebtedness (including Indebtedness which may rank senior in right of payment to or pari passu in right of payment with the Exchange Notes) that may be incurred by the Issuer and/or any of its Subsidiaries.

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or its assets, or any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Issuer, all Senior Indebtedness of the Issuer (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy whether or not such interest is an allowed claim) must be paid in full in cash or Cash Equivalents before any payment or distribution (excluding certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on, or any other obligations to the holders of the Exchange Notes in respect of, the Exchange Notes.

     During the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due, no direct or indirect payment (other than payments previously made pursuant to the provisions described under '--Defeasance or Covenant Defeasance of Indenture') by or on behalf of the Issuer of any kind or character (excluding certain permitted equity or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, or other obligations to the holders of the Exchange Notes in respect of, or the purchase, redemption or other acquisition of, the Exchange Notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a 'Non-payment Default') and upon the earlier to occur of (a) receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the Exchange Notes, the date of such acceleration, no payment (other than payments previously made pursuant to the provisions described under '--Defeasance or Covenant Defeasance of Indenture') of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Issuer on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the Exchange Notes for the period specified below (the 'Payment Blockage Period').

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days has elapsed since the receipt of such notice or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated),
(ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Issuer or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Issuer shall promptly resume making any and all required payments in respect of the Exchange Notes, including any missed payments. Notwithstanding anything in the foregoing to the contrary, a Payment Blockage Notice may only be given and therefore shall only be effective in respect of the Issuer and the Trustee if given by, (i) the Bank Agent as long as any Senior Indebtedness remains outstanding under the Bank Credit Agreement and (ii) if no Senior Indebtedness remains outstanding under the Bank Credit Agreement, any other representative of outstanding Designated Senior Indebtedness. Only one Payment Blockage Period with respect to the Exchange Notes may be commenced within any 365 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second

Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 180 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect.

     If the Issuer fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Exchange Notes to accelerate the maturity thereof. See '--Events of Default.'

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Issuer who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Exchange Notes and funds which would be otherwise payable to the holders of the Exchange Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Issuer may be unable to meet its obligations fully with respect to the Exchange Notes.

     The Issuer had $75 million of Senior Indebtedness outstanding as of March 31, 1997 and had $25 million available to be borrowed under the Revolving Credit Facility. The Indenture limits, but does not prohibit, the incurrence by the Issuer of additional Indebtedness which is senior to the Exchange Notes, and limits the incurrence by the Issuer of Indebtedness which is subordinated in right of payment to any other Indebtedness of the Issuer.


HOLDING COMPANY STRUCTURE

     The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the holders of the Exchange Notes are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Issuer and its Subsidiaries to satisfy the claims of the holders of the Exchange Notes. See 'Risk Factors--Holding Company Structure; Reliance on Subsidiaries to Service Indebtedness; Exchange Notes Subordinated to Subsidiary Liabilities.'

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to 'incur') any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Issuer and any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Issuer is at least equal to 2.00:1.

     Notwithstanding the foregoing, the Issuer and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

          (a) Indebtedness of the Issuer evidenced by the Notes and the Exchange Notes;

          (b) Indebtedness of the Issuer and its Subsidiaries outstanding on the Issue Date;

          (c) Indebtedness of the Issuer and its Subsidiaries (i) under the Bank Term Facility, (ii) under the Revolving Credit Facility (including with respect to letters of credit issued thereunder), (iii) under any other revolving credit facility, or (iv) under any other credit facility provided by a bank or other financial institution in an aggregate principal amount for clauses (i) through (iv) at any one time outstanding not to exceed $125,000,000;

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

          (d) (i) Interest Rate Protection Obligations of the Issuer covering Indebtedness of the Issuer or a Subsidiary of the Issuer and (ii) Interest

     Rate Protection Obligations of any Subsidiary of the Issuer covering Indebtedness of the Issuer or such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (e) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Issuer or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary (other than Indebtedness under its guaranty of the Bank Credit Facilities), except that (i) any transfer of such Indebtedness by the Issuer or a Wholly-Owned Subsidiary (other than to the Issuer or to a Wholly-Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Issuer or any Subsidiary of the Issuer of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Issuer shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this covenant;

          (f) Indebtedness of the Issuer owed to and held by a Wholly-Owned Subsidiary of the Issuer which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under the Bank Credit Facilities and the Indenture, the Notes and the Exchange Notes except that (i) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Issuer (other than to another Wholly-Owned Subsidiary of the Issuer) and (ii) the sale, transfer or other disposition by the Issuer or any Subsidiary of the Issuer of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Issuer such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Issuer, subject to the other provisions of this covenant;

          (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (i) Indebtedness of the Issuer or any of its Subsidiaries represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;


          (j) Indebtedness of the Issuer or any Subsidiary of the Issuer in addition to that described in clauses (a) through (i) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; provided, that if, at the time of incurrence of Indebtedness, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to the Indebtedness then being incurred to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such incurrence is less than or equal to 6.00:1, then such amount shall be an aggregate principal amount not exceeding $10,000,000; and

          (k) (i) Indebtedness of the Issuer (including any Indebtedness incurred in connection with a Sale-Leaseback Transaction permitted pursuant to the covenant described under '--Limitation on Sale--Leaseback Transactions') the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Issuer or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Issuer the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired as described under 'Use of Proceeds' herein; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (k) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith,
     (y) in the case of Indebtedness incurred by the Issuer pursuant to this clause (k) to refinance Subordinated Indebtedness, such Indebtedness (A) does not have a Stated Maturity prior to the Maturity of the Subordinated Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced and (C) is subordinated to the Exchange Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Exchange Notes and (z) in the case of Indebtedness incurred by the Issuer pursuant to this clause (k) to refinance Pari Passu Indebtedness, such Indebtedness
     (A) does not have a Stated Maturity prior to the Stated Maturity of the Pari Passu Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness being refinanced and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

     Limitation on Restricted Payments.  The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Issuer or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Issuer (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Issuer (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Issuer or any Subsidiary of the Issuer and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Issuer to all holders of Common Stock of such Subsidiary on a pro rata basis);

          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Issuer or any of its Subsidiaries (other than any such Capital Stock owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer (in each case other than in exchange for its Capital Stock (other than Redeemable Capital Stock));

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness other than any such Indebtedness owed by the Issuer or a Wholly-Owned Subsidiary of the Issuer; or

          (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as 'Restricted Payments'), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Issuer or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Issuer accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Issuer following the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Issuer for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Issuer either (x) as capital contributions to the Issuer after the Issue Date from any Person (other than a Subsidiary of the Issuer) or any dividend or distribution from an Unrestricted Subsidiary to the Issuer to the extent not otherwise included in Consolidated Net Income of the Issuer or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Issuer to any Person (other than to a Subsidiary of the Issuer) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), including the redesignation of an Unrestricted Subsidiary as a Subsidiary in accordance with the definition thereof, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, or, in the case of a redesignation of an Unrestricted Subsidiary as a Subsidiary, an amount equal to the lesser of the amount of the Investment previously deemed to have been made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary and the Fair Market Value of the assets of such Unrestricted Subsidiary at the time it is redesignated as a Subsidiary. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Issuer upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Issuer or any Subsidiary of the Issuer in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any Person (other than a Subsidiary of the Issuer) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any Person (other than to a Subsidiary of the Issuer); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of a substantially concurrent (x) capital contribution to the Issuer from any Person (other than a Subsidiary of the Issuer) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Issuer to any Person (other than to a Subsidiary of the Issuer); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause
(C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer issued to any Person (other than a Subsidiary of the Issuer), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, and (z) is subordinated to the Exchange Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any Person (other than a Subsidiary of the Issuer) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Issuer to any Person (other than to a Subsidiary of the Issuer); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer issued to any Person (other than a Subsidiary of the Issuer), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has no Stated Maturity earlier than the Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under

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

'--Disposition of Proceeds of Asset Sales' below or any transaction excepted from the definition of Asset Sale pursuant to the last sentence of such definition; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Issuer, or the declaration and payment of a dividend to RH Holdings, the proceeds of which are to be used for the purchase of, Common Stock of RH Holdings (or of limited partnership interests in a partnership holding such Common Stock) from employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $500,000 in any calendar year; (vii) other Restricted Payments not to exceed $2,500,000; provided that at the time such Restricted Payment is made, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to any Indebtedness incurred in connection with such Restricted Payment to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such Restricted Payment shall be less than or equal to 6.00:1; (viii) any payments permitted to be made pursuant to clauses
(ii) through (vi) of the proviso set forth in the covenant described under '--Limitation on Transactions with Interested Persons' below; (ix) payments to RH Holdings in an amount sufficient to pay (a) director's fees and the reasonable expenses of directors, (b) accounting, legal or other administrative expenses incurred by RH Holdings relating to the operations of the Issuer in the ordinary course of business and (c) so long as RH Holdings files consolidated income tax returns which include the Issuer, payments to RH Holdings in an amount equal to the amount of income tax that the Issuer would have paid if it had filed consolidated tax returns on a separate-company basis or (x) payments to RH Holdings in an amount sufficient to consummate the Acquisition Transaction. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and clauses (i),
(ii), (iii), (iv), (vii), (viii), (ix) and (x) shall not be so included.

     Limitation on Liens. The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(x) in the case of Liens securing Subordinated Indebtedness, the Exchange Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Exchange Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date;
(b) Liens securing the Exchange Notes; (c) Liens on assets of the Issuer securing Senior Indebtedness and Liens on assets of Subsidiaries of the Issuer securing indebtedness permitted to be incurred by them under the Indenture; (d) Liens in favor of the Issuer; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Issuer or any of its Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

     Change of Control. Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (a 'Change of Control Offer'), and shall purchase all Notes and Exchange Notes properly tendered into the Change of Control Offer and not withdrawn, on a business day (the 'Change of Control Purchase Date') not more than 60 nor less than 30 days following the date the notice described below is mailed to holders of the Notes and Exchange Notes, all of the then outstanding Notes and Exchange Notes at a purchase price (the 'Change of Control Purchase Price') equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Issuer shall be required to purchase all Notes and Exchange Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Issuer shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes and Exchange Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes and Exchange Notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Bank Credit Agreement and, thereafter, the Bank Lenders will have the right to require repayment of the borrowings thereunder in full. The Issuer's obligations under the Bank Credit Facilities will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the Notes and Exchange

Notes. Consequently, the subordination provisions of the Indenture will have the effect of

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

precluding the purchase of the Notes and Exchange Notes by the Issuer in the event of a Change of Control, absent consent of the Bank Lenders under the Bank Credit Facilities or repayment of all amounts outstanding thereunder (although the failure by the Issuer to comply with its obligations in the event of a Change of Control will constitute a default under the Notes and Exchange Notes). There can be no assurance that the Issuer will have adequate resources to repay or refinance all Indebtedness owing under the Bank Credit Facilities or to fund the purchase of the Notes and Exchange Notes upon a Change of Control.

     The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions under the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

     The determination of whether a particular sale of less than all of RH Holdings' assets would constitute a sale of 'substantially all' of RH Holdings' assets resulting in a change of control would be a factual matter subject to interpretation by a trier of fact and, as such the ability of holder to exercise the rights described above would, under certain circumstances, be subject to some uncertainty.

     Disposition of Proceeds of Asset Sales. The Issuer will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Issuer or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay the Bank Term Facility or any other Senior Indebtedness or permanently reduce the commitments under the Revolving Credit Facility, the Issuer or such Subsidiary, as the case may be, may, within 365 days from the receipt of the Net Cash Proceeds, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Issuer and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ('Replacement Assets'). Any Net Cash Proceeds from any Asset Sale that are neither used to repay the Bank Term Facility or any other Senior Indebtedness, or permanently reduce the commitments under the Revolving Credit Facility, nor invested in Replacement Assets within the 365-day period described above constitute 'Excess Proceeds' subject to disposition as provided below.


     When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Issuer shall not more than 40 Business Days thereafter make an offer to purchase (an 'Asset Sale Offer'), from all holders of the Notes and Exchange Notes, not less than 20 Business Days nor more than 40 Business Days after the date of notice of such Asset Sale Offer, an aggregate principal amount of Notes and Exchange Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes and Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes and Exchange Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and Exchange Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Issuer is required to purchase Notes and Exchange Notes as described above.

     Limitation on Issuances and Sale of Preferred Stock by Subsidiaries. The Issuer (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Issuer or a Wholly-Owned Subsidiary of the Issuer) and (b) will not permit any Person (other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) to own any Preferred Stock of any Subsidiary of the Issuer; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Issuer owned by the Issuer or any of its Subsidiaries in compliance with the other provisions of the Indenture, (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law or

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(z) issuances of Preferred Stock to former owners of funeral homes acquired by the Issuer or any Subsidiary of the Issuer; provided that the sum of (i) the aggregate Fair Market Value of such Preferred Stock and (ii) the aggregate Fair Market Value of all Investments permitted under clause (vi) of the definition of 'Permitted Investments' shall not exceed $5,000,000 at any time outstanding.

     Limitation on Transactions with Interested Persons. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Issuer or any beneficial owner (determined in accordance with the Indenture) of 5% or more of RH Holdings' Common Stock at any time outstanding ('Interested Persons'), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Issuer or Interested Persons, (b) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $5,000,000, the Issuer has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Issuer or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $1,000,000, the Issuer shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Issuer; provided, however, that this covenant will not restrict the Issuer from (i) paying dividends in respect of its Capital Stock permitted under the covenant described under '--Limitation on Restricted Payments' above, (ii) paying reasonable and customary fees and indemnities to directors of the Issuer who are not employees of the Issuer, (iii) making loans or advances to, or providing indemnities of, officers, employees or consultants of the Issuer and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Issuer or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) making loans to officers (or a partnership comprised of such officers) for the purpose of purchasing common stock of RH Holdings and making any payment required or specifically permitted by the terms of the Administrative Services Agreement, (v) paying an annual monitoring fee of $250,000 (plus any increase thereof which may be made to account for inflation) to Blackstone Management Partners L.P. or any of its Affiliates designated by Blackstone Management Partners L.P., (vi) making any payment to RH Holdings permitted by the covenant described under '--Limitations on Restricted Payments' above or (vii) entering into any transaction with any of its Wholly-Owned Subsidiaries or restricting any Subsidiary from entering into any transaction with any other Wholly-Owned Subsidiary.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Issuer to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Issuer or any other Subsidiary of the Issuer, (c) make loans or advances to, or any investment in, the Issuer or any other Subsidiary of the Issuer, (d) transfer any of its properties or assets to the Issuer or any other Subsidiary of the Issuer or (e) guarantee any Indebtedness of the Issuer or any other Subsidiary of the Issuer, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Issuer or any Subsidiary of the Issuer, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture, (iv) any agreement or other instrument of a Person acquired by the Issuer or any

Subsidiary of the Issuer (or a Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless

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the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (vii) any encumbrance or restriction arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of the property or assets of the Issuer or any Subsidiary in any manner material to the Issuer or such Subsidiary and (viii) encumbrances and restrictions under agreements in effect on the Issue Date, including the Bank Credit Agreement, and encumbrances and restrictions in permitted refinancings or replacements of Indebtedness evidenced by the agreements referred to in this clause (viii) which are no less favorable to the holders of the Exchange Notes than those contained in the Indebtedness so refinanced or replaced.

     Limitation on the Issuance of Other Senior Subordinated Indebtedness. The Issuer will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Issuer, unless such Indebtedness (x) is pari passu with or
(y) is subordinate in right of payment to the Exchange Notes in the same manner and at least to the same extent as the Exchange Notes are subordinated to Senior Indebtedness.

     Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Issuer or any of its Subsidiaries. Notwithstanding the foregoing, the Issuer and its Subsidiaries may enter into Sale-Leaseback Transactions; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Issuer or such Subsidiary, as the case may be, and (b) either (i) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the proceeds of such Sale-Leaseback Transaction are applied to repay existing Indebtedness (other than Indebtedness outstanding under any revolving credit facility).

     Reporting Requirements. The Issuer will file with the Commission or if not permitted, deliver to the Trustee, the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, whether or not the Issuer has a class of securities registered under the Exchange Act. In the event that The Loewen Group Inc. fully and unconditionally guarantees the obligations of the Issuer under the Exchange Notes, the reporting requirements may be satisfied through the filing and provisions of the annual reports, quarterly reports and other documents in respect of The Loewen Group Inc. Such requirements may also be satisfied prior to the 180th day after the Closing Date, with the filing with the Commission of the Exchange Offer Registration Statement. The Issuer will be required to file with the Trustee and provide to each Noteholder within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Issuer would have been required to make such filing) copies of such reports and documents.

MERGER, SALE OF ASSETS, ETC.

     The Issuer will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Issuer will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Issuer or the Issuer and its Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Issuer shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Issuer or such Subsidiary is merged or to which the properties and assets of the Issuer or such Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being the 'Surviving Entity') shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Exchange Notes and the Indenture, and in each case, the

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

Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (c) the Issuer or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Certain Covenants--Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness); and (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Issuer or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction or series of transactions.

     Notwithstanding the foregoing clauses (b), (c) and (d), (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (ii) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction to realize tax or other benefits.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that solely for purposes of computing amounts described in subclause (C) of the covenant described under '--Certain Covenants--Limitation on Restricted Payments' above, any such successor Person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor corporation had been named as the Issuer therein.

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EVENTS OF DEFAULT

     The following are 'Events of Default' under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any Exchange Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (ii) default in the payment of an installment of interest on any of the Exchange Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (iii) failure to perform or observe any other term, covenant or agreement contained in the Exchange Notes or the Indenture (other than a default specified in clause (i) or (ii) above) and such default continues for a period of 30 days after written notice of such default requiring the

     Issuer to remedy the same shall have been given (x) to the Issuer by the Trustee or (y) to the Issuer and the Trustee by holders of 25% in aggregate principal amount of the Notes and Exchange Notes then outstanding; or

          (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Issuer or any Subsidiary of the Issuer then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such Indebtedness has not been paid at final maturity or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Issuer or any Subsidiary of the Issuer or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any Significant Subsidiary of the Issuer shall have occurred.

     If an Event of Default (other than as specified in clause (vi) above with respect to the Issuer) shall occur and be continuing, the Trustee, by notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the Notes and Exchange Notes then outstanding, by written notice to the Trustee and the Issuer, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes and Exchange Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes and Exchange Notes shall be immediately due and payable; provided, however, that so long as the Bank Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (vi) with respect to the Issuer), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a notice of such acceleration to the Bank Agent under the Bank Credit Agreement and (y) the acceleration of any Indebtedness under the Bank Credit Facilities. If an Event of Default specified in clause (vi) above with respect to the Issuer occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes and Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes or Exchange Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes and Exchange Notes, by written notice to the Issuer and the Trustee, may rescind such declaration if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes and Exchange Notes, (iii) the principal of and premium, if any, on any Notes and Exchange Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and Exchange Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and Exchange Notes which has become due otherwise than by such declaration of

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

acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes and Exchange Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes and Exchange Notes may by notice to the Trustee on behalf of the holders of all the Notes and Exchange Notes waive any defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note or Exchange Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note and Exchange Note outstanding.

     No holder of any of the Exchange Notes has any right to institute any proceeding with respect to the Indenture or the Exchange Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes and Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Exchange Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes and Exchange Notes. Such limitations do not apply, however, to a suit instituted by a holder of an Exchange Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Exchange Note on or after the respective due dates expressed in such Exchange Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes and Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the

Indenture.


     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Exchange Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof (or as required under Section 11.01 of the Indenture and Section 315(b) of the TIA). Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Exchange Notes, the Trustee may withhold the notice to the holders of such Exchange Notes if a committee of its board of directors or trust officers in good faith determines that withholding the notice is in the interest of the holders of the Exchange Notes.


     The Issuer is required to furnish to the Trustee annual and quarterly statements as to the performance by the Issuer of its obligations under the Indenture and as to any default in such performance. The Issuer is also required to notify the Trustee within ten days after the Issuer becomes aware of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Issuer may, at its option and at any time, terminate the obligations of the Issuer with respect to the outstanding Exchange Notes ('defeasance'). Such defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for
(i) the rights of holders of outstanding Exchange Notes to receive payment in respect of the principal of, premium if any, and interest on such Exchange Notes when such payments are due, (ii) the Issuer's obligations to issue temporary Exchange Notes, register the transfer or exchange of any Exchange Notes, replace mutilated, destroyed, lost or stolen Exchange Notes, to maintain an office or agency for payments in respect of the Exchange Notes and to compensate the Trustee, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any

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

time, elect to terminate the obligations of the Issuer with respect to certain covenants that are set forth in the Indenture, some of which are described under '--Certain Covenants' above (including the covenant described under '--Certain Covenants--Change of Control' above) and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes ('covenant defeasance').

     In order to exercise either defeasance or covenant defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes to redemption or maturity (except lost, stolen or destroyed Exchange Notes which have been replaced or paid); (ii) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Issuer; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which it is bound; (vi) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that (A) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) the trust funds will not be subject to the rights of holders of Senior Indebtedness, including, without limitation, those rights arising under the Indenture; and (vii) the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or repaid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Exchange Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Exchange Notes or have otherwise become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Issuer has paid all other sums payable under the Indenture by the Issuer;
(iii) there exists no Default or Event of Default under the Indenture; and (iv) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.


AMENDMENTS AND WAIVERS

     From time to time, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Exchange Notes, amend, waive or supplement the Indenture or the Exchange Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the

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Trust Indenture Act of 1939, evidencing the acceptance and appointment of a successor trustee, providing for the guarantee of the Exchange Notes by The Loewen Group Inc. or making any other change that does not adversely affect the rights of any holder of Exchange Notes; provided, however, that, in the case of certain of such amendments, waivers or supplements, the Issuer has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Exchange Notes. Other amendments and modifications of the Indenture or the Exchange Notes may be made by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes and Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Exchange Notes, (ii) change the currency in which any Exchange Note or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Exchange Note payable in money other than that stated in the Exchange Note, (iii) reduce the percentage in principal amount of outstanding Notes and Exchange Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Exchange Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Exchange Notes, (v) waive a default in payment with respect to the Exchange Notes, (vi) amend, change or modify the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Exchange Notes or (viii) modify or change any provision of the Indenture affecting the subordination or ranking of the Exchange Notes in a manner adverse to the holders of the Exchange Notes.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement between the Issuer and the Initial Purchaser, the Issuer agreed to file with the Commission and use its best efforts to cause to become effective a registration statement (the 'Exchange Offer Registration Statement') with respect to the Exchange Notes and, upon becoming effective, to offer the holders of the Notes the opportunity to exchange their Notes for the Exchange Notes of the corresponding series (the 'Exchange Offer'). Under existing Commission interpretations contained in no-action letters to third parties, the Exchange Notes would in general be freely transferable after the Exchange Offer by the holders thereof, other than affiliates of the Issuer, without further registration under the Securities Act (subject to certain representations required to be made by each such holder); provided that in the case of broker-dealers ('Participating Broker-Dealers'), a prospectus meeting the requirements of the Securities Act is delivered as required. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Issuer is required to allow Participating Broker-Dealers and any other persons, if any, with similar prospectus delivery requirements, to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the Exchange Notes. A Participating Broker-Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations thereunder).

     The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement for the Exchange Offer.

     In the event that (i) due to a change in current interpretations by the Commission, the Issuer is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not for any other reason consummated within 210 days after the later of (x) the date on which the Issuer delivers the Notes to the Initial Purchaser and (y) the Acquisition Closing Date (hereinafter, such later date shall be referred to as the 'Closing Date') or (iii) under certain circumstances, if the Initial Purchaser shall so request, it is contemplated that the Issuer will file a registration statement (a 'Shelf Registration Statement') covering resales (a) by the holders of the Notes in the event the Issuer is not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated within 210 days after the Closing Date pursuant to the foregoing clause (ii) or (b) by the

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

holders of Notes with respect to which the Issuer receives notice pursuant to the foregoing clause (iii), and will use its best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective for 180 days from the effective date thereof. The Issuer shall, if it files a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

     Under the Registration Rights Agreement, the Issuer has agreed to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the Commission within 60 days after the Closing Date, (ii) use its best efforts to have such Exchange Offer Registration Statement or Shelf Registration Statement declared effective by the Commission within 180 days after the Closing Date, and (iii) use its best efforts to consummate the Exchange Offer within 210 days after the Closing Date. Each holder of Notes, by virtue of becoming so, will be bound by the provisions of the Registration Rights Agreement that may require the holder to furnish notice or other information to the Issuer as a condition to certain obligations of the Issuer to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed 180-day period.

     If the Issuer fails to comply with the above provisions, additional interest (the 'Additional Interest') shall be assessed on the Notes as follows:

          (i) (A) if an Exchange Offer Registration Statement or, in the event that due to a change in current interpretations by the Commission the Issuer is not permitted to effect the Exchange Offer, a Shelf Registration Statement is not filed within 60 days following the Closing Date or (B) in the event that within the time period prescribed in the Registration Rights Agreement, any holder or holders of Notes shall notify the Issuer that such holders (x) are prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) are broker-dealers and hold Notes acquired directly from the Issuer or an 'affiliate' of the Issuer, if a Shelf Registration Statement is not filed within 45 days after expiration of the prescribed time period, then commencing on the 61st day after the Closing Date or the 46th day after expiration of the prescribed time period, as the case may be, Additional Interest shall be accrued on the Notes (or, in the case of clause (B), those Notes held by holders within the scope of subclause (x),
     (y) or (z)) over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 61st day after the Closing Date or the 46th day after expiration of the prescribed time period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

          (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 180 days following either the Closing Date or the expiration of the prescribed time period, as the case may be, then commencing on the 181st day after either the Closing Date or the expiration of the prescribed time period, as the case may be, Additional Interest shall be accrued on the Notes affected by such failure over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 181st day after either the Closing Date or the expiration of the prescribed time period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if either (A) the Issuer has not exchanged Exchange Notes for all Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to 180 days from its original effective date, then Additional Interest shall be accrued on the Notes affected thereby over and above the accrued interest at a rate of .50% per annum for the first 60 days immediately following the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 60-day period;

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

provided, however, that the Additional Interest rate on the Notes may not exceed 1.5% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes validly tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to 180 days from its original effective date (in the case of (iii) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on the interest payment dates of the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period, and the denominator of which is 360.

     If the Issuer effects the Exchange Offer, the Issuer will be entitled to close the Exchange Offer provided that it has accepted all Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the same rate as in effect at the time of issuance of the Notes.

     The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, the Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement and, accordingly, there will be no increase in the interest rate on the Notes and the holders of the Notes will have no further registration or other rights under such agreement.

THE TRUSTEE


     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture is, and the Exchange Notes will be, governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     'Acquisition Transaction' means, collectively, the acquisition of Roses, Inc. and its Subsidiaries through the merger of a Subsidiary of the Issuer with and into Roses, Inc., the acquisition of the cemetery related assets and liabilities of Rose Hills Memorial Park Association by a Subsidiary of the Issuer, the contribution by a Subsidiary of LGII to RH Holdings, by RH Holdings to the Issuer, and by the Issuer to certain of its Subsidiaries, of 14 additional funeral homes and two combination funeral home and cemetery properties previously owned or leased by LGII or its affiliates, the initial borrowing under the Bank Credit Facilities and the issuance and sale of the Notes.

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     'Acquired Indebtedness' means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Subsidiary of any other Person.

     'Administrative Services Agreement' means the Administrative Services Agreement, dated as of November 19, 1996, between the Issuer and LGII as the same may be amended, supplemented or otherwise modified from time to time.

     'Affiliate' means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     'Asset Acquisition' means (a) an Investment by the Issuer or any Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Subsidiary of the Issuer or any Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Subsidiary of the Issuer, (b) the acquisition by the Issuer or any Subsidiary of the Issuer of the assets of any Person (other than a Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Issuer or any Subsidiary of the Issuer of any division or line of business of any Person (other than a Subsidiary of the Issuer).

     'Asset Sale' means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Issuer or a Subsidiary of the Issuer, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Issuer (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Subsidiary of the Issuer; or (c) any other properties or assets of the Issuer or any Subsidiary of the Issuer other than in the ordinary course of business. For the purposes of this definition, the term 'Asset Sale' shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Issuer) by the Issuer or any of its Subsidiaries in one or a series of related transactions in respect of which the Issuer or such Subsidiary receives cash or property with an aggregate Fair Market Value of $10,000,000 or less; (ii) a disposition by a Subsidiary to the Issuer or a Wholly-Owned Subsidiary of the Issuer; and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under '--Merger, Sale of Assets, Etc.' above.

     'Attributable Value' means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. 'Attributable Value' means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     'Average Life to Stated Maturity' means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.


     'Bank Agent' means The Bank of Nova Scotia, as administrative agent under the Bank Credit Agreement and any successor agent.

     'Bank Credit Agreement' means the Credit Agreement, dated as of November 19, 1996, among the Issuer, as borrower, RH Holdings, as guarantor, the Bank Lenders referred to therein, the Bank Agent, and GSCP, as arranging agent, and Goldman, Sachs & Co., as syndication agent, and all promissory notes, guarantees, security

                                       70

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agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, in each case as the same may be amended, supplemented, restated, renewed, refinanced, replaced or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time.

     'Bank Credit Facilities' means collectively, the Bank Term Facility and the Revolving Credit Facility under the Bank Credit Agreement.

     'Bank Term Facility' means the $75.0 million senior secured term loan facility under the Bank Credit Agreement, which may be increased by up to $25.0 million in accordance with the terms of the Bank Credit Agreement.

     'Capital Stock' means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     'Capitalized Lease Obligation' means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     'Cash Equivalents' means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 365 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (v) other than with respect to the subordination provisions set forth above, notes held by the Issuer or any Subsidiary which were obtained by the Issuer or such Subsidiary in connection with Asset Sales (x) in the ordinary course of its funeral home, cemetery or cremation businesses or (y) which were required to be made pursuant to applicable federal or state law.

     'Change of Control' means the occurrence of any of the following events:
(a) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of RH Holdings, under circumstances where the Permitted Holders (i) 'beneficially own' (as so defined) in the aggregate a lower percentage of the Voting Stock than such other Person or 'group' and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of RH Holdings; (b) RH Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, RH Holdings, in any such event pursuant to a transaction in which the outstanding Voting Stock of RH Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of RH Holdings is converted into or exchanged for
(1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Issuer as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no 'person'

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

or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding Permitted Holders, is the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of RH Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of RH

Holdings was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of RH Holdings then in office; or (d) RH Holdings is liquidated or dissolved or adopts a plan of liquidation.

     'Common Stock' means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     'Consolidated Cash Flow' means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.

     'Consolidated Fixed Charge Coverage Ratio' means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the 'Transaction Date') giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the 'Four Quarter Period') to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, 'Consolidated Cash Flow' and 'Consolidated Fixed Charges' shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the 'Reference Period'), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. In calculating the incremental 'Consolidated Cash Flow' attributable to Asset Acquisitions occurring during the Reference Period, pro forma effect will be given to (i) adjustments which, on the basis of written advice provided to the Issuer by a 'big six' accounting firm, should be permitted by Article 11 of Regulation S-X of the Commission and (ii) incremental revenue resulting from changes in the investment strategy with respect to any related endowment care fund which, in the case of both clause (i) and (ii), are part of the Issuer's good faith business plan for such Asset Acquisition. Furthermore, in calculating 'Consolidated Fixed Charges' for purposes of determining the denominator (but not the numerator) of this 'Consolidated Fixed Charge Coverage Ratio,' (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months); and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a

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

third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     'Consolidated Fixed Charges' means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock (other than dividends and distributions on Preferred Stock and Redeemable Capital Stock that are non-cash through the Final Maturity Date) of such Person and its Subsidiaries on a consolidated basis times (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; provided, however, that the denominator in clause (b) shall be one if such dividend or other distribution is fully tax deductible.

     'Consolidated Income Tax Expense' means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     'Consolidated Interest Expense' means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     'Consolidated Net Income' means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses or any unusual or nonrecurring noncash charge which is not, under GAAP, an extraordinary item,
(ii) the portion of net income (but not losses) of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a 'pooling of interests' basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such Person or one of its Subsidiaries, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders and (vii) any closing costs associated with the Acquisition Transaction and the financing thereof, restructuring costs and costs related to the closing of facilities.

     'Consolidated Net Worth' means, with respect to any Person at any date, the consolidated shareholders' equity of such Person less the amount of such shareholders' equity attributable to Redeemable Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

     'Consolidated Non-cash Charges' means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     'Currency Agreement' means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in currency values.

     'Default' means any event that is, or after notice or passage of time or both would be, an Event of Default.

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     'Designated Senior Indebtedness' means (i) all Senior Indebtedness under the Bank Credit Agreement and (ii) any other Senior Indebtedness which (a) at the time of the determination exceeds $5,000,000 in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as 'Designated Senior Indebtedness' by the Issuer.

     'Event of Default' has the meaning set forth under 'Events of Default' herein.

     'Fair Market Value' means, with respect to any assets, the price, as determined by the Issuer, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $250,000, such determination shall be evidenced by resolutions of the Board of Directors of the Issuer delivered to the Trustee.

     'Final Maturity Date' means November 15, 2004.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable on the date of the Indenture and are consistently applied.

     'Guarantee' means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     'Indebtedness' means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, and excluding all obligations, contingent or otherwise, of such Person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person, (i) any Preferred Stock of any Subsidiary of such Person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued cash dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the 'maximum fixed repurchase price' of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

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     'Independent Financial Advisor' means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

     'Interest Rate Protection Agreement' means, with respect to any person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     'Interest Rate Protection Obligations' means the obligations of any Person pursuant to an Interest Rate Protection Agreement.

     'Investment' means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Issuer in such Unrestricted Subsidiary at such time. 'Investments' shall exclude extensions of trade credit by the Issuer and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Issuer or such Subsidiary, as the case may be.

     'Issue Date' means the date on which the Notes are originally issued.

     'Lien' means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     'Maturity Date' means, with respect to any security, the date on which any principal of such security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     'Moody's' means Moody's Investors Service, Inc. and its successors.

     'Net Cash Proceeds' means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Subsidiary of the Issuer) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Issuer or any Subsidiary of the Issuer) owning a beneficial interest in the assets subject to the Asset Sale, (iv) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (v) appropriate amounts to be provided by the Issuer or any Subsidiary of the Issuer, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary of the Issuer, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     'Pari Passu Indebtedness' means Indebtedness of the Issuer which ranks pari passu in right of payment with the Exchange Notes.

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     'Permitted Holder' means Blackstone Capital Partners II Merchant Banking
Fund L.P. or Loewen Group International, Inc., or any Affiliate of either.

     'Permitted Investments' means any of the following:

          (i) Investments in any Wholly-Owned Subsidiary of the Issuer (including any Person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Issuer) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or any Wholly-Owned Subsidiary of the Issuer at the time such Investment is made and thereafter remains a Subsidiary;

          (ii) Investments in Cash Equivalents;


          (iii) loans or advances to officers, employees or consultants of the Issuer and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Issuer and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding;

          (iv) Investments in evidences of Indebtedness, securities or other property received from another Person by the Issuer or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Issuer or any of its Subsidiaries, or for other liabilities or obligations of such other Person to the Issuer or any of its Subsidiaries that were created, in accordance with the terms of the Indenture;

          (v) Investments of funds received by the Issuer or its Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by the Issuer or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of the Issuer or such Subsidiary;

          (vi) Investments in Related Businesses; provided that the sum of (i) the aggregate Fair Market Value of all such Investments and (ii) the aggregate Fair Market Value of all Preferred Stock permitted to be issued pursuant to clause (z) of the covenant described under '--Certain Covenants--Limitation on Issuances and Sale of Preferred Stock by Subsidiaries' shall not exceed $5,000,000 at any time outstanding;

          (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Subsidiary or in satisfaction of judgments;

          (viii) Investments in Persons to the extent such Investment represents the non-cash consideration otherwise permitted to be received by the Issuer or its Subsidiaries in connection with an Asset Sale or in connection with a transaction excepted from the definition of Asset Sale pursuant to the last sentence of such definition; and

          (ix) Investments existing on the Issue Date.

     'Permitted Liens' means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) purchase money Liens to finance the acquisition of property or assets of the Issuer or any Subsidiary of the Issuer acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Issuer or any Subsidiary of the Issuer other than the property and assets so acquired and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or (y) shall be created within 90 days of such acquisition;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (i) Liens with respect to Acquired Indebtedness incurred in accordance with the covenant described under '--Certain Covenants--Limitation on Indebtedness'.

     'Person' means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     'Preferred Stock' means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.


     'Redeemable Capital Stock' means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Exchange Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     'Related Business' means any business, the majority of whose revenues are derived from providing funeral or cemetery products or services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     'Revolving Credit Facility' means the $25 million senior secured revolving credit facility under the Bank Credit Agreement.

     'RH Holdings' means Rose Hills Holdings Corp., a Delaware corporation and the parent of the Issuer.

     'Sale-Leaseback Transaction' of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     'S&P' means Standard & Poor's Ratings Group and its successors.

     'Senior Indebtedness' means the principal of, premium, if any, and interest on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, 'Senior Indebtedness' shall include all obligations of the Issuer now or hereafter existing under the Bank Credit Agreement, including without limitation principal of, premium, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not such post-petition interest is allowed as a claim in such proceeding) on Indebtedness outstanding under the Bank Credit Agreement, reimbursement obligations of the Issuer with respect to any letters of credit outstanding under the Bank Credit Agreement and any obligation for fees, expenses and indemnities. Notwithstanding the foregoing, 'Senior Indebtedness' shall not include (a) Indebtedness evidenced by the Notes and Exchange Notes,
(b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Issuer, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facilities or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Issuer for compensation to employees or for services rendered to the Issuer, (g) any liability for federal, state, local or other taxes owed or owing by the Issuer,
(h) Indebtedness of the Issuer to a Subsidiary of the Issuer or any other Affiliate of the Issuer or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Issuer in violation of the Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations).

     'Significant Subsidiary' shall mean a Subsidiary which is a 'Significant Subsidiary' as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

     'Stated Maturity' means, when used with respect to any Exchange Note or any installment of interest thereon, the date specified in such Exchange Note as the fixed date on which the principal of such Exchange Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     'Subordinated Indebtedness' means Indebtedness of the Issuer or a Subsidiary which is expressly subordinated in right of payment to the Exchange Notes.

     'Subsidiary' means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Issuer under the Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Issuer shall have designated an Unrestricted Subsidiary as a 'Subsidiary' by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Issuer shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Issuer would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of the covenant described under '--Certain Covenants-- Limitation on Indebtedness' above (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Issuer under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     'Unrestricted Subsidiary' means a Subsidiary of the Issuer (i) none of whose properties or assets were owned by the Issuer or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under '--Certain Covenants--Limitation on Restricted Payments' above, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-

Recourse Indebtedness. As used above, 'Non-Recourse Indebtedness' means Indebtedness as to which (i) neither the Issuer nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under '--Certain Covenants--Limitation on Restricted Payments') and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. Subject to the foregoing, a Subsidiary may be designated as an Unrestricted Subsidiary by written notice to the Trustee under the Indenture accompanied by an Officers' Certificate as to compliance with the Indenture.

     'Voting Stock' means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     'Wholly-Owned Subsidiary' means any Subsidiary of the Issuer of which 100% of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Issuer or by the Issuer and one or more Wholly-Owned Subsidiaries of the Issuer. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.


                         BOOK ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (each a 'Global Exchange Note'). Each Global Exchange Note will be deposited on the date of original issuance thereof with, or on behalf of, The Depository Trust Company, New York, New York ('DTC') and registered in the name of a nominee of DTC.

     Exchange Notes held by persons who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the 'Non-Global Purchasers') will be issued in registered certificated form ('Certificated Exchange Notes'). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Purchaser, such Certificated Exchange Note will, unless the transferee requests otherwise or the Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in the Global Exchange Note.

     The Exchange Notes issued to Non-Global Purchasers will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of and premium, if any, and interest on such Exchange Notes will be payable, and such Notes will be transferable, at the office of the Issuer's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Issuer, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer or exchange of such Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

THE GLOBAL EXCHANGE NOTE

     The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Exchange Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interest in the Global Exchange Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ('participants')) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the

Global Exchange Note will be limited to persons who have accounts with DTC participants or persons who hold interests through participants.

     So long as DTC or its nominee is the registered owner or holder of Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture. No beneficial owner of an interest in the

Global Exchange Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

     Payments of the principal of, premium, if any, and interest (including Additional Interest) on, the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any paying agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interest.

     The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Exchange Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interest in the Global Exchange Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Exchange Note for any reason, including to sell Exchange Notes to persons in states that require physical delivery of the Certificated Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants, to whose account the DTC interests in the Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is continuing an Event of Default under the Indenture and a holder so requests, DTC will exchange the Global Exchange Note for Certificated Exchange Notes, which it will distribute to its participants.

     DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ('indirect participants').

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Exchange Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     If (i) the Issuer notifies the Trustee in writing that DTC is at any time unwilling or unable to continue as a depository for the Global Exchange Note and a successor depository is not appointed by the Issuer within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Exchange Note, Certificated Exchange Notes will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by the Global Exchange Note.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is the opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, relating to certain United States federal income tax consequences of the exchange of Notes for Exchange Notes as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

     The exchange of Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Note and the basis of the Exchange Note will be the same as the basis of the Note immediately before the exchange.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until               , 1997, all dealers effecting
transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of 180 days after the Exchange Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Issuer by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

     The consolidated balance sheet of Roses, Inc. as of December 31, 1995, and the related consolidated statements of income, shareholders' equity (deficit)

and cash flows for each of the two years in the period ended December 31, 1995 included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The (i) consolidated financial statements of Rose Hills Company as of December 31, 1996 and for the period from November 19, 1996 to December 31, 1996; (ii) the combined financial statements of Rose Hills Memorial Park Association and Workman Mill Investment Company as of December 31, 1995 and November 18, 1996, and for each of the years in the two-year period ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996; and (iii) the consolidated financial statements of Roses, Inc., as of November 18, 1996 and for the period January 1, 1996 to November 18, 1996 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Certain Subsidiaries of the Loewen Group International, Inc. as of December 31, 1995 and November 18, 1996 and for the year ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996 have been included herein and in the registration statement in reliance upon the report of KPMG, chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
ROSE HILLS COMPANY CONSOLIDATED FINANCIAL STATEMENTS
Independent auditors' report.............................................    F-2
Consolidated balance sheet as of December 31, 1996.......................    F-3
Consolidated statement of operations for the period from November 19,
  1996 to December 31, 1996..............................................    F-4
Consolidated statement of cash flows for the period from November 19,
  1996 to December 31, 1996..............................................    F-5
Consolidated statement of stockholder's equity...........................    F-6
Notes to consolidated financial statements...............................    F-7
Unaudited consolidated balance sheet as of March 31, 1997................   F-22
Unaudited consolidated statement of operations for the three months ended
  March 31, 1997 and 1996................................................   F-23
Unaudited consolidated statement of cash flows for the three months ended
  March 31, 1997 and 1996................................................   F-24
Unaudited consolidated statement of stockholder's equity for the three
  months ended March 31, 1997............................................   F-25
Notes to unaudited consolidated financial statements.....................   F-26


ROSES, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

Independent auditors' report - KPMG Peat Marwick LLP.....................   F-27
Report of independent public accountants - Arthur Andersen LLP...........   F-28
Consolidated balance sheets as of December 31, 1995 and November 18,
  1996...................................................................   F-29
Consolidated statements of income for the years ended December 31, 1994
  and 1995 and the period from January 1, 1996 to November 18, 1996......   F-30
Consolidated statements of cash flows for the years ended December 31,
  1994 and 1995 and the period from January 1, 1996 to November 18,
  1996...................................................................   F-31
Consolidated statements of shareholders' equity (deficit) for the years ended December 31, 1994 and 1995 and the period from January 1, 1996 to
  November 18, 1996......................................................   F-32
Notes to consolidated financial statements...............................   F-33

ROSE HILLS MEMORIAL PARK ASSOCIATION AND
  WORKMAN MILL INVESTMENT COMPANY COMBINED FINANCIAL STATEMENTS

Independent auditors' report.............................................   F-44
Combined statements of financial position as at December 31, 1995 and
  November 18, 1996......................................................   F-45
Combined statements of activities for the years ended December 31, 1994
  and 1995 and the period from January 1, 1996 to November 18, 1996......   F-46
Combined statements of changes in net assets for the years ended December
  31, 1994 and 1995 and the period from January 1, 1996 to November 16,
  1996...................................................................   F-47
Combined statements of cash flows for the years ended December 31, 1994
  and 1995 and the period from January 1, 1996 to November 18, 1996......   F-48
Notes to combined financial statements...................................   F-49

COMBINED FINANCIAL STATEMENTS OF CERTAIN SUBSIDIARIES OF LOEWEN GROUP
  INTERNATIONAL, INC.

Auditors' report.........................................................   F-61
Combined balance sheet as at December 31, 1995 and November 18, 1996.....   F-62
Combined statement of operations for the year ended December 31, 1995 and
  the period from January 1, 1996 to November 18, 1996...................   F-63
Combined statement of cash flows for the year ended December 31, 1995 and
  the period from January 1, 1996 to November 18, 1996...................   F-64
Notes to combined financial statements...................................   F-65

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Rose Hills Company:

We have audited the accompanying consolidated balance sheet of Rose Hills Company (a wholly owned subsidiary of Rose Hills Holding Corp.) and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from November 19, 1996 to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statments are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rose Hills Company (a wholly owned subsidiary of Rose Hills Holding Corp.) and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the period from November 19, 1996 to December 31, 1996 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Orange County, California
June 12, 1997

                               ROSE HILLS COMPANY
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $  7,900
  Accounts receivable, net of allowances...........................      8,344
  Inventories......................................................      1,186
  Prepaid expenses and other current assets........................      2,666
  Deferred tax asset...............................................      1,176
                                                                      --------
    Total current assets...........................................     21,272
                                                                      --------
Long-term receivables, net of allowances...........................      5,153
Cemetery property, at cost.........................................     71,389
Property and equipment, net........................................     73,283
Goodwill...........................................................    129,294
Deferred finance charges...........................................     11,891
Other assets.......................................................      5,552
                                                                      --------
    Total assets...................................................   $317,834
                                                                      --------
                                                                      --------

               LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable.................................................   $  2,383
  Accrued expenses.................................................      7,857
  Accrued interest.................................................      1,815
  Other current liabilities........................................      1,487
  Current portion of long-term debt................................      1,968
                                                                      --------
    Total current liabilities......................................   $ 15,510
                                                                      --------
Retirement plan liabilities........................................      7,616
Deferred tax liability.............................................      4,373
Subordinated Notes payable.........................................     80,000
Bank Senior Term Loan..............................................     74,000
Other long-term debt...............................................      3,764
Other liabilities..................................................      3,545
                                                                      --------
    Total liabilities..............................................    188,808
                                                                      --------
Commitments and contingencies
Stockholder's equity:

  Common stock; par value of $0.01; 1,000 shares authorized; 1,000
    shares outstanding                                                      --
  Additional paid-in capital.......................................    129,554
  Accumulated deficit..............................................       (528)
                                                                      --------
    Total stockholder's equity.....................................    129,026
                                                                      --------
    Total liabilities and stockholder's equity.....................   $317,834
                                                                      --------
                                                                      --------

          See accompanying notes to consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                      CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE PERIOD FROM NOVEMBER 19, 1996 TO DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

Sales and services:
  Funeral sales and services..........................................  $3,131
  Cemetery sales and services.........................................   3,001
  Insurance commissions and other.....................................     868
                                                                        ------
     Total sales and services.........................................   7,000
                                                                        ------

Cost of sales and services:
  Funeral sales and services..........................................     802
  Cemetery sales and services.........................................     823
                                                                        ------
     Total cost of sales and services.................................   1,625
                                                                        ------
     Gross profit.....................................................   5,375
                                                                        ------

Selling, general and administrative expenses..........................   3,757
Amortization of purchase price in excess of net
  assets acquired and other intangibles...............................     372
                                                                        ------
     Income from operations...........................................   1,246
                                                                        ------

Other income expense:
  Interest expense....................................................   2,031
  Other income........................................................      97
                                                                        ------
     Total other expense..............................................   1,934
                                                                        ------
     Loss before income taxes.........................................    (688)
Income tax benefit....................................................     160
                                                                        ------
     Net (loss).......................................................  $ (528)
                                                                        ------
                                                                        ------

          See accompanying notes to consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
           (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM NOVEMBER 19, 1996 TO DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Net loss.........................................................  $    (528)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization..................................      1,013
    Provision for bad debts and sales cancellation.................         62
    Provision for deferred taxes...................................       (161)

  Changes in assets and liabilities, net of effects of Acquisition
    Transaction:
    Increase in accounts receivable................................        (96)
    Decrease in inventories........................................        256
    Increase in prepaid expenses and other current assets..........     (1,927)
    Increase in accounts payable and accrued expenses..............      8,303
    Decrease in retirement plan liabilities........................       (992)
    Decrease in other liabilities..................................       (792)
                                                                     ---------
       Total adjustments...........................................     (5,666)
                                                                     ---------
       Net cash provided by operating activities...................      5,138
                                                                     ---------

Cash flow from investing activities:
  Capital expenditures.............................................       (279)
  Cash paid for acquisitions, net of cash received.................   (246,345)
                                                                     ---------
       Net cash provided by (used in) investing activities.........   (246,624)
                                                                     ---------

Cash flow from financing activities:
  Proceeds from issuance of common stock to Parent.................  $ 106,554
  Proceeds from borrowings under Bank Credit Agreement.............     75,000
  Proceeds from Subordinated Notes Payable.........................     80,000
  Deferred finance charges.........................................    (12,074)
  Principal payments of capital lease obligations..................        (94)
                                                                     ---------
       Net cash provided by financing activities...................    249,386
                                                                     ---------
Net increase in cash and cash equivalents..........................      7,900
Cash and cash equivalents at beginning of period...................         --
                                                                     ---------
Cash and cash equivalents at end of year...........................  $   7,900
                                                                     ---------

                                                                     ---------

Supplemental disclosures of cash flow information:
  Cash paid during the period for
    Interest.......................................................  $      35
    Income taxes...................................................  $      --

Noncash financing activities
  Equipment, capital leases........................................  $      --
  Acquisition of Affiliate Properties, contributed capital.........  $  23,000

Acquisition of businesses:
  Cash paid for Acquisitions.......................................  $ 247,968
  Cash acquired from Acquisitions..................................     (1,623)
                                                                     ---------
       Cash paid for Acquisitions, net of cash received............  $ 246,345
                                                                     ---------
                                                                     ---------

          See accompanying notes to consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
           FOR THE PERIOD FROM NOVEMBER 19, 1996 TO DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                 RETAINED
                                                 ADDITIONAL     EARNINGS/          TOTAL
                                    SHARES        PAID IN      (ACCUMULATED    STOCKHOLDER'S
                                  OUTSTANDING     CAPITAL        DEFICIT)          EQUITY
                                  -----------    ----------    ------------    --------------
Balance, November 19, 1996.....           --      $      --            --         $     --
  Issuance of common stock.....        1,000        106,554            --          106,554
  Capital contributions........           --         23,000            --           23,000
  Net loss.....................           --             --          (528)            (528)
                                  -----------    ----------    ------------    --------------
Balance, December 31, 1996.....        1,000      $ 129,554          (528)        $129,026
                                  -----------    ----------    ------------    --------------
                                  -----------    ----------    ------------    --------------

          See accompanying notes to consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The December 31, 1996 consolidated financial statements of Rose Hills Company and subsidiaries ('collectively the Company') (a wholly owned subsidiary of Rose Hills Holding Corp. 'RH Holdings') include the accounts of RH Mortuary Corporation (the Mortuary), RH Satellite Properties Corporation (the Satellite Properties) and RH Cemetery Corporation (the Cemetery). The Company is the successor to the operations of the Mortuary, the Cemetery and the Satellite Properties, as described below under Acquisition Transaction. The Company had no prior operations. RH Holdings was formed by Blackstone Capital Partners II Merchant Banking Fund L.P. and affiliates (Blackstone), RHI Management Direct L.P. ('RHIMD') and the Loewen Group Inc. and affiliates (Loewen) (collectively the Buyers,) in order to purchase certain mortuary and cemetery operations (the 'Acquisition Transaction') as discussed below.

     The Company operates three cemetery and funeral home combinations as well as fourteen funeral home properties in the Southern California area. Services offered at the locations include, cemetery interment and professional mortuary services, both of which include pre-need and at-need sales. In addition, the Company offers for sale caskets, memorials, vaults, flowers, and the sale of pre-need funeral insurance from which commissions are earned.

     The accounting and reporting policies of the Company conform to generally accepted accounting principles ('GAAP') and the prevailing practices within the cemetery and mortuary industry. All significant inter-company accounts and transactions have been eliminated.

  Acquisition Transaction

     In connection with the Acquisition Transaction, Blackstone, RHIMD and Loewen contributed to RH Holdings and RH Holdings contributed to the Company $106.6 million in cash ($107 million less $.4 million to be advanced by the Company to RHIMD to finance its purchase of common stock of RH Holdings).

     Additionally effective November 19, 1996 to finalize the capitalization and structure of the Company, Loewen contributed to RH Holdings 14 funeral homes and two combination funeral home and cemetery properties located in the Southern California area (the Satellite Properties) which were valued at the date of the Acquisition Transaction at $23 million. RH Holdings in turn contributed these properties to the Company effective November 19, 1996. Finally, the Company entered into the Bank Credit Agreement (see note 10) and the sale of the Senior Subordinated Notes was consummated (see note 10).

     Effective November 19, 1996, per terms of the merger agreement 'the Merger Agreement' the Company, through its subsidiary RH Mortuary Corporation, acquired the common stock of Roses, Inc., ('Roses') the predecessor mortuary, in consideration of the payment of $59.9 million in cash (subject to downward adjustment under certain circumstances) after giving effect to the repayment of outstanding indebtedness of Roses, Inc. Upon consummation of the Merger Agreement, RH Mortuary Corporation was merged with and into Roses.

     The Company also paid a cash purchase price for certain assets, net of certain liabilities (the 'Asset Purchase Agreement') of Rose Hills Memorial Park Association, the predecessor cemetery, (the Association) in the amount of $166.3 million (subject to downward adjustment under certain circumstances).

     In connection with the Acquisition Transaction described above, Roses entered into a 'Settlement Agreement' dated November 19, 1996 with the Association to resolve amounts due/owed between Roses and the Association as of November 18, 1996. The final resolution of such amounts under the Settlement Agreement has not been determined.

     As of December 31, 1996, the Company, as successor to Roses, has accrued a $1.6 million liability to the Association which it believes will fully satisfy the terms of the Settlement Agreement. The Company believes that the selling shareholders of Roses are obligated to pay approximately $1.4 million of the balance accrued. Upon final resolution of such amounts under the Settlement Agreement Goodwill will be adjusted accordingly.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION--(CONTINUED)

     The assets acquired by the Company have been recorded at cost and in the case of the Satellite Properties, at fair value at the date of contribution. A summary of the allocation of the acquisition is as follows:

                                                     AS AT NOVEMBER 19, 1996
                                           --------------------------------------------
                                                                   SATELLITE
                                           MORTUARY    CEMETERY    PROPERTIES    TOTAL
                                           --------    --------    ----------    ------
                                                          (IN MILLIONS)
Purchase Price..........................    $ 59.9      $166.3       $ 23.0      $249.2
  Direct acquisition costs..............       1.9         5.3          0.7         7.9
                                           --------    --------    ----------    ------
     Total consideration and direct
       acquisition costs................      61.8       171.6         23.7       257.1
Less: historical cost of (net assets)
  shareholders' deficit acquired........       3.9       (50.9)       (14.9)      (61.9)
                                           --------    --------    ----------    ------

Net adjustment..........................    $ 65.7      $120.7       $  8.8      $195.2
                                           --------    --------    ----------    ------
                                           --------    --------    ----------    ------
Allocation of net adjustment:
  Due from Cemetery.....................    $ (1.6)     $   --       $   --      $ (1.6)
  Due to Cemetery.......................       2.4          --           --         2.4
  Due to RH Foundation..................       1.2          --           --         1.2
  Covenants not to compete..............       1.3          --           --         1.3
  Goodwill..............................      64.2        56.6          8.8       129.6
  Cemetery properties...................        --        65.2           --        65.2
  Other assets..........................        --         (.1)          --         (.1)
  Due to Mortuary.......................        --         1.6           --         1.6
  Due from Mortuary.....................        --        (2.4)          --        (2.4)
  Retirement plan liabilities...........       (.5)        (.2)          --         (.7)
  Obligations under covenants not to
     compete:
     Current............................       (.4)         --           --         (.4)
     Noncurrent.........................       (.9)         --           --         (.9)
                                           --------    --------    ----------    ------
     Total allocated....................    $ 65.7      $120.7       $  8.8      $195.2
                                           --------    --------    ----------    ------
                                           --------    --------    ----------    ------

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents are comprised of cash and short-term certificates of deposit, with original maturities of three months or less.

  Cemetery Operations

     Pre-need sales of cemetery interment rights and other related products and services are recorded as revenue when the customer contracts are signed with concurrent recognition of related costs. Allowances for anticipated customer cancellations and refunds are provided as the date of sale based on management's estimate of expected cancellations using historical trends. Actual cancellation rates in the future may result in a change in estimate. A

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

portion of the proceeds from the sale of interment rights is required by state law to be paid into the Endowment Care Fund to provide for the perpetual care of the associated properties. Cemetery revenue is recorded net of these amounts. Earnings of the Endowment Care Fund are used to defray the maintenance costs of cemeteries. Additionally, pursuant to state law, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds which are recorded as long-term receivables.

  Prearranged Funeral Services

     Prearranged funeral services provide for future funeral services generally determined by prices prevailing at the time the contract is signed. The payments made under the contract are either placed in trust or are used to pay the premiums of life insurance policies under which the Company will be designated as beneficiary. The pre-need funeral insurance policies sold by the Company are whole-life policies sold on a pre-need basis to pay for the cost of funeral services. Commissions earned based on a combination of factors, such as the amount of funeral cost coverage sold, the age of the insured and the volume of monthly sales activity. In addition, an annual profit sharing commission is received based upon the number of policies written. Insurance commissions earned on individual policies, as well as commissions based on monthly volume activity and annual profit-sharing arrangements, are recognized as income when the policies are accepted by the insurance company. Except for insurance commissions and amounts not required to be trusted which are used to defray the initial costs of administration, no income is recognized until the performance of a specific funeral.

     Trust fund principal amounts and insurance contract amounts, together with trust fund investment earnings retained in trust and annual insurance benefits, are deferred until the service is performed. The Company estimates that trust fund investment earnings and annual insurance benefits exceed the increase in cost over time of providing the related services. Upon performance of the specific funeral service, the Company will recognize the trust fund principal amount or insurance contract amount together with the accumulated trust earnings and annual insurance benefits as funeral revenues. Indirect obtaining costs relating to the sale of prearranged funeral services are expensed in the period incurred.

  Receivables

     Receivables due from customers are generally due at the time services are rendered. However, financing arrangements are available over a period of three to five years. Such financial contracts bear interest at the rate of 12% per annum. An allowance for doubtful accounts has been established to recognize that a portion of these receivables may not be collectible.

     Receivables due from customers for cemetery property sold in advance of need are generally collected over one to seven years and bear interest at the rate of 9.6% per annum. An allowance for sales cancellations has been established to recognize that cemetery property sold in advance of need, for which a minimum down payment is received, may be subsequently canceled. Accordingly, as of December 31, 1996 allowance for sales cancellations totalled $1,043,000. A provision of $52,000 was charged to cemetery sales to provide for estimated future cancellations for the period from November 19, 1996 to December 31, 1996.

     In addition to the receivable due from customers for cemetery property, receivables from customers for cemetery goods and services sold and provided in funeral arrangements as well as mortuary services and merchandise are generally collected over a period of one to three years bearing interest at the rate of 12.0% per annum. An allowance for doubtful accounts has been established to recognize that a portion of these types of receivables may not ultimately be collectible. As of December 31, 1996, the allowance for doubtful accounts totaled $1,127,000.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Inventories

     Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market value.

  Cemetery Property

     Cemetery property consists of developed and undeveloped cemetery property and is valued at average cost, which is not in excess of market value. Amounts are expensed to costs and expenses as sales of cemetery plots occur.

  Property, Plant and Equipment

     Property, plant and equipment are valued at its fair market value at the acquisition date, with additions subsequent to the acquisition date are recorded at cost and are depreciated on a straight line basis over the estimated useful lives of the assets as follows:

Building and improvements............   10-40 years
Automobiles..........................   6 years
Furniture, fixtures and equipment....   6 to 10 years
Computer hardware and software.......   6 to 10 years
Leasehold improvements...............   over the term of
                                        the lease


     Expenditures for maintenance and repairs are charged to operations as incurred and expenditures for replacements and betterment are capitalized.

  Goodwill

     The excess of purchase price over the fair value of indentifiable net assets acquired (goodwill), is being amortized by use of the straight-line method over a 40 year period. As of December 31, 1996, accumulated amortization was $333,000.

  Covenants not to Compete

     Covenants not to compete on the consolidated balance sheet represent amounts prepaid or the present value of future payments under non-competition agreements with certain key management personnel of acquired operations. Amortization of such covenants not to compete is provided by use of the straight line method over the terms of the relevant agreements, typically ten years. As of December 31, 1996, accumulated amortization of covenants not to compete was $38,000.

  Deferred Financing Cost

     Deferred financing costs relating to the Bank Senior Term Loan and the senior subordinated notes are being amortized over the life of the loan and the notes, respectively based on the effective interest method. As of December 31, 1996, accumulated amortization of these costs was $182,000.

  Derivative Instruments

     The Company enters into derivative transactions with financial institutions only as hedges of other financial transactions and not for speculative purposes. The Company's policies do not allow leveraged transactions and are designed to minimize credit and concentration risk with counter-parties.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The Company has entered into an interest rate collar agreement to manage interest rate exposure on its long-term debt. The difference between the amounts paid and received is accrued and accounted for as an adjustment to interest expense each quarter over the life of such agreements. The amount paid for the collar is included in other assets is being amortized over the life of the collar agreement.

  Income Taxes


     The Company accounts for income taxes under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
109). The asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     The carrying value of the Company's debt instruments approximates fair value which is based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The fair value of the Company's accounts and notes receivable in excess of one year approximate carrying values and are determined as the present value of expected future cash flows discounted at the interest rate currently offered by the Company, which approximates rates currently offered for loans with similar terms and collateral to borrowers with comparable credit risk.

     The carrying amounts of the remaining current assets and liabilities approximate fair value because of the short-term nature of those accounts.

  Impairment of Long-Lived Assets

     The Company follows SFAS No. 121, 'Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ' (SFAS No. 121), which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted operating cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the assets to its carrying amount.

  Earnings (Loss) Per Share

     Earnings (loss) per share have not been included as the Company is a wholly owned subsidiary.

(3) ACQUISITIONS

     The acquisitions of the Satellite Properties, Roses, Inc. and the Association have been recorded under the purchase method of accounting; and accordingly, the results of operations of the companies have been included in the accompanying consolidated financial statements from the date of acquisition, November 19, 1996 through December 31, 1996. The purchase price has been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition as described in Note 1.

     The following table reflects, on an unaudited pro-forma basis, the consolidated results of the operations for the period from January 1, 1996 to

December 31, 1996 as if the Satellite Properties, Roses, Inc. and Association acquisitions had taken place at January 1, 1996. Appropriate adjustments have been made to reflect the

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) ACQUISITIONS--(CONTINUED)

accounting basis used in recording these acquisitions. This pro-forma information does not purport to be indicative of the results of operations that would have resulted had the acquisitions been in effect for the entire year presented, and is not intended to be a projection of future results or trends.


                            (000'S)
                           ---------
Revenues (unaudited)....    $59,500
                           ---------
Net loss (unaudited)....    $ 7,300
                           ---------


(4) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                              DECEMBER 31,
                                                  1996
                                              ------------
                                                (000'S)
Land.......................................    $   16,577
Buildings and improvements.................        30,653
Furniture, fixtures and equipment..........         3,748
Vehicles...................................           431
Computers and computer software............         5,074
Construction in progress...................        17,076
                                              ------------
  Total property, plant and equipment......        73,559
Less: accumulated depreciation.............           276
                                              ------------

Property, plant and equipment, net.........    $   73,283
                                              ------------
                                              ------------

(5) DERIVATIVE FINANCIAL INSTRUMENTS

     The Company's policy is not to use derivative instruments for speculation. The Company does not trade in financial instruments and is not a party to leveraged derivatives.

     The Company has entered into interest rate collar agreements which effectively set maximum and minimum interest rates on the $75 million notional principal amount of Senior Debt (Note 10), ranging from a floor of 5.5% (the Company would pay 5.5% even if rates fall below that level) to a maximum or cap of 6.5% for the period commencing January 2, 1997 through December 1, 2000. The collar agreement is based on 3-month LIBOR.

     The Company is exposed to credit losses in the event of non-performance by the other parties to the interest rate collar agreements. However, the Company does not anticipate non-performance by the counterparties.

(6) ENDOWMENT CARE FUND

     The Company, pursuant to state law, has placed the cemeteries under endowment care. Therefore, when cemetery property is sold, an endowment care charge is made for which a minimum amount is statutory. Charges are payable to the Endowment Care Fund (the Fund), a separate 501(c)(13) organization, when the total sales contract amount has been collected. Since a substantial portion of pre-need cemetery property sales is made on an installment basis, many of the charges are not due currently. Generally, the installment receivables, including late charges, are collectible within one to seven years. As of December 31, 1996, amounts owed to the Fund but not yet due or collected from customers amounted to $1,789,000. The Fund's assets are invested under the direction of the Trustees of the Fund. The change in net assets of the Fund, net of amounts required to be withheld under state law, is paid by the Fund to the Company and is used for the care, maintenance, and embellishment of the cemetery. As allowable by state law, a portion of the undistributed capital gains of the Fund have been reserved

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) ENDOWMENT CARE FUND--(CONTINUED)

and are available to the Company at the discretion of the Trustees for future maintenance, repair or restoration of property or embellishment. The amounts earned by the Fund and transferred to the Company are reported in the combined statements of activities and amounted to $353,000 for the period from November 19, 1996 to December 31, 1996.

     Total assets of the Fund are $58,132,000 at December 31, 1996 and consist primarily of cash and investments carried at fair market value. Total liabilities of the Fund are $703,000 at December 31, 1996 and consist of amounts payable to the Company. Total net assets of $57,429,000 at December 31, 1996 resulted primarily from Fund deposits received or receivable from customers, capital gains (net of transfers to reserves) and holding losses experienced by the Fund.

(7) PRE-NEED FUNERAL SERVICE DEBENTURES

     From 1960 to 1975, the Association, (the predecessor cemetery), sold pre-need funeral service debentures at face amounts under subscription agreements which provided for the collection of the amount on an installment basis. Debentures were issued in denominations of $125 each when installments of the amount were collected. As of December 31, 1996, the debentures subscribed pursuant to the subscription agreements amounted to less than $10,000. The Company may redeem the debentures at any time prior to maturity at the face amount or the holders thereof may at any time apply the debentures to the purchase price of funeral services and arrangements furnished by the Company.

     Additionally, the subscription agreements may be canceled at any time by either the Company or the subscriber. Interest on the debentures is calculated at the rate of 3% per annum, is payable semiannually and continues to accrue on debentures not presented for payment on their maturity date.

     Under the indenture and supplemental indentures, as amended, the Company is required to make payments to a trustee of the fund to be used for the retirement of the debentures at maturity or upon their application to the purchase price of funeral services. Initial funding payments in amounts equal to 25% of the face amount of debentures being issued were required at the time of issuance. The issued and outstanding debentures at December 31, 1996 mature as follows (dollars in thousands):

DATE                            AMOUNT
-----------------------------   ------
Prior to February 1, 1996....   $ 610
February 1, 1997.............     112
February 1, 1998.............      82
February 1, 1999.............     106
February 1, 2000.............      96
                                ------
  Total......................   $1,006
                                ------
                                ------

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) INCOME TAXES

     The provision for income tax (benefit) follows:

                                                DECEMBER 31,
                                                    1996
                                                ------------
Federal current..............................     $
State current................................           18
                                                ------------
  Total current..............................           18
                                                ------------
Federal deferred.............................         (121)
State deferred...............................          (57)
                                                ------------
  Total deferred.............................         (178)
                                                ------------
  Total income tax expense (benefit).........     $   (160)
                                                ------------
                                                ------------

     Differences between the provision for income taxes and income taxes at the statutory Federal income tax rate are as follows:

                                                PERIOD FROM
                                                 JANUARY 1,
                                                  1996 TO
                                                NOVEMBER 18,
                                                    1996
                                                ------------
Expected Federal benefit.....................      $ (234)
Net tax effects of:
  Goodwill amortization......................         102
  State taxes, net of Federal benefit........         (26)
  Nondeductible expenses.....................          (2)
                                                ------------
     Actual income tax benefit...............      $ (160)
                                                ------------
                                                ------------


     The components of the net deferred tax balances are as follows:

Deferred tax assets:
  Operating reserves.........................  $          452
  Retirement benefits........................           1,474
  Other Reserve..............................             611
  Amortization...............................              56
  State taxes................................             259
  Other......................................             113
                                               --------------
     Total deferred tax assets...............           2,965
                                               --------------
Deferred tax liabilities:
  Acquisition step ups.......................          (4,552)
  Depreciation...............................            (738)
  Land.......................................            (872)
                                               --------------
     Total deferred tax liability............          (6,162)
                                               --------------
     Net deferred tax liability..............  $       (3,197)
                                               --------------
                                               --------------

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) RELATED PARTY TRANSACTIONS


     Administrative Services Agreement. In connection with the Acquisition Transaction, as described in Note 1, the Company engaged Loewen to provide certain administrative services and share certain resources pursuant to an Administrative Services Agreement. Pursuant to the Administrative Services Agreement, Loewen is to provide accounting services, computer systems and support, telecommunications support, general operations support, legal services, environmental compliance, regulatory compliance, as well as expertise in management information systems, sales, tax and fund management. As compensation for services provided under the Administrative Services Agreement, Loewen is entitled to receive from the Company, a minimum fee (the 'Administrative Services Fee') payable monthly in arrears and in an aggregate amount equal to $334,000 for the first year following the Acquisition, and a minimum of $250,000 for the second year and subsequent years subject to specified annual increases for each year thereafter until the termination of the Administrative Services Agreement. The Company is also required to reimburse Loewen for all out-of-pocket costs and expenses incurred from third parties in connection with services performed pursuant to the Administrative Services Agreement. For the period ended December 31, 1996, the Company had recorded approximately $42,000 for Administrative Services Fee.


     Monitoring Fee. The Company is required to pay annually a monitoring fee (the 'Monitoring Fee') equal to $250,000 (subject to increases for inflation) to an affiliate of a shareholder of the Parent company. The Company had paid the Monitoring Fee as of December 31, 1996, and had amortized approximately $31,000 as a charge against earnings for the period ended December 31, 1996.

(10) LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1996:

                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                (IN THOUSANDS)
Borrowings outstanding under Bank Credit Agreement, due
  2002......................................................       $  75,000
Senior Subordinated Notes at 9.5%, due November 15, 2004....          80,000
Notes payable and liabilities under noncompete agreements
  and bear interest at rates ranging from 7.46% to 9%. The
  notes and noncompete agreements have variable maturities
  ranging from 1999 through 2007............................           3,825
Other.......................................................             907
                                                               -----------------
                                                                     159,732
  Less current portion......................................          (1,968)
                                                               -----------------
     Long-term debt.........................................       $ 157,764
                                                               -----------------
                                                               -----------------

     At December 31, 1996, annual maturities of long-term debt consisted of the following:

YEARS ENDING DECEMBER 31, (IN THOUSANDS)
----------------------------------------
1997....................................   $  1,968
1998....................................      2,262
1999....................................      1,919
2000....................................      3,415
2001....................................      7,272
Thereafter..............................    142,896
                                           --------

                                           $159,732
                                           --------
                                           --------

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) LONG-TERM DEBT--(CONTINUED)

     Bank Credit Agreement. Concurrent with the consummation of the Acquisition, the Company entered into a credit agreement (the 'Bank Credit Agreement') with a group of financial institutions in Canada and the United States, which provides for (1) a senior secured amortization extended term loan facility (the 'Bank Term Facility') in an aggregate principal amount of $75.0 million used to partially finance the Acquisition Transaction, as described in
Note 1, to pre-fund certain capital expenditures, and to refinance existing indebtedness of the Mortuary, and (2) a senior secured revolving credit facility (the 'Revolving Credit Facility') in an aggregate principal amount of $25.0 million, the proceeds of which are available for general corporate purposes and a portion of which may be extended (as agreed upon) in the form of swing line loans or letters of credit for the account of the Company.

     The Bank Credit Agreement contains certain affirmative and negative covenants customary for this type of agreement and is guaranteed by the Company, its subsidiaries, and its Parent. All such guarantees are secured by a first priority security interest of the capital stock of the Company and each subsidiary and all intercompany receivables. The Company is required to maintain certain defined financial ratios. The Company was in compliance with all such requirements or has obtained appropriate waivers at December 31, 1996.

     Borrowings under the Bank Term Facility bear interest at the Company's option, at the reference rate (the 'Base Rate') of the agent acting on behalf of the financial institutions plus 2.00%, or under a Eurodollar option, at a reserve-adjusted Eurodollar rate (the 'Adjusted Eurodollar Rate') plus 3.00%. The Bank Term Facility will mature seven years after the Acquisition, and requires semi-annual installments aggregating $1 million in each of the first three years after the Acquisition, $3 million in the fourth year after the Acquisition, $7 million in the fifth year after the Acquisition, $9 million in the sixth year after the Acquisition, and $53 million in the seventh year after the Acquisition.

     As of December 31, 1996, the Company was paying interest at the Adjusted Eurodollar Rate (5.6%) plus 3.00% on its outstanding borrowings under the Bank Term Facility. Additionally, the Company had entered into interest rate collar agreements to limit its interest rate risk. Pursuant to the terms of the interest rate collar agreements, the minimum and maximum Base Rate or Adjusted Eurodollar interest rates range from 5.5% to 6.5%, respectively, for the period from January 2, 1997 through December 1, 2000.

     Borrowings under the Revolving Credit Facility bear interest, at the Company's option, at the Base Rate plus 1.75%, or the Adjusted Eurodollar Rate plus 2.75%. The Company pays a commitment fee of .5% on the unused portion. The Revolving Credit Facility is payable in full at maturity, with no prior amortization. As of December 31, 1996, the Company had no borrowings under the Revolving Credit Facility.

     Concurrent with the consummation of the Acquisition, the Company issued $80 million of 9.5% senior subordinated notes payable due November 15, 2004 (the 'Notes'). There are no sinking fund requirements on the Notes and they may not be redeemed until November 2000. At such date, they are redeemable at 104.750% of principal amount, plus accrued and unpaid interest, if any to the redemption date, and thereafter at an annually declining premium over par until November 2003 when they are redeemable at par. The Indenture limits the payment of dividends and repurchase of capital stock, and includes certain other restrictions on indebtedness and limitations customary with subordinated indebtedness of this type.

     The Company assumed liabilites under notes payable and noncompete agreements from the Satellite Properties. The notes payable are secured by land and bear interest at rates ranging from 7.46% to 8.00%. The noncompete agreements consist of the net present value of future payments discounted at 9%.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) RETIREMENT PLANS

  Defined Benefit Plan

     As a result of the Acquisition Transaction, the Retirement Plan for Employees of Rose Hills Mortuary, L.P. (the Plan) was frozen as of December 31, 1996 and will be formally terminated at June 30, 1997. Prior to the Acquisition Transaction, all employees of the Mortuary which employed all cemetery and mortuary employees were participants in the Plan. Participants became fully vested upon the freezing of the Plan. Employees may elect to receive their pension benefits in the form of a single-life annuity or a qualified joint and contingent annuity.

     The Company has funded or accrued the present value of these benefits. The Company Plan is subject to and in compliance with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). During 1995, the Company plan received a favorable letter of determination from the IRS.

     The net pension cost included the following components:


  Service cost-benefits earned during
     the period.........................   $     91
  Interest cost on projected benefit
     obligations........................        109
  Actual (earnings) loss on company plan
     assets.............................        (41)
  Net amortization and deferral.........        (68)
                                           --------
     Total net periodic pension cost....   $     91
                                           --------
                                           --------

     The following table sets forth the Company Plan's funded status and the amounts recognized in the accompanying financial statements:

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
     of $10,917 for 1996....................................    $  (10,917)
                                                               ------------
Projected benefit obligation for services rendered to
  date......................................................       (10,917)
Plan assets at fair market value, primarily listed stocks,
  bonds and U.S. Government obligations.....................        10,887
                                                               ------------
Plan assets less than projected benefit obligations.........           (30)
Unrecognized net loss from past experience different from
  that assumed and effects of changes in assumptions........            --
Unrecognized net assets being recognized over 15 years......            --
Additional liability........................................            --
                                                               ------------
     Accrued pension costs..................................    $      (30)
                                                               ------------
                                                               ------------

     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 6.55%.

  Defined Contribution Plan

     The Company also has a defined contribution plan, which has been qualified under Section 401(k) of the Internal Revenue Service Code (the Savings Plan). During 1995, the predecessor mortuary received a favorable letter of determination from the Internal Revenue Service regarding the Savings Plan. The Savings Plan permits participation by all employees of the Company who have conducted six months of continuous service, subject also to their entry into the Savings Plan on enrollment dates of January 1 or July 1 of each year. Participants may

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) RETIREMENT PLANS--(CONTINUED)

defer up to 15% of their compensation (subject to certain limitations). In addition to the amount of compensation deferred by participants, the Company matches up 100% of the first $300 contributed and 50% of the next $3,400 contributed per year per participant. Additionally, the Company may contribute to the trust for each Plan year beginning with the Plan year beginning January 1, 1997, such amounts as the Board of Directors shall determine in its sole discretion. For the period from November 19, 1996 to December 31, 1996, the Company's contribution to this Savings Plan on behalf of the participants amounted to $48,000.

  Supplemental Employee Retirement Plan

     Three senior officers of Roses, the predecessor mortuary, had employment agreements, which obligated Roses to provide these three employees with a supplemental employee retirement plan (SERP). This nonqualified supplemental pension plan covering certain employees provides for incremental pension payments from Rose's funds so that the total pension payments would more realistically approximate amounts that would have been payable from the Rose's principal pension plan if it were not for limitations imposed by income tax regulations. In conjunction with the Acquisition Transaction, the SERP liability was assumed by the Company. The annual lifetime benefit is based upon a percentage of salary during the final five years of employment, offset by several other sources of income, up to age 62 at which time the benefit becomes payable to the participant.

     The SERP net pension cost included the following components:

Service cost-benefits earned during the
  period.....................................     $     --
  Interest cost on projected benefit
     obligation..............................           --
  Net amortization and deferral..............           46
                                                ------------
     Total net periodic pension cost.........     $     46
                                                ------------
                                                ------------


     The following table sets forth the SERP funded status and the amounts recognized in the accompanying financial statements:

                                                DECEMBER 31,
                                                    1996
                                                ------------
Actuarial present value of benefit
  obligations:
  Accumulated benefit obligation, including
  vested benefits of $3,005 for 1996.........     $ (3,005)
                                                ----------
                                                ----------
Projected benefit obligation for services
  rendered to date...........................       (4,244)
Plan assets at fair market value.............           --
                                                ----------
     Plan assets in less than projected
       benefit obligations...................       (4,244)
Unrecognized net (gain) loss from past
  experience different from that assumed and
  effects of changes in assumptions..........         (577)
Unrecognized net assets being amortized over
  15 years...................................           --
                                                ----------
     Accrued pension cost....................       (4,821)
                                                ----------
                                                ----------

     The weighted average discount and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.75% and 4.00%, respectively. The expected long-term rate of return on assets was 8.00%.

     To fund the SERP obligations, the Company has procured whole life insurance policies. The Company is the owner and beneficiary of these policies with an aggregate face amount of $7 million. The cash surrender value of

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) RETIREMENT PLANS--(CONTINUED)

the Company's share of the policies is reflected in the balance sheet under other assets and amounted to $407 as of December 31, 1996.

  Board of Trustees' Plan

     The Association had a retirement plan (the 'Trustees' Plan') covering each eligible member of the Association's Board of Trustees (Trustee).

     Per terms of the Asset Purchase Agreement, the Company will assume this liability. Concurrent with the closing of the Asset Purchase Agreement, the Trustees' Plan was fully funded and the accrual of future benefits ceased. At December 31, 1996, the Company's liability for the Trustees' plan totaled $2,362,000.

     In addition certain retired senior executives of the Association participated in a nonqualified supplemental deferred compensation program. Per terms of the Asset Purchase Agreement, the Company has assumed this liability. At December 31, 1996, the Company's liability for this program totaled $443,000.

(12) FUNERAL SERVICE TRUST AGREEMENTS

     The Company sells, on a limited basis, Funeral Service Trust Agreements. These trust agreements are sold generally on an installment basis and funds derived therefrom earn income subject to certain limitations. Trusts may be terminated at any time with all principal and accumulated net income being distributed to the Trustor. Trustor may at any time apply the trust amount to the purchase price of funeral services and arrangements furnished by the Company and/or to cemetery property, services and commodities provided by the Association. The amounts relating to these trusts are not included in the accompanying financial statements, however, administration fees earned by the Company are reflected in the statements of income.

(13) COMMITMENTS UNDER LEASE AGREEMENTS

     As of December 31, 1996, the future minimum lease obligation pursuant to operating lease agreements is summarized as follows:

                                           OPERATING
                                            LEASES
                                           ---------
Year ending December 31,
  1997..................................    $   465
  1998..................................        267
  1999..................................        123
  2000..................................         81
  2001..................................         62
  Thereafter............................         89
                                           --------
     Total minimum lease obligations....      1,087
                                           --------
                                           --------


     Rental expense under operating lease agreements for the period from November 19, 1996 to December 31, 1996 was $25,000.

(14) PURCHASE COMMITMENTS

     In September 1992, the predecessor cemetery (the Association) and the local County Sanitation District (the District) entered into an agreement (the Agreement) whereby the Association agreed to construct a reclaimed water storage reservoir (the Reservoir) with a capacity of 1.2 million gallons, one-half of which would be made available to the District for its use at a site located adjacent to the cemetery. The cost of the Reservoir, which was completed during 1994, totaled $471,000. The Company is obligated under this Agreement, as successor to the Association.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) PURCHASE COMMITMENTS--(CONTINUED)

     Similarly, the District agreed to construct a reclaimed water transmission system to transport reclaimed water from its existing water reclamation plant to the Company's Reservoir. It is anticipated that the reclaimed water transmission system will be completed in 1997.

     In connection with this Agreement, the Company is obligated to purchase initially 500 acre feet per year of reclaimed water from the District, with such amount increasing by 50 acre feet per year, up to a maximum of 3,200 acre feet per year. The annual price to be paid by the Company for the reclaimed water shall be the greater of (a) one-half of the unit price in effect at the beginning of the applicable fiscal year, currently estimated at $220 per acre foot per year, multiplied by the amount of reclaimed water delivered to the Company, less one-half of the annual payment made by the Company for the reclaimed water transmission system, as discussed further below, and (b) one-fifth of the unit cost of operation and maintenance of the Inland Reclamation Plants multiplied by the amount of reclaimed water delivered. Such costs are currently estimated at $105 per acre foot.

     The Company has agreed to pay its proportionate share of the capital costs incurred by the District in constructing the reclaimed water transmission system. Such proportionate share will be determined based on the percentage of peak flow design capacity required by the Company to the total peak flow design capacity of the transmission facilities. The Company's proportionate share was initially estimated to total approximately $1,500,000. The Company's share may exceed this estimate since such costs are based on current anticipated demand for transporting reclaimed water. Actual costs and demand could vary significantly from these estimates.


     The Company's annual payment of such costs is to be equal to 1/20th of its proportionate share of the capital costs or approximately $108,000, as originally estimated.

     The District has agreed to pay its proportionate share of the capital costs associated with the Company's construction of the Reservoir. The District's share of such costs is based on the proportion of the Reservoir's designed capacity required for the Company to provide reclaimed water storage for the District. Annual payment of such amounts will be equal to 1/20th of the District's share and will reduce the annual payment made by the Company to the District for its share of the reclaimed water transmission system described above.

     The Company and the District have also agreed to reimburse the other for operating and maintenance costs associated with the Reservoir and the reclaimed water transmission system based on criteria outlined in the Agreement.

(15) COMMITMENTS AND OTHER MATTERS

  Transaction with the International Buddhist Progress Society

     During 1994, the predecessor cemetery sold the exclusive interment rights on an undeveloped parcel of land located on the property to the International Buddhist Progress Society (IBPS), an unrelated organization. In exchange for the interment rights, IBPS agreed to pay the predecessor cemetery $1,375,000, of which $160,000 was received as a deposit during 1994. Sales commissions totaled $206,000 in connection with this transaction. It was determined that because, among other matters, an adequate down payment was not received and the interment rights were not sold on a parcel of land that was not ready for the purpose for which it was sold, the earnings process was not complete and revenue and expense recognition relating to the transaction should be deferred until such time IBPS has completed a significant portion of the project.

     IBPS plans to build a columbarium on the developed parcel and IBPS will sell the niches therein on an at-need and pre-need basis. The remaining unpaid portion of the sales price is to be repaid after construction of the Temple is completed, based on a percentage of niches sales, but in no event later than January 1, 2003. IBPS has agreed to reimburse the Company up to $1,150,000 for the costs it will incur to ready the undeveloped parcel of land for construction of the columbarium. Pursuant to the agreement with IBPS, the Company will hold title to land improvements and the completed building. These costs are expected to total approximately $2,000,000. As of December 31, 1996, costs expended by the Company in connection with this project totaled $2,000,000 and are included in construction in progress at December 31, 1996.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
    (A WHOLLY OWNED SUBSIDIARY OF THE ROSE HILLS HOLDING CORP.)--(CONTINUED)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) COMMITMENTS AND OTHER MATTERS--(CONTINUED)

  Sky Rose Chapel

     During 1995, the predecessor cemetery entered into an agreement with a building contractor for the construction of a new funeral chapel, which has become known as Sky Rose Chapel. The project was completed for a cost of $15.7 million, and was completed on May 30, 1997. As of December 31, 1996, costs incurred in connection with this project totaled approximately $14.5 million.

  General

     The Company has employment agreements with its executive officers, the terms of which expire at various dates. Such agreements provide for minimum salary levels, as well as incentive bonuses which are payable if specified management goals are attained.

(16) CONTINGENCIES

     The Company is involved in certain matters of litigation, none of which, in the judgment of management, will have a material impact on its consolidated financial position or results of operations.

     The State of California Department of Consumer Affairs ('DCA') is currently reviewing the funding levels of the endowment care trust fund at A.L. Cemetery, one of the Satellite Properties. The amount of the additional funding, if any, to the above noted trust, has not been determined.

     Management is aware that some of the Satellite Properties may have been contaminated from former or adjacent underground storage tanks. Management believes that these environmental contingencies and liabilities to be immaterial individually and in aggregate.

     Two liens totaling approximately $500,000 are registered against the property of A.L. Cemetery. The holders of the liens have not exercised rights, if any, they may have under these liens.


     In the opinion of the management of the Company, the ultimate resolution of this lien will not have a material effect on its consolidated financial position or results of operations. Accordingly no accrual for such lien has been recorded at December 31, 1996.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)

                               ASSETS
Cash and equivalents.................................................  $7,977
Accounts receivables, net of allowances..............................  7,430
Prepaid expenses and other current assets............................  2,650
Inventory............................................................  1,164
Deferred tax asset...................................................  1,176
                                                                       --------
  Total current assets...............................................  20,397
Long-term receivables, net of allowances.............................  8,169
Cemetery Property....................................................  70,719
Property, plant and equipment, net...................................  73,408
Goodwill.............................................................  128,339
Deferred finance charge..............................................  11,604
Other assets.........................................................  5,405
                                                                       --------
     Total assets....................................................  $318,041
                                                                       --------
                                                                       --------
                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................  $2,956
  Accrued expenses...................................................  5,958
  Accrued interest...................................................  3,161
  Other current liabilities..........................................  1,325
  Current portion of other long-term debt............................  1,700
                                                                       --------
     Total current liabilities.......................................  15,100
                                                                       --------
Retirement plan liabilities..........................................  7,538
Deferred tax liability...............................................  4,373
Subordinated Notes Payable...........................................  80,000
Bank Senior term loan................................................  74,000
Other long-term debt.................................................  3,949
Other liabilities....................................................  3,545
                                                                       --------
     Total liabilities...............................................  188,505
                                                                       --------
Commitment and contingencies.........................................
Stockholder's equity:
  Common stock par value $.01; 1,000 authorized; 1,000 shares
     outstanding.....................................................    --
  Additional paid in capital.........................................  129,554
  Accumulated deficit................................................      (18)

                                                                       --------
     Total stockholder's equity......................................  129,536
                                                                       --------
     Total liabilities and stockholder's equity......................  $318,041
                                                                       --------
                                                                       --------

     See accompanying notes to unaudited consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 1997         1996
                                                               ---------    --------
                                                                            (NOTE 1)
Sales and services:
  Funeral sales and services................................    $ 7,709     $  5,470
  Cemetery sales and services...............................      8,702        5,032
  Insurance commissions and other...........................      1,430        1,341
                                                               ---------    --------
     Total sales and services...............................     17,841       11,843
                                                               ---------    --------
Cost of sales and services:
  Funeral sales and services................................      2,027        1,716
  Cemetery sales and services...............................      1,751        1,112
                                                               ---------    --------
     Total costs of sales and services......................      3,778        2,828
                                                               ---------    --------
     Gross profit...........................................     14,063        9,015
Selling, general and administrative expense.................      8,176        7,372
Amortization of purchase price in excess of net assets
  acquired and other intangibles............................      1,116           50
                                                               ---------    --------
     Income from operations.................................      4,771        1,593
Other income expense:
  Interest expense..........................................      3,933          412
  Other income..............................................        143          144
                                                               ---------    --------
     Total other expense....................................      3,790          268
                                                               ---------    --------
     Income before income tax...............................        981        1,325
                                                               ---------    --------
Provision for income tax....................................        471          581
                                                               ---------    --------
     Net income.............................................    $   510     $    744
                                                               ---------    --------
                                                               ---------    --------

     See accompanying notes to unaudited consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                 1997         1996
                                                               ---------    --------
                                                                            (NOTE 1)
Cash flow from operating activities:
  Net income................................................    $   510     $    744
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization of purchase related assets................      2,058           50
     Depreciation...........................................        506          674
     Changes in assets and liabilities associated with
      operating activities:
       Increase in customer accounts receivable.............     (2,101)        (382)
       Increase in inventories..............................         22          233
       Decrease in other current assets.....................         16          804
       Increase in accounts payable and accrued expenses....         20          499
       Decrease in other current liabilities................       (162)        (158)
       Other, net...........................................        (78)         (27)
                                                               ---------    --------
          Net cash provided by operating activities.........        791        2,437
Cash flow from investing activities--capital expenditures...       (631)      (3,101)
Cash flow from financing activities--Reduction in long term
  debt                                                              (83)        (684)
                                                               ---------    --------
          Net increase (decrease) in cash and cash
           equivalents......................................         77       (1,348)
Adjustments for exclusion of cash and cash equivalents
  pursuant to the Asset Purchase Agreement..................         --        1,173
Cash and cash equivalents at beginning of period............      7,900        1,869
                                                               ---------    --------
Cash and cash equivalents at end of period..................    $ 7,977     $  1,694
                                                               ---------    --------
                                                               ---------    --------
Supplemental cash flow information:
  Interest paid.............................................      3,645           25
  Taxes paid................................................         14           --

     See accompanying notes to unaudited consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                       (000'S EXCEPT SHARES OUTSTANDING)

                                                                         (RETAINED
                                                                          EARNING           TOTAL
                                        SHARES       ADDITIONAL PAID    ACCUMULATED     STOCKHOLDER'S
                                      OUTSTANDING      IN CAPITAL         DEFICIT)         EQUITY
                                      -----------    ---------------    ------------    -------------
Balance, December 31, 1996.........       1,000         $ 129,554          $ (528)        $ 129,026
  Net income.......................          --                --             510               510
                                      -----------    ---------------       ------       -------------
Balance, March 31, 1997............       1,000         $ 129,554          $  (18)        $ 129,536
                                      -----------    ---------------       ------       -------------
                                      -----------    ---------------       ------       -------------

     See accompanying notes to unaudited consolidated financial statements.

                      ROSE HILLS COMPANY AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF ROSE HILLS HOLDING CORP.)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

1. BASIS OF PRESENTATION

     The accompanying March 31, 1997 unaudited consolidated financial statements of Rose Hills Company and subsidiaries (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnote disclosures necessary for complete financial statements in conformity with generally accepted accounting principles. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included herein.

     In the opinion of management, the accompanying unaudited consolidated financial statements as of and for the three months ended March 31, 1997 contain all adjustments considered necessary for a fair presentation of the financial condition as of March 31, 1997 and the results of operations and cash flows for the three months ended March 31, 1997.

     Earnings (loss) per share have not been included as the Company is a wholly owned subsidiary.

     As a result of the Acquisition Transaction, as described elsewhere herein, the Company is the successor to the operations of the predecessor Mortuary and Cemetary and the Satellite Properties. As of November 19, 1996, the Company's assets and liabilities were adjusted to their estimated fair values under purchase accounting. In addition, the Company entered into new financing arrangements and changed its capital structure. Accordingly, financial position and results of operations subsequent to November 18, 1996 are not comparable to prior periods. Operations of the Company since November 18, 1996 reflect increased depreciation, amortization, and interest expense. Accordingly, comparative financial information as of and for the three months ended March 31, 1996 have been included on a historical basis for the predecessor Mortuary and Cemetary and are not comparable. Such combined financial data for the predecessor operations has been included solely to facilitate a discussion of the operations from period to period. Such presentation of the 1996 data is pro forma in that generally accepted accounting principles would not allow such combination due to the lack of common ownership of the predecessor operations. The operations of the Satellite Properties for 1996 have been omitted from the presentation on the basis of immateriality.

2. SETTLEMENT AGREEMENT

     In connection with the Acquisition Transaction described elsewhere herein, Roses entered into a 'Settlement Agreement' dated November 19, 1996 with the Association to resolve amounts due/owed between Roses and the Association as of November 18, 1996. The final resolution of such amounts under the Settlement Agreement has not been determined at March 31, 1997.


     The Company, as successor to Roses, has accrued a $1.6 million liability to the Association which it believes will fully satisfy the terms of the Settlement Agreement. The Company believes that the selling shareholders of Roses are obligated to pay approximately $1.4 million of the balance accrued. Upon final resolution of such amounts under the Settlement Agreement Goodwill will be adjusted accordingly.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Roses, Inc.:

We have audited the accompanying consolidated balance sheet of Roses, Inc. and subsidiaries as of November 18, 1996 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the period from January 1, 1996 to November 18, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roses, Inc. and subsidiaries as of November 18, 1996, and the results of their operations and their cash flows for the period from January 1, 1996 to November 18, 1996 in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK, LLP

Orange County, California
June 12, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Roses, Inc.:

We have audited the accompanying consolidated balance sheet of Roses, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roses, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
October 25, 1996

                          ROSES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 31, 1995 AND NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                                                           1995       1996
                                                          -------    -------
                        ASSETS
Cash and marketable securities:
  Cash and cash equivalents............................   $ 1,269    $   892
  Marketable securities (market value of $142 at
    December 31, 1995).................................       112         --
                                                          -------    -------
    Total cash and marketable securities...............     1,381        892
                                                          -------    -------
Receivables:
  Customer accounts receivable, net....................     1,831      1,686
  Due from Rose Hills Memorial Park Association........     3,786        248
  Other................................................     1,328        114
                                                          -------    -------
    Total receivables..................................     6,945      2,048
                                                          -------    -------
Other current assets:
  Prepaid expenses, deferred charges and deposits......       237        239
  Prepaid taxes........................................       726         --
  Casket and other inventories.........................       472        449
  Other................................................       207        407
  Deferred tax asset...................................        --        624
                                                          -------    -------
    Total other current assets.........................     1,642      1,719
                                                          -------    -------
Total current assets...................................     9,968      4,659
                                                          -------    -------
Property, plant and equipment, net.....................    13,784     12,791
                                                          -------    -------
Intangible assets:
  Goodwill.............................................     2,732      2,655
  Other................................................       121         21
                                                          -------    -------
    Total intangible assets............................     2,853      2,676
                                                          -------    -------
    Total assets.......................................   $26,605    $20,126
                                                          -------    -------
                                                          -------    -------

         LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable and accrued liabilities:

  Accounts payable and accrued expenses................   $ 1,815    $   774
  Accrued compensation.................................     1,468      1,238
  Other current liabilities............................       372        410
  Current portion of Bank senior term loan.............     2,500     15,100
  Current portion of Rose Hills Memorial Park
    Association--computer note.........................       313        220
  Current portion of Obligation under financing
    lease..............................................        91        130
  Current portion of Rose Hills Memorial Park
    Association promissory note........................        --        835
                                                          -------    -------
    Total current liabilities..........................     6,559     18,707
Other long-term liabilities:
  Accrued pension cost of supplemental employee
    retirement plan....................................     3,528      3,910
  Accrued pension cost of defined benefit plan.........     1,452      1,183
  Retirement plan liability............................       366         --
  Deferred tax liability...............................       260         --
                                                          -------    -------
    Total other long-term liabilities..................     5,606      5,093
Long-term debt:
  Bank senior term loan................................    16,975         --
  Rose Hills Memorial Park Association loans:
    Promissory note....................................       835         --
    Computer note......................................       300         --
  Obligation under financing lease.....................       250        202
                                                          -------    -------
    Total long-term liabilities........................    23,966      5,295
                                                          -------    -------
Commitments and contingencies..........................        --         --
                                                          -------    -------
    Total liabilities..................................    30,525     24,002
                                                          -------    -------
Shareholders' deficit:
  Common stock--($1 par value, authorized 1,000,000
    shares, issued 100,000 shares).....................       100        100
  Accumulated deficit..................................    (4,020)    (3,976)
                                                          -------    -------
    Total shareholders' deficit........................    (3,920)    (3,876)
                                                          -------    -------
    Total liabilities and shareholders' deficit........   $26,605    $20,126
                                                          -------    -------
                                                          -------    -------

          See accompanying notes to consolidated financial statements.

                          ROSES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
           AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996.
                             (DOLLARS IN THOUSANDS)

                                                1994      1995      1996
                                               -------   -------   -------
Sales and services:
  Caskets....................................  $ 8,693   $ 8,757   $ 8,014
  Funeral services...........................    7,958     8,183     8,224
  Insurance commissions......................    2,922     2,857     2,337
  Flowers....................................    1,717     1,796     1,502
  Management fee and other...................      768       841       345
                                               -------   -------   -------
     Total sales and services................   22,058    22,434    20,422
                                               -------   -------   -------
Cost of sales and services:
  Caskets....................................    2,699     2,488     2,424
  Funeral services...........................    2,548     2,765     2,413
  Flowers....................................      715       758       664
                                               -------   -------   -------
     Total cost of sales and services........    5,962     6,011     5,501
                                               -------   -------   -------
     Gross profit............................   16,096    16,423    14,921
                                               -------   -------   -------
Selling, general and
  administrative expenses....................   10,719    11,229    12,331
Amortization of purchase related assets......    1,211       518        87
Settlement of intercompany balances..........       --        --     1,853
                                               -------   -------   -------
     Income from operations..................    4,166     4,676       650
                                               -------   -------   -------
Interest income (expense):
  Interest income............................       64        39       378
  Interest expense...........................   (2,053)   (2,429)   (1,439)
                                               -------   -------   -------
     Total net interest expense..............   (1,989)   (2,390)   (1,061)
                                               -------   -------   -------
     Income (loss) before tax provision......    2,177     2,286      (411)
Tax provision................................       34     1,094       545
                                               -------   -------   -------
     Net income (loss).......................  $ 2,143   $ 1,192   $  (956)
                                               -------   -------   -------
                                               -------   -------   -------
Net income (loss) per common share...........  $ 21.43   $ 11.92   $ (9.56)
                                               -------   -------   -------

                                               -------   -------   -------
     Weighted number of outstanding shares...  100,000   100,000   100,000
                                               -------   -------   -------
                                               -------   -------   -------

          See accompanying notes to consolidated financial statements.

                          ROSES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
           AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996.
                             (DOLLARS IN THOUSANDS)

                                                            1994        1995          1996
                                                          --------    --------    ------------
Cash flow from operating activities:
  Net income (loss)....................................   $  2,143    $  1,192      $   (956)
  Adjustments to reconcile net income to net cash
     provided by operating activities:.................
     Amortization of purchase related assets...........      1,211         518            87
     Depreciation......................................        930       1,075         1,065
     Net loss (gain) on disposal of property, plant and
       equipment.......................................          2          --            (1)
     Provision for bad debts...........................        200         100            53
     Provision for deferred income taxes...............         --         260          (883)
  Changes in assets and liabilities associated with
     operating activities:
     (Increase) decrease in customer accounts
       receivable......................................       (204)          8            92
     (Increase) decrease in due from Rose Hills
       Memorial Park Association.......................     (1,405)        929         3,537
     (Increase) decrease in other receivables..........       (369)       (183)        1,213
     Increase in other current assets..................       (111)       (600)          660
     Increase in accounts payable and accrued
       expenses........................................        449         522        (2,042)
     Increase (decrease) in other current
       liabilities.....................................      1,486      (1,066)          808
     Other, net........................................        304         119            90
                                                          --------    --------    ------------
       Net cash provided by operating activities.......      4,636       2,874         3,723
                                                          --------    --------    ------------
Cash flow from investing activities--capital
  expenditures.........................................       (681)       (432)          (71)
                                                          --------    --------    ------------
Cash flow from financing activities:
  Financing costs......................................       (244)         --            --
  Dividend distributions...............................     (9,320)         --            --
  Reduction of long-term debt..........................    (18,372)     (1,924)       (4,776)
  Proceeds from issuance of long-term debt.............     23,000          --            --
  Capital Contribution.................................         --          --         1,000
  Increase (decrease) in other long-term liabilities...         59        (176)         (253)
                                                          --------    --------    ------------
       Net cash used in financing activities...........     (4,877)     (2,100)       (4,029)
                                                          --------    --------    ------------

Net increase (decrease) in cash and cash equivalents...       (922)        342          (377)
Cash and cash equivalents at beginning of period.......      1,849         927         1,269
                                                          --------    --------    ------------
       Cash and cash equivalents at end of period......   $    927    $  1,269      $    892
                                                          --------    --------    ------------
                                                          --------    --------    ------------
Supplemental cash flow information:
  Interest paid........................................   $  2,053    $  2,429         2,544
                                                          --------    --------    ------------
                                                          --------    --------    ------------
  Taxes paid...........................................   $     49    $  1,565           565
                                                          --------    --------    ------------
                                                          --------    --------    ------------

          See accompanying notes to consolidated financial statements.

                          ROSES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
            AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                                                                               RETAINED EARNINGS/         TOTAL
                                                       SHARES       COMMON        (ACCUMULATED        SHAREHOLDERS'
                                                     OUTSTANDING     STOCK          DEFICIT)         EQUITY (DEFICIT)
                                                     -----------    -------    ------------------    ----------------
Balance, December 31, 1992........................        1000      $     1         $  1,835             $  1,836
  Net income......................................          --           --              809                  809
  Distributions to shareholders...................          --           --             (679)                (679)
                                                     -----------    -------       ----------         ----------------
Balance, December 31, 1993........................        1000            1            1,965                1,966
  Net income......................................          --           --            2,143                2,143
  Distributions to shareholders...................          --           --           (2,401)              (2,401)
  Issuance of stock...............................      99,000           99               --                   99
  Special distribution to shareholders............          --           --           (6,919)              (6,919)
                                                     -----------    -------       ----------         ----------------
Balance, December 31, 1994........................     100,000          100           (5,212)              (5,112)
  Net income......................................          --           --            1,192                1,192
                                                     -----------    -------       ----------         ----------------
Balance, December 31, 1995........................     100,000          100           (4,020)              (3,920)
  Net loss for the period from January 1, 1996 to
     November 18, 1996............................          --           --             (956)                (956)
  Capital Contribution............................          --           --            1,000                1,000
                                                     -----------    -------       ----------         ----------------
Balance, November 18, 1996........................     100,000      $   100         $ (3,976)            $ (3,876)
                                                     -----------    -------       ----------         ----------------
                                                     -----------    -------       ----------         ----------------

          See accompanying notes to consolidated financial statements.

                          ROSES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The December 31, 1995 and November 18, 1996 consolidated financial statements of Roses, Inc. and subsidiaries (collectively 'Roses' or the 'Company') include the accounts of Roses, Inc., Rose Hills Mortuary, Inc. ('RHMI') and Rose Hills Mortuary, L.P. ('RHMLP'). Effective January 1, 1995 the consolidated financial statements include tax accounts as if Roses, Inc. adopted Statement of Financial Accounting Standards No. 109 ('SFAS No. 109'), Accounting for Income Taxes, on that date. The December 31, 1994 consolidated financial statements of Roses, Inc. and subsidiaries include the accounts of RHMI and RHMLP only, as predecessor companies. Through December 31, 1994, RHMI, the general partner of RHMLP, had elected treatment as an S-Corporation, accordingly RHMI's income, whether distributed or not, was taxed at the shareholder level for income tax purposes. Therefore, the accompanying consolidated financial statements as of December 31, 1994 and 1993 do not include a provision for income taxes. For California franchise tax purposes, S-Corporations were taxed at 2.5% of taxable income through 1993 and 1.5% of taxable income in 1994. Deferred taxes are not provided for these years as the amounts were immaterial.

     The accounting and reporting policies of Roses conform to generally accepted accounting principles ('GAAP') and the prevailing practices within the mortuary industry. All significant inter-company accounts and transactions have been eliminated.

     On September 19, 1996, Roses entered into a purchase agreement (the Purchase Agreement) whereby all shares of the common stock of Roses will be sold to a new company formed by Blackstone Capital Partners II Merchant Banking Fund L.P. and The Loewen Group Inc. (the Buyers) for approximately $75 million (the Acquisition). In addition, in connection with this transaction, selected assets of Rose Hills Memorial Park Association and Workman Mill Investment Company (the Association) are being sold to the Buyers. The sale of Roses was consummated on November 19, 1996.

2. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Roses, Inc., a California corporation, was formed in December 1994 and, effective January 1, 1995, became the limited partner of RHMLP, replacing the predecessor limited partner, and parent corporation of RHMI, California corporation, (collectively 'Roses' or the 'Company'). As part of this restructuring, the predecessor limited partner exchanged its partnership interest in RHMLP for shares of stock in the newly formed Roses, Inc. Additionally, the three shareholders of RHMI, the general partner of RHMLP, all exchanged their share holdings for shares in the newly formed Roses, Inc. As a result of this exchange, Roses, Inc. became both the parent corporation to RHMI and the new limited partner of RHMLP.

     Roses, Inc. has no other business interests or operations other than to manage a 12.5% limited partnership interest in RHMLP and a 100% wholly owned subsidiary RHMI, which as the general partner, has an 87.5% partnership interest in RHMLP.

     RHMLP was formed in 1990 for the purpose of owning and managing the funeral operations and managing the cemetery operations of Rose Hills Memorial Park Association (the 'Association').

     RHMLP's business is segmented into five main areas which include professional mortuary services, casket sales, flower shop sales, sales of pre-need funeral insurance products from which commissions are earned, and management services from which fees are earned in accordance with an agreement with the Association.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents are comprised of cash and short term certificates of deposit.

                          ROSES, INC. AND SUBSIDIARIES

  Receivables

     Receivables due from customers for mortuary services and merchandise are generally due at the time services are rendered. However, financing arrangements are available over a period of three to five years. Such financial contracts bear interest at the rate of 12% per annum. An allowance for doubtful accounts has been established to recognize that a portion of these receivables may not be collectible. As of November 18, 1996 and December 31, 1995, the allowance for doubtful accounts was $216,000 and $287,000, respectively.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

  Property, Plant and Equipment


     Property, plant and equipment are valued at its fair market value at the acquisition date. Additions subsequent to the acquisition date are recorded at cost.

  Depreciation and Amortization

     Depreciation and amortization are computed using the straight-line method over the estimated useful life of the asset, ranging from 5 to 25 years.

     Expenditures for maintenance and repairs are charged to operations as incurred and expenditures for replacements and betterments are capitalized.

  Goodwill

     Goodwill is being amortized using the straight-line method over a 40 year period. As of November 18, 1996 and December 31, 1995, accumulated amortization of goodwill was $536,000 and $459,000, respectively.

  Deferred Financing Costs

     Deferred financing costs relating to the Bank Senior Term Loan entered into in July 1994 and amended in December 1994 (see Note 6) are being amortized over the life of the loan based on the effective interest method. As of November 18, 1996 and December 31, 1995, accumulated amortization of these costs was $231,000 and $142,000, respectively.

  Income Taxes

     Effective January 1, 1995, RHMI became a C-Corporation, which together with its parent, Roses, Inc., also a C-Corporation, became obligated to file consolidated federal and state tax returns. Beginning in 1995, RHMLP makes cash distributions to Roses and RHMI in their respective interests for the payment of federal and state taxes.

     During 1993, the IRS began an examination of federal income tax returns filed for the tax year ended 1990 by both RHMI and RHMI's predecessor and its subsidiaries, whose liabilities generally were assumed by RHMI. The IRS also commenced examinations of the Association and its affiliated entities for 1990.

     In December 1994, the Company agreed to certain adjustments proposed by the IRS relating to both RHMLP and RHMLP's predecessor and its subsidiaries for the tax years through December 31, 1992. In connection with this agreement RHMLP paid approximately $294,000, consisting of tax and interest in the approximate amounts of $201,000 and $93,000, respectively. Of the amount paid, approximately $212,000 was allocated to the Association, for its share of the tax adjustments. In June 1995, the Association reached an agreement (the 'Closing Agreement') with the IRS relating to its outstanding tax issues. The Closing Agreement required the Association to pay $1.2 million to the IRS. Due to the resolution of the Association's tax issues with the IRS and in accordance with an agreement between the Company and the Association executed in

                          ROSES, INC. AND SUBSIDIARIES

2. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

May 1990, the Company incurred an obligation to pay the Association additional consideration for the covenant not to compete in the amount of $1.1 million. The net result of the obligations, arising from these IRS audits to RHMLP was financed by the Association as explained in Note 6.

     Special Distribution

     In December 1994, RHMLP redeemed one-half of the predecessor's limited partner's interest and their priority capital account for $6.9 million. In accordance with the Partnership Agreement, this redemption and distribution to the predecessor limited partner eliminated their priority capital account, the accruing of a guaranteed return and changed the net income allocation to the limited partner from 25% to 12.5% effective January 1, 1995. In addition, the predecessor limited partner exchanged its partnership interest in RHMLP for shares of stock in newly formed Roses, which became the new limited partner on January 1, 1995.

     Fair Value of Financial Instruments

     The fair value of cash and cash equivalents, receivables and payable approximate carrying value because of the short maturity of these instruments.

     Impairment of Long-Lived Assets

     In 1995, Roses adopted SFAS No. 121, 'Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121), which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The adoption of SFAS No. 121 did not have a material impact on the Company's financial position or results of operations.

     Earnings Per Share

     Earnings per share are computed based on the weighted average number of shares outstanding during each year. The Company has no stock options or warrants outstanding at November 18, 1996. Weighted average shares outstanding at November 18, 1996 are 100,000 shares on a historical basis, weighted average shares outstanding during 1994 are presented on a pro forma basis as if Roses, Inc. were in existence during that year.

3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
                                                     (000'S)
Land....................................     $  3,275        $  3,275
Buildings and improvements..............        9,419           9,463
Furniture, fixtures and equipment.......        2,141           2,048
Vehicles................................          398             406
Computer software.......................        3,375           3,464
Construction in progress................           81              48
                                           ------------    ------------
Total property, plant and equipment.....       18,689          18,704
Less: accumulated depreciation..........       (4,905)         (5,913)
                                           ------------    ------------
Property, plant and equipment, net......     $ 13,784        $ 12,791
                                           ------------    ------------
                                           ------------    ------------

                          ROSES, INC. AND SUBSIDIARIES

4. PRE-NEED FUNERAL INSURANCE

     The pre-need funeral insurance policies sold by the Company are whole-life policies sold on a pre-need basis to pay for the cost of funeral services. Commissions earned varies based on a combination of factors, such as the amount of funeral cost coverage sold, the age of the insured and the volume of monthly sales activity. In addition, an annual profit-sharing commission is received based upon the number of policies written. Insurance commissions earned on individual policies, as well as commissions based on monthly volume activity and annual profit-sharing arrangements, are recognized as income when the policies are accepted by the insurance company.

     RHMI, the general partner of RHMLP, holds the license to sell the pre-need insurance as the general agent for RHMLP. However, pursuant to an assignment agreement with RHMLP and RHMI, RHMLP receives the insurance commissions as income for its efforts for managing, operating and employing the personnel involved with the pre-need funeral insurance program.

5. INCOME TAXES

     The provision for income taxes follows:


                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
                                                     (000'S)
Federal current.........................      $  653          $1,085
State current...........................         181             343
                                           ------------    ------------
     Total current......................         834           1,428
                                           ------------    ------------
Federal deferred........................         190            (665)
State deferred..........................          70            (218)
                                           ------------    ------------
     Total deferred.....................         260            (883)
                                           ------------    ------------
          Total income tax expense......      $1,094          $  545
                                           ------------    ------------
                                           ------------    ------------

     Differences between the provision for income taxes and income taxes at the statutory federal income tax rate are as follows:

                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
Federal tax at statutory rates..........      $  777          $ (140)
Net tax effects of:
  Goodwill amortization.................          22              28
  State taxes, net of federal benefit...         160              82
  Acquisition costs.....................          45             601
  Other permanent differences...........          90             (26)
                                           ------------       ------
Actual tax expense......................      $1,094          $  545
                                           ------------       ------
                                           ------------       ------

     As discussed in Note 1, Roses adopted SFAS No. 109 on January 1, 1995. Under SFAS No. 109, deferred income tax assets or liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. The effect of adopting SFAS No. 109 was not material to the financial position of Roses.

                          ROSES, INC. AND SUBSIDIARIES

5. INCOME TAXES--(CONTINUED)

     The components of the net deferred tax balances are as follows:

                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
                                                     (000'S)
Deferred tax assets:
  Operating reserves....................     $    231        $    318
  Retirement benefits...................          197             161
  Supplemental employee retirement
     plan...............................          892           1,067
  Amortization..........................           16               8
  State taxes...........................           61              68
  Other.................................           84               4
  Settlement of intercompany balances...           --             611
                                           ----------      ----------
     Total deferred tax assets..........        1,481           2,237
                                           ----------      ----------
Deferred tax liabilities:
  Depreciation..........................         (876)           (738)
  Land..................................         (809)           (873)
  Other.................................          (56)             (2)
                                           ----------      ----------
     Total deferred tax liability.......       (1,741)         (1,613)
                                           ----------      ----------
     Net deferred tax asset
       (liability)......................     $   (260)       $    624
                                           ----------      ----------
                                           ----------      ----------

6. LONG TERM DEBT

     In July 1994, the Company entered into a loan agreement, which provided for a new senior term loan in the amount of $16.5 million, a revolving facility available up to $1 million and an acquisition facility available up to $2.5 million. The proceeds from the senior term loan coupled with cash from operations were used to repay the outstanding balance due under an existing senior term loan with another bank in the amount of $11 million and the outstanding balance due under the Association's subordinated note, which included accrued interest, in the amount of $6.6 million.

     In December 1994, the Company negotiated a modification to the existing senior term loan agreement for an additional borrowing of $6.5 million. These proceeds provided the funds to enable RHMLP to redeem one-half of the limited partner interest in RHMLP and make the redemption and distribution payment in the amount of $6.9 million. As a condition of this incremental borrowing, the bank eliminated the availability of the revolving and acquisition facilities previously approved by them in July 1994.

     The maturity date on the loan was June 30, 1997. Interest on the outstanding balance as of November 18, 1996 is calculated at various rates ranging from fixed rates of 7.50% and 7.75% to a maximum variable rate of prime plus .25%. Interest expense on the senior term loan for the period from January 1, 1996 to November 18, 1996 and for the year ended December 31, 1995 was $1,235,000 and $2,000,000, respectively. The senior term loan agreement contains certain financial covenants, the most significant of this is the maintenance of minimum levels of partnership equity, a cash flow coverage ratio and a leverage ratio. At November 18, 1996, the Company was in compliance with all of these covenants.

     In connection with the Purchase Agreement, the senior term loan will be repaid upon consummation of the Acquisition, accordingly the balance of the loan has been reflected as a current obligation of the Company.

     Based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities, the fair value of the long-term debt approximates its carrying value as of November 18, 1996.

     During 1993, as described in Note 11, the Company executed an unsecured promissory note made payable to the Association for its share of computer software. The promissory note, in the original amount of $1.2 million, matures on June 30, 1997, and interest accrues at the rate of eight percent (8%) per annum. The

                          ROSES, INC. AND SUBSIDIARIES
balance due on this note at November 18, 1996 and December 31, 1995 was $219,000 and $613,000, respectively. An installment payment of $28,000 including principal and interest is made monthly. Interest expense for 1996, 1995 and 1994 with respect to the promissory note was $24,000, $51,000 and $73,000, respectively.

     As referred to in Note 2 and resulting from the settlement and Closing Agreement between the Association and the IRS, the Association agreed to pay $1.2 million to the IRS. Due to previous agreements between the Company and the Association, the Company's net share of the settlement was $835,000. The Association agreed to finance this amount in the form of an unsecured promissory note due November 30, 2000, bearing interest at eight percent (8%) per annum. Only the interest is payable monthly through June 1997. Beginning on July 31, 1997 the Company shall pay monthly installments of $28,000 until the maturity date at which time any remaining interest and principal shall be due and payable.

7. OPERATION AND MANAGEMENT AGREEMENTS

     The businesses of the Company and the Association are complementary. Effective October 1, 1989, and in conjunction with the Acquisition, the Company and the Association entered into an Operation and Management Agreement ('O & M Agreement'), whereby RHMLP manages the Association's cemetery operations for a ten-year term, subject to two additional five-year periods at the option of either the Company or the Association. Under the terms of the O & M Agreement, common costs, including but not limited to general and administrative payroll, advertising, utilities and selling expenses, are allocated between the Company and the Association at agreed upon percentages. In the opinion of Roses management, these allocation percentages are reasonable. Although most of the common costs are paid by the Company, the accompanying Statements of Income reflect the net expenses of the Company. However, the accompanying Balance Sheets include accounts payable and accrued liabilities associated with the common costs and as of November 18, 1996 and December 31, 1995 and 1994 reflect a net receivable from the Association in the amount of $248,000 and $3,800,000, respectively. A portion of the amount due from the Association reflects the Association's share of the common costs payable at year end. General and administrative payroll and other employee benefit expenses such as retirement plan costs, as noted in Note 8, are generally paid by the Company and then allocated and shared between RHMLP and the Association.

     Effective January 1, 1993, RHMI, employed the senior managers of RHMLP. Accordingly, RHMI has adopted the retirement plan, the 401(k) savings plan, and the various other welfare and benefit plans for this group of administrative employees, for whom the accrued benefits are guaranteed by RHMLP. The wages and benefits for these senior managers are charged to RHMLP and a portion then allocated to the Association as they are for all other employees.

     In connection with the Purchase Agreement, described more fully in note 1 and the Settlement Agreement between the Company and the Association, dated November 19, 1996, all intercompany accounts related to operating transactions between the Company and the Association as of November 18, 1996 were to be settled. The Settlement Agreement sets forth a methodology by which such intercompany obligations due and owing among the Company and the Association pursuant to the operation and management agreement are to be settled. As a result, the Company has recorded a charge of approximately $1.9 million in the period ended November 18, 1996 which represents the Company's estimate of the adjustment required to arrive at the actual cash amount to be paid to the Association by the Company pursuant to the Settlement Agreement. The actual amounts paid to the Association may differ from the amounts recorded at November 18, 1996 and such differences would ultimately be the liability of the selling shareholders of the Company. Management of the Company is of the opinion that the amount recorded at November 18, 1996 is sufficient to satisfy the cash amount ultimately due to the Association in settlement of the intercompany accounts.

                          ROSES, INC. AND SUBSIDIARIES

8. RETIREMENT PLANS

  Defined Benefit Plan

     As a result of the formation of the Company, all employees of the Association became employees of the Company on or before October 1, 1990. Prior to the Acquisition, all employees of the Association were participants in the Retirement Plan for Employees of Rose Hills Memorial Park Association (the 'Association Plan'). In conjunction with the Acquisition, however, the Association Plan was terminated in September 1990 and assets sufficient to cover the projected benefit obligations for all currently active participants in the Association Plan were transferred to the Retirement Plan for Employees of Rose Hills Mortuary, L.P. (the 'Company Plan'). As more fully explained in Note 7, the expense of the Company Plan is shared between the Company and the Association. Although the information presented below represents the net pension cost and funded status for the Company Plan, the accompanying Income Statements of the Company reflect RHMLP's expenses only, whereas the Balance Sheets reflect the total Company Plan obligation as well as the receivable attributable to the Company Plan due from the Association.

     Participants are entitled to monthly pension benefits beginning at normal retirement after age 65 equal to the product of the number of years of credited service times a percentage of the employee's highest five-year monthly compensation of the last ten years, computed in accordance with the provisions of the Company Plan. Participants are fully vested after completing five years of service. Employees may elect to receive their pension benefits in the form of a single-life annuity or a qualified joint and contingent annuity.

     Employees with ten or more years of credited service are permitted early retirement at age 55. However, if such participants terminate their employment before completing ten years of service, they forfeit the right to receive early retirement benefits.

     Roses has funded or accrued the present value of these benefits. The Company Plan is subject to, and in compliance with, the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA'). During 1995, the Company Plan received a favorable letter of determination from the IRS.

     The net pension cost included the following components:

                                             DECEMBER 31,
                                           ----------------
                                           1994       1995        1996
                                           ----      ------    -----------
                                                       (000'S)
Service cost--benefits earned during the

  period................................   $622      $  647      $   623
Interest cost on projected benefit
  obligation............................    662         735          710
Actual (earnings) loss on company plan
  assets................................    286      (2,353)      (1,429)
Net amortization and deferral...........   (793)      1,878          701
                                           ----      ------    ---------
     Total net periodic pension cost....   $777      $  907      $   605
                                           ----      ------    ---------
                                           ----      ------    ---------

                          ROSES, INC. AND SUBSIDIARIES

8. RETIREMENT PLANS--(CONTINUED)

     The following table sets forth the Company Plan's funded status and the amounts recognized in the accompanying financial statements:

                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
                                                     (000'S)
Actual present value of benefit
  obligations:
  Accumulated benefit obligation,
     including vested benefits of $9,236
     for 1996, $8,925 for 1995 and
     $7,706 for 1994....................     $ (9,328)       $ (9,554)
                                           ----------      ----------
                                           ----------      ----------

  Projected benefit obligation for
     services rendered to date..........     $(10,660)       $(11,320)
Plan assets at fair market value,
  primarily listed stocks, bonds and
  U.S. Government obligations...........        9,266          10,918
                                           ----------      ----------
Plan assets less than projected benefit
  obligations...........................       (1,394)           (402)
Unrecognized net loss from past
  experience different from that assumed
  and effects of changes in
  assumptions...........................          225            (553)

Unrecognized net asset being recognized
  over 15 years.........................         (283)           (228)
                                           ----------      ----------
     Accrued pension costs..............     $ (1,452)       $ (1,183)
                                           ----------      ----------
                                           ----------      ----------

     The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 7.75% and 4.50%, respectively. The expected long-term rate of return on assets was 8.00%.

     As stated in Note 7 above, the common costs are shared between the Association and Roses. The amounts for the Company Plan noted above are for all participants before such costs are allocated between the Association and Roses. However, the accompanying Statements of Income reflect only the net pension plan expenses for Roses share of such expenses. Although the accompanying Balance Sheets reflect the total Plan's assets and liabilities, the total amount of these assets and liabilities is offset by the Association's share of such amounts, including the expense of the Plan, which are included in the net receivable from the Association. The Company's share of the net periodic pension cost was $346,000, $254,000 and $487,000 for the period ended November 18, 1996 and the years ended December 31, 1995 and 1994, respectively. The Company's share of the accumulated benefit obligation was $5.4 million and $4.4 million for the period ended November 18, 1996 and the year ended December 31, 1995, respectively and its share of the projected benefit obligation was $6.5 million, $5.0 million and $4.4 million for the period ended November 18, 1996 and the years ended December 31, 1995 and 1994, respectively.

     The balance between the amounts disclosed above in the tables and the amounts noted in the foregoing two sentences represent the amounts allocated to the Association and included along with prior years' corresponding amounts, in the net receivable due from the Association.

  Defined Contribution Plan

     The Company also has a defined contribution plan, which has been qualified under section 401(k) of the Internal Revenue Service Code (the 'Savings Plan'). During 1995 RHMLP received a favorable letter of determination from the Internal Revenue Service regarding the Savings Plan. The Savings Plan permits participation by all employees of the Company who have completed six months of continuous service, subject also to their entry into the Savings Plan on enrollment dates of January 1 or July 1 of each year. Participants may defer up to 15% of their compensation (subject to certain limitations). In addition to the amount of compensation deferred by participants, the Company matches up to a maximum of $2,000 per year per participant. During 1996, 1995 and 1994, the Company's contribution to this Savings Plan on behalf of the participants amounted to $294,000 $270,000 and $292,000, respectively. Of these amounts $112,000, $98,000 and $105,000 reflected the

                          ROSES, INC. AND SUBSIDIARIES

8. RETIREMENT PLANS--(CONTINUED)

amount expensed by the Company for its share of the total contributions in 1996, 1995 and 1994, respectively, and the balance of the expense was borne by the Association.

  Supplemental Employee Retirement Plan

     At the time of the Acquisition, the three senior officers executed employment agreements, which obligated the Company to provide these three employees with a supplemental employee retirement plan ('SERP'). This non-qualified supplemental pension plan covering certain employees provides for incremental pension payments from the Company's funds so that the total pension payments would more realistically approximate amounts that would have been payable from the Company's principal pension plans if it were not for limitations imposed by income tax regulations. The annual lifetime benefit is based upon a percentage of salary during the final five years of employment, offset by several other sources of income, up to age 62 at which time the benefit becomes payable to the participant. The expenses of the SERP are allocated between Roses and the Association as discussed in Note 7.

     The SERP net pension cost included the following components:

                                            DECEMBER 31,
                                           --------------
                                           1994      1995        1996
                                           ----      ----    ------------
                                                      (000'S)
Service cost-benefits earned during the
  period................................   $234      $248        $ --
Interest cost on projected benefit
  obligation............................    234       266         312
Net amortization and deferral...........     62        62          70
                                           ----      ----      ------
Total net periodic pension cost.........    530       576         382
Less: Association's share of net
  periodic pension cost.................    196       213         141
                                           ----      ----      ------
     Roses share of net periodic pension
       cost.............................   $334      $363        $241
                                           ----      ----      ------
                                           ----      ----      ------

     The following table sets forth the SERP funded status and the amounts recognized in the accompanying financial statements:


                                           DECEMBER 31,    NOVEMBER 18,
                                               1995            1996
                                           ------------    ------------
                                                     (000'S)
Actuarial present value of benefit
  obligations:
  Accumulated benefit obligation,
     including vested benefits of $2,920
     for 1995 and $2,166 for 1994.......     $ (2,920)       $ (2,978)
                                           ----------      ----------
                                           ----------      ----------

  Projected benefit obligation for
     services rendered to date..........     $ (4,703)       $ (4,775)
  Plan assets at fair market value......           --              --
                                           ----------      ----------
  Plan assets less than projected
     benefit obligations................       (4,703)         (4,775)
Unrecognized net (gain) loss from past
  experience different from that assumed
  and effects of changes in
  assumptions...........................          411             (46)
  Unrecognized prior service cost.......           --             201
  Unrecognized net asset being amortized
     over 15 years......................          764             710
                                           ----------      ----------
Accrued pension costs...................       (3,528)         (3,910)
Less: Association's share of accrued
  pension cost..........................        1,305           1,447
                                           ----------      ----------
     Roses share of accrued pension
       cost.............................     $ (2,223)       $ (2,463)
                                           ----------      ----------
                                           ----------      ----------

     The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.25% and 4.00%, at December 31, 1995 and 7.75% and 4.0% at November 18, 1996 respectively. The expected long term rate of return on assets was 8.00%.

                          ROSES, INC. AND SUBSIDIARIES

8. RETIREMENT PLANS--(CONTINUED)

     To fund the SERP obligations the Company has procured whole life insurance policies. The Company is the owner and beneficiary of these policies with an aggregate face amount of $7 million. The insurance premiums, like other common costs, are allocated between the Company and the Association and are charged to expense, net of the annual increase in the cash surrender value of the policies. The net premiums expensed by the Company for 1996, 1995 and 1994 amounted to $136,000, $75,000 and $68,000, respectively. The cash surrender value of the Company's share of the policies is reflected in the Balance Sheets under Other Current Assets and amounted to $420,000, $207,000 as of November 18, 1996 and December 31, 1995, respectively. The Association's share of the premiums and cash surrender value of the policies is reflected in the net receivable due from the Association.

9. FUNERAL SERVICE TRUST AGREEMENTS

     The Company sells, on a limited basis, Funeral Service Trust Agreements. These trust agreements are sold generally on an installment basis and funds derived therefrom earn income subject to certain limitations. Trusts may be terminated at any time with all principal and accumulated net income being distributed to the Trustor. Trustors may at any time apply the trust amount to the purchase price of funeral services and arrangements furnished by the Company and/or to cemetery property, services and commodities provided by the Association. The amounts relating to these trusts are not included in the accompanying financial statements, however, administration fees earned by the Company are reflected in the Statements of Income.

10. COMMITMENTS UNDER LEASE AGREEMENTS

     The Company and the Association jointly operate computer hardware and software, which are used in the operation of their businesses. The understanding of this joint ownership is captured in a separate agreement, which was executed at the time of the Acquisition. Under this separate agreement, the Company agreed to assume 32% of the liability for both the computer hardware and software. The computer hardware is leased under a capital lease, which was amended in 1994 and now extends to April 1999. The computer software was leased under a financing lease until April 1993 at which time the Association paid off the remaining balance. The Association and the Company then executed a promissory note for the Company's remaining share of the software financing lease, as described in Note 6. Roses interest in the assets relating to these agreements is included in property, plant and equipment and the related liability for the hardware is reflected as obligations under financing leases.

     As of November 18, 1996, the future minimum lease obligation pursuant to the joint and several operating lease agreement is summarized as follows:

                                           COMPUTER HARDWARE
                                            OPERATING LEASE
                                           -----------------
                                                (000'S)

Period from November 19, 1996 to
  December 31,
  1996..................................         $  28
Year ending December 31,
  1997..................................           102
  1998..................................           159
  1999..................................            61
  2000..................................            22
                                                ------
     Total minimum lease obligations....           372
  Less: interest........................            40
                                                ------
     Total present value of lease
       obligations......................         $ 332
                                                ------
                                                ------

                          ROSES, INC. AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES

     Roses is involved in certain matters of litigation, none of which, in the judgment of management, will have a material impact on its financial position or results of operations.

     During 1995, Roses along with the Association settled all outstanding tax issues that had arisen in connection with audits conducted by the IRS of RHMLP, its predecessor and the predecessor's subsidiary companies, the Association and its affiliated entities for the tax year ended 1990. Roses maintains a reserve for future taxes and interest that may arise in relation to the Acquisition of RHMLP in May 1990. In the opinion of management, this reserve is adequate to cover any future tax liability related to the Acquisition.

     Subsequent to the issuance of RHMLP's 1995 financial statements it was determined that the actuarial report for the SERP used incorrect amounts for the service period, salary rates of the senior officers and discount rate. A corrected actuarial report was obtained from the actuary and these calculations are reflected in Note 8. The effect of these corrections results in an overall increase in the Accumulated Benefit Obligation ('ABO') from $3.7 million to $4.7 million at December 31, 1995 and an increase in pension cost from approximately $800,000 to $3,500,000 over the period of May 1990 through December 31, 1995. Accordingly, these increases are shared between Roses and the Association as defined in the O&M Agreement. To date, the Association has not disputed the existence and related liability for their share of the plan obligation and costs. Management of Roses has asserted that the revised actuarial calculations are appropriate and the allocations to the Association are in accordance with the O&M Agreement. If the Association was to dispute the existence of the SERP, the Company would be fully liable for the benefit obligation and related plan costs, the effect of which would increase liabilities of Roses by approximately $3.2 million and increase plan costs to Roses of approximately $2.3 million since SERP's inception in May 1990.

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Rose Hills Memorial Park Association:

We have audited the accompanying combined statements of financial position of Rose Hills Memorial Park Association and Workman Mill Investment Company as of December 31, 1995 and November 18, 1996 and the related combined statements of activities, changes in net assets and cash flows for the years ended December 31, 1994 and 1995, and for the period from January 1, 1996 to November 18, 1996. These combined financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared to present the combined assets and liabilities and related operations of Rose Hills Memorial Park Association and Workman Mill Investment Company that are to be sold and assumed, respectively, pursuant to the purchase agreement described in note 1, and are not intended to be a complete presentation of the consolidated financial statements of Rose Hills Memorial Park Association and its wholly owned subsidiary, Murrieta Hills Holding Company, or its subsidiaries, Murietta Hills, Inc. and Workman Mill Investment Company.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Rose Hills Memorial Park Association and Workman Mill Investment Company as of December 31, 1995 and November 18, 1996 and the changes in their net assets and their cash flows for the years ended December 31, 1994 and 1995, and for the period from January 1, 1996 to November 18, 1996, pursuant to the purchase agreement described in note 1, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California

May 9, 1997

                    ROSE HILLS MEMORIAL PARK ASSOCIATION AND
                        WORKMAN MILL INVESTMENT COMPANY

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                    DECEMBER 31, 1995 AND NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                        ASSETS                             1995         1996
                                                          -------      -------
Cash and cash equivalents..............................   $   488      $   731
Receivables:
  Customer accounts receivable, net....................     5,266        6,149
  Due from Endowment Care Fund.........................       280          539
  Notes receivable from Rose Hills Company.............       311        1,055
  Other receivables....................................       129           46
                                                          -------      -------
          Total current receivables....................     5,986        7,789
                                                          -------      -------
Inventories:
  Cemetery property....................................     5,439        4,904
  Interment funeral and other inventories..............        72          165
                                                          -------      -------
          Total inventories............................     5,511        5,069
                                                          -------      -------
Due from Rose Hills Company............................       859        1,038
                                                          -------      -------
          Total current assets.........................    12,844       14,627
                                                          -------      -------
Other assets:
  Notes receivable from Rose Hills Company:
     Unsecured note....................................       835           --
     Computer note.....................................       192           --
  Customer accounts receivable, net....................     4,138        3,655
  Prepaid expenses and other assets....................       501           42
                                                          -------      -------
          Total other assests..........................     5,666        3,697
                                                          -------      -------
Property, plant and equipment, net.....................    32,020       39,491
                                                          -------      -------
          Total assets.................................   $50,530      $57,815
                                                          -------      -------
                                                          -------      -------
              LIABILITIES AND NET ASSETS
Accounts payable.......................................   $   518      $   372
Accrued expenses.......................................       964        1,116
Due to Endowment Care Fund.............................        63           31
Other current liabilities..............................     1,011        1,002
                                                          -------      -------

          Total current liabilities....................     2,556        2,521
Retirement plan and other liabilities..................     3,368        3,514
Obligations under capital leases, net..................       782          766
Pre-need funeral service debentures:
  Issued and outstanding...............................     1,180        1,019
  Less amounts on deposit with Trustee.................    (1,180)      (1,019)
                                                          -------      -------
          Net pre-need funeral service debentures......        --           --
                                                          -------      -------
          Total liabilities............................     6,706        6,801
                                                          -------      -------
Commitment and contingencies...........................        --           --
Net assets.............................................    43,824       51,014
                                                          -------      -------
          Total liabilities and net assets.............   $50,530      $57,815
                                                          -------      -------
                                                          -------      -------

            See accompanying notes to combined financial statements.

                    ROSE HILLS MEMORIAL PARK ASSOCIATION AND
                        WORKMAN MILL INVESTMENT COMPANY

                       COMBINED STATEMENTS OF ACTIVITIES

                     YEARS ENDED DECEMBER 31, 1994 AND 1995
            AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                                                 1994       1995       1996
                                                -------    -------    -------
Sales and services:
  Cemetery property, net of cancellations....   $10,984    $13,042    $10,929
  Other cemetery sales and services..........     8,756      9,104      8,299
                                                -------    -------    -------
     Total sales and services................    19,740     22,146     19,228
                                                -------    -------    -------
Cost of sales and services:
  Cemetery property..........................       805        749        658
  Other cemetery sales and services..........     3,997      3,609      3,257
                                                -------    -------    -------
     Total cost of sales and services........     4,802      4,358      3,915
                                                -------    -------    -------
     Gross profit............................    14,938     17,788     15,313
                                                -------    -------    -------
Other revenue:
  Endowment Care Fund income.................     1,439      1,451      1,833
  Finance income.............................     1,167      1,169        934
                                                -------    -------    -------
     Total other revenue.....................     2,606      2,620      2,767
                                                -------    -------    -------
                                                 17,544     20,408     18,080
Selling, general and administrative expenses
  (including retirement plan curtailment loss
  of $421 in 1996)...........................    18,595     18,342     15,998
                                                -------    -------    -------
     Operating income (loss).................    (1,051)     2,066      2,082
Other income (expense):
  Covenant not to compete....................     1,955        266         --
  Income tax expense resulting from IRS
     settlements.............................    (1,226)        --         --
  Interest expense...........................      (155)      (201)       (93)
  Other income, net..........................       671        113         97
                                                -------    -------    -------
     Net income..............................   $   194    $ 2,244    $ 2,086
                                                -------    -------    -------
                                                -------    -------    -------


            See accompanying notes to combined financial statements.

                    ROSE HILLS MEMORIAL PARK ASSOCIATION AND
                        WORKMAN MILL INVESTMENT COMPANY

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS

                     YEARS ENDED DECEMBER 31, 1994 AND 1995
         AND THE PERIOD FROM JANUARY 1, 1996 THROUGH NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                                                 1994       1995       1996
                                                -------    -------    -------
Net assets at beginning of year (period).....   $38,844    $36,571    $43,824
Net income...................................       194      2,244      2,086
Adjustments for exclusion of certain cash and
  cash equivalents pursuant to the Asset
  Purchase Agreement.........................    (2,467)     5,009     (1,192)
Distributions received from Endowment Care
  Fund for capital expenditures..............        --         --      6,296
                                                -------    -------    -------
Net assets at end of year (period)...........   $36,571    $43,824    $51,014
                                                -------    -------    -------
                                                -------    -------    -------

            See accompanying notes to combined financial statements.

                    ROSE HILLS MEMORIAL PARK ASSOCIATION AND
                        WORKMAN MILL INVESTMENT COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                         YEARS ENDED DECEMBER 31, 1994
       AND 1995 AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996
                             (DOLLARS IN THOUSANDS)

                                                 1994       1995       1996
                                                -------    -------    -------
Cash flows from operating activities:
  Net income.................................   $   194    $ 2,244    $ 2,086
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization...........     1,676      1,668      1,494
     Net gain on sale of property, plant and
      equipment..............................        --        (18)        --
     Provision for sales cancellations.......     2,122      1,647        852
     Provision for bad debts.................       120         60         53
     Covenant not to compete.................    (1,955)      (266)        --
     Changes in operating assets and
      liabilities:
       Customer accounts receivable..........    (1,619)    (1,851)    (1,306)
       Other receivables.....................       (22)       (14)        84
       Due from Endowment Care Fund, net.....      (537)      (114)      (291)
       Inventories...........................      (825)    (2,535)       331
       Prepaid expenses and other assets.....      (385)       397        460
       Interest receivable on note from Rose
        Hills Company........................      (537)        --         --
       Accounts payable, accrued expenses and
        other liabilities....................     3,730     (1,727)         6
       Due from Rose Hills Company...........      (241)      (284)      (179)
       Retirement plan liabilities...........      (686)       100        145
                                                -------    -------    -------
          Net cash provided by (used in)
             operating activities............     1,035       (693)     3,735
Cash flows from investing activities:
  Purchases of property, plant and
     equipment...............................    (4,833)    (4,240)    (8,872)
  Proceeds from dispositions of property,
     plant and equipment.....................       152         99         18
  Distributions received from Endowment Care
     Fund for capital expenditures...........        --         --      6,296
                                                -------    -------    -------
          Net cash used in investing
             activities......................    (4,681)    (4,141)    (2,558)
                                                -------    -------    -------

Cash flows from financing activities:
  Payments received on notes receivable from
     Rose Hills Company......................     6,949        265        284
  Issuance of unsecured note to Rose Hills
     Company.................................      (835)        --         --
  Increase (decrease) in obligations under
     capital leases, net.....................        59       (318)       (26)
                                                -------    -------    -------
          Net cash provided by (used in)
             financing activities............     6,173        (53)       258
                                                -------    -------    -------
          Increase (decrease) in cash and
             cash equivalents................     2,527     (4,887)     1,435
Adjustments for exclusion of certain cash and
  cash equivalents pursuant to the Asset
  Purchase Agreement discussed in note 1.....    (2,467)     5,009     (1,192)
Cash and cash equivalents at beginning of
  year (period)..............................       306        366        488
                                                -------    -------    -------
Cash and cash equivalents at end of year
  (period)...................................   $   366    $   488    $   731
                                                -------    -------    -------
                                                -------    -------    -------
Cash paid during the year (period) for
  interest...................................   $   163    $   202    $    97
                                                -------    -------    -------
                                                -------    -------    -------
Non-cash investing activities:
  Purchases of software financed by capital
     leases..................................   $   349    $    --    $   256
                                                -------    -------    -------
                                                -------    -------    -------

            See accompanying notes to combined financial statements.

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 DECEMBER 31, 1994, 1995 AND NOVEMBER 18, 1996

1. ORGANIZATION AND BASIS OF PRESENTATION

     Rose Hills Memorial Park Association (the Association) is a California nonprofit mutual benefit corporation which is exempt from Federal and state income taxes. The Association owns property located in Los Angeles County, near Whittier, California which it develops as cemetery plots and in which it sells rights to inter remains to the surrounding community. The operations of the Association are managed on a day-to-day basis by Rose Hills Mortuary, L.P. (Rose Hills Company or the Company) pursuant to a Management Agreement as discussed in note 8.

     The Association has a wholly owned subsidiary, Murrieta Hills Holdings, Inc. (Holdings), which owns Murrieta Hills, Inc. (Hills) and Workman Mill Investment Company (Workman Mill). All three companies have been organized under the laws of the state of California. Holdings and Hills were formed for the purpose of holding the investment in and managing the entitlement and future development of approximately 1,000 acres of real property located in Riverside County, California. Workman Mill was formed for the purpose of holding water rights and the operation of water distribution systems used primarily by the Association in its cemetery operations.

  Sale of Cemetery Business

     On September 19, 1996, the Association entered into an Asset Purchase Agreement (the Agreement) with an unrelated buyer to sell certain assets which it uses in the conduct of the Association's business of managing, operating, developing and selling of cemetery plots and related services and the seller also agreed to assume certain liabilities related to the cemetery business. The purchase price for the assets and operations of the business was $166.3 million and liabilities assumed were $6.8 million, and the closing of the transaction occurred November 19, 1996. Settlement of the accounts with Rose Hills Company was not included in the purchase price. In addition, the Association entered into a settlement agreement (Settlement Agreement) with the Company on November 19, 1996, and it is anticipated that there will be certain closing and other adjustments as a result of the Settlement Agreement (see notes 3 and 8). Based on current information, it is anticipated that such adjustments that are not recorded in the accompanying combined financial statements will result in a gain to the Association. The assets and operations of the Association that were not sold and the liabilities that were not assumed in this transaction have remained with the Association and together with the proceeds of the sale of the Cemetery business will be used to fund the operations of a charitable foundation which was formed during November, 1996.

  Basis of Presentation

     The accompanying combined financial statements were prepared to present the combined assets and liabilities and related operations of Rose Hills Memorial Park Association and Workman Mill Investment Company (collectively referred to herein as the Association) that are to be sold and assumed, respectively, pursuant to the Agreement. Certain assets of the Association which are not used in the conduct of the Association's business, such as cash, investments, undeveloped property, all assets of Holdings and Hills, with the exception of certain of Workman Mill's assets, and other such assets not being sold, have been excluded from the assets presented in the accompanying combined financial statements. Similarly, pursuant to the Agreement, liabilities of the Association arising out of assets that are not being sold and other liabilities related to completion of certain of the Association's construction projects, as more fully described in note 13, have been excluded from the accompanying combined financial statements. Revenue and expense items that relate to any of the Association's assets or liabilities that have been excluded from sale or assumption have likewise been excluded from the accompanying combined financial statements. As further discussed in note 4, the accounts of the Endowment Care Fund are not included in the accompanying combined financial statements. All significant intercompany accounts and transactions among and between the Association and Workman Mill have been eliminated.

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue related to cemetery interment rights is recognized when the contract is signed by the customer and a minimum deposit is received, with concurrent recognition of all related costs. Allowances for anticipated customer cancellations are provided for at the date of sale at estimated amounts based on historical trends. A portion of the proceeds from the sale of interment rights is required by state law to be paid into the Endowment Care Fund to provide for the perpetual care of the Association properties. Cemetery revenue is recorded net of these amounts. Revenue from the sale of cemetery goods and services is recognized at the time of interment.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of highly liquid investments with maturities of 3 months or less. Certain amounts of cash are on deposit in trust for the purpose of servicing preneed funeral obligations, and are therefore restricted for such use.

  Receivables

     Receivables resulting principally from pre-need sales of cemetery property are generally due in monthly installments over periods of one to seven years and bear interest at the rate of 9.6% per annum. An allowance for sales cancellations has been established to recognize that cemetery property sold in advance of need, for which a minimum down payment is received, may be subsequently canceled. Accordingly, as of December 31, 1995 and November 18, 1996, the allowance for sales cancellations totaled $1,480,000 and $1,130,000, respectively. A provision of $2,122,000, $1,647,000 and $852,000 was charged to cemetery sales to provide for estimated future cancellations for the years ended December 31, 1994, and 1995 and the period from January 1, 1996 to November 18, 1996, respectively. An allowance for doubtful accounts has been established to recognize that a portion of receivables arising from preneed cemetery property sales and sales of cemetery goods and services may not ultimately be collectible. As of December 31, 1995 and November 18, 1996, the allowance for doubtful accounts totaled $312,000 and $370,000 respectively.

  Inventories

     Cemetery property is stated at average cost and consists of historical land cost plus all charges incurred in readying the property for its intended use. Interment, funeral and other inventories are stated at the lower of actual cost (determined on a first-in, first-out basis) or market value.

  Property, Plant and Equipment

     Property is recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 30 years for buildings, improvements and water systems, 5 to 12 years for furniture, fixtures, equipment, and assets under capital lease (not to exceed the lease term) for computer hardware and software. Expenditures for maintenance and repairs are charged to operations as incurred and expenditures for replacements and improvements are capitalized.

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Use of Estimates

     Management of the Association has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Impairment of Long-Lived Assets

     The Association adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on

January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Association's financial position, results of operations, or liquidity.

  Reclassifications

     Certain 1995 and 1994 amounts have been reclassified to conform with classifications used in 1996.

3. NOTES RECEIVABLE

     In May 1990, the Association sold its wholly owned mortuary subsidiary company to the Company (see note 8). Of the total original consideration, $4,000,000 related to a Covenant Not to Compete (Covenant). The Covenant was increased to $5,155,000 during 1994 in connection with the IRS settlement discussed in note 11. The original amount received relating to the Covenant was recognized as income on a straight-line basis over its five-year term. Income related to the Covenant recognized for the years ended December 31, 1994 and 1995 totaled $1,955,000 and $266,000, respectively.

     As payment for the sale of the Mortuary, the Association received primarily cash and assumed a secured but subordinated note receivable amounting to $8,000,000 from the Company. In July 1994, the Company paid off its note receivable to the Association in the amount of $6,670,000 which constituted the balance due, including accrued but unpaid interest.

     As described further in note 7, during 1993, the Association paid off a financing lease relating to computer software used in operations. Due to its cost-sharing arrangement with the Company, the Association received a promissory note from the Company for its share of the financing lease. This promissory note in the original amount of $1,200,000 matures on June 30, 1997 and interest accrues at the rate of 8% per annum. The outstanding principal on this note at December 31, 1995 and November 18, 1996 totaled $503,000 and $220,000, respectively. An installment payment of $28,000 including principal and interest is due monthly.

     As described further in note 11, in June 1995, the Association and the Company settled their outstanding affairs with the Internal Revenue Service and the Association received a promissory note from the Company for the Company's additional consideration for the Covenant reduced by $320,000 tax settlement paid for by the Company on behalf of the Association. This promissory note in the original amount of $835,000 matures on

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. NOTES RECEIVABLE--(CONTINUED)

November 30, 2000 and interest accrues at the rate of 8% per annum. Interest is payable monthly until July 1997, at which time monthly principal and interest payments of $28,000 begin.

     Concurrent with the sale of the Cemetery business, these notes receivable were paid in full by the Company on November 19, 1996.

4. ENDOWMENT CARE FUND

     The Association, pursuant to state law, has placed the cemetery under endowment care. Therefore, when cemetery property is sold by the Association, an endowment care charge is made for which a minimum amount is statutory. Charges are payable to the Endowment Care Fund (the Fund), a separate 501(c)(13) organization, when the total sales contract amount has been collected. Since a substantial portion of pre-need cemetery property sales is made on an installment basis, many of the charges are not due currently. Generally, the installment receivables, including late charges, are collectible within one to seven years. As of December 31, 1995 and November 18, 1996, amounts owed to the Fund but not yet due or collected from customers amounted to $1,778,000 and $1,824,000, respectively. The Fund's assets are invested under the direction of the Board of Trustees of the Association, who also serve as Trustees of the Fund. The change in net assets of the Fund, net of amounts permitted to be withheld under state law, is paid by the Fund to the Association and is used for the care, maintenance and embellishment of the cemetery. As allowable by state law, a portion of the undistributed capital gains of the Fund have been reserved and are available to the Association at the discretion of the Trustees to fund certain capital expenditures. During 1996, distributions of net capital gains totalling $6,296,000 have been recorded as an increase to net assets in the accompanying combined statements of financial position. The amounts earned by the Fund and transferred to the Association are reported in the combined statements of activities and amounted to $1,439,000, $1,451,000 and $1,833,000 for the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through November 18, 1996, respectively.

     Total assets of the Fund are $54,948,000 and $58,239,000 at December 31, 1995 and November 18, 1996, respectively, and consist primarily of cash and investments carried at cost. Total liabilities of the Fund are $180,000 and $538,000 at December 31, 1995 and November 18, 1996, respectively, and consist of amounts payable to the Association. Total net assets of $54,768,000 and $57,701,000, at December 31, 1995 and November 18, 1996, respectively, resulted primarily from Fund deposits received or receivable from customers and capital gains (net of transfers to reserves) earned by the Fund.

     The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 124, 'Accounting for Certain Investments Held by Not-for-Profit Organizations.' This standard requires that investments in equity securities with readily determinable fair value and all investments in debt securities be measured at fair value in the statements of financial position. This statement is effective for the year ended December 31, 1996, but earlier application is permitted. If the Fund had implemented this standard during 1996 assets and net assets as of January 1, 1996 would have increased by $5,344,000, and would not be materially different as of November 18, 1996.

     The American Institute of Certified Public Accountants issued Statement of Position 94-3, 'Reporting of Related Entities by Not-for-Profit Organizations,' which is effective for fiscal years beginning after December 15, 1994. This statement requires consolidation of affiliated organizations when the not-for-profit reporting entity has both control of such organization and an economic interest therein. Since the Fund and the Association meet these criteria, it would be required that the activities and financial position of the Fund be included in the consolidated financial statements of Rose Hills Memorial Park Association and its wholly owned subsidiary. However, in connection with the sale of certain assets and operations of the Association, discussed in note 1, management considers these special purpose combined financial statements to be that of a commercial

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. ENDOWMENT CARE FUND--(CONTINUED)

enterprise. In accordance with commercial cemetery industry practice and given that the accompanying combined financial statements have been prepared in connection with the sale of certain assets, as discussed in note 1, such combined financial statements are not intended to present a complete presentation of the combined financial position or changes in net assets of the Association as a not-for-profit organization, and accordingly, management has not consolidated the Endowment Care Fund with the accompanying combined financial statements.

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at (dollars in thousands):

                                                DECEMBER 31,    NOVEMBER 18,
                                                    1995            1996
                                                ------------    ------------
Land and improvements........................     $  7,520        $  7,520
Buildings and improvements...................       11,857          12,645
Furniture, fixtures and equipment............        4,292           4,349

Vehicles.....................................        1,269           1,261
Water systems................................        1,935           1,938
Streets, roads and parking lots..............        2,178           2,192
Computers and software.......................        5,212           5,242
Construction in progress.....................        8,727          16,713
Other........................................        3,183           3,201
Assets under capital leases (computer
  hardware and software).....................        1,451           1,624
                                                ----------      ----------
  Total property, plant and equipment........       47,624          56,685
Less accumulated depreciation, including
  accumulated amortization of assets under
  leases of $896 and $1,095 respectively.....      (15,604)        (17,194)
                                                ----------      ----------
  Property, plant and equipment, net.........     $ 32,020        $ 39,491
                                                ----------      ----------
                                                ----------      ----------

     Construction-in-progress encompasses various projects not yet completed, including land and related development costs for cemetery property being developed for inventory. See further discussion at note 13.

6. PRE-NEED FUNERAL SERVICE DEBENTURES

     From 1960 to 1975, the Association sold pre-need funeral service debentures at face amounts under subscription agreements which provided for the collection of the amount on an installment basis. Debentures were issued in denominations of $125 each when installments of the amount were collected. As of December 31, 1995 and November 18, 1996 the debentures subscribed pursuant to the subscription agreements amounted to less than $10,000. The Association may redeem the debentures at any time prior to maturity at the face amount or the holders thereof may at any time apply the debentures to the purchase price of funeral services and arrangements furnished by the Association or the Company.

     Additionally, the subscription agreements may be canceled at any time by either the Association or the subscriber. Interest on the debentures is calculated at the rate of 3% per annum, is payable semiannually and continues to accrue on debentures not presented for payment on their maturity date.

     Under the indenture and supplemental indentures, as amended, the Association is required to make payments to a trustee of the fund to be used for the retirement of the debentures at maturity or upon their application to the purchase price of funeral services. Initial funding payments in amounts equal to 25% of the face amount of debentures being issued were required at the time of issuance. Approximately $231,000 and

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY


              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

6. PRE-NEED FUNERAL SERVICE DEBENTURES--(CONTINUED)

$474,000 of cash in excess of amounts required to service the principal amount of such debentures is reflected in the accompanying combined statements of financial position as cash and cash equivalents as of December 31, 1995 and November 18, 1996, respectively.

     In addition, the Funeral Service Trust (FST) was established in 1978 by certain cemetery and/or mortuary companies that had sold pre-need funeral service debentures to California residents. FST was formed by these companies to provide a means by which the purchasers of the debentures be compensated toward payment for funeral expenses if the entity issuing their debentures is unable by reason of insolvency to perform such services at the time of need. The Association's proportionate share of the funds in FST, which are reflected as cash and cash equivalents in the accompanying statements of financial position, amount to $257,000 at December 31, 1995 and November 18, 1996 and are restricted from use until such time as substantially all of the debentures are paid, retired or used for payment of funeral-related costs.

     The issued and outstanding debentures at November 18, 1996 mature as follows (dollars in thousands):

DATE                             AMOUNT
------------------------------   ------
Prior to February 1, 1996.....   $ 623
February 1, 1997..............     112
February 1, 1998..............      82
February 1, 1999..............     106
February 1, 2000..............      96
                                 ------
  Total                          $1,019
                                 ------
                                 ------

7. LEASE AGREEMENTS

     During 1990, the Association initiated a plan to modernize its computer equipment, convert old software programs and automate systems that were previously handled manually. As a result of this plan, several customized computer software developmental projects were completed. The Association and the Company jointly made arrangements with a lessor for the financing of these software developmental projects and for computer hardware equipment over seven-year terms. The Association's interest in the assets relating to these lease agreements is included in property, plant and equipment (see note 5) and the related liability is reflected in the combined statements of financial position as obligations under capital leases.

     In April 1993, the Association paid off the remaining balance of the financing lease relating to the computer software. The Association and the Company then executed a promissory note for the Company's remaining share of the software financing lease, as described in note 3.

     Under a separate agreement executed at the time of the 1990 sale of the mortuary operations, the Company agreed to assume the liability for 32% of the commitments under these leases. Under terms of the agreement, the Company and the Association will jointly own the software at the termination of the lease. With respect to the computer hardware equipment, the companies have the option at the end of the equipment lease to purchase or release the same equipment or terminate the lease. The Association has included its 68% share of the software costs and computer hardware equipment costs in property, plant and equipment. The Company's share of all related lease commitments including reimbursements of interest as of December 31, 1995 and November 18, 1996 is $859,000 and $1,038,000, respectively and is included in 'Due from Rose Hills Company' in the accompanying combined statements of financial position.

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

7. LEASE AGREEMENTS--(CONTINUED)

     As of November 18, 1996, the future minimum lease obligation pursuant to the joint and several capital lease agreement is summarized as follows (dollars in thousands):

                                           YEARS (PERIOD) ENDED DECEMBER 31
                                           ---------------------------------
1996....................................                $    72
1997....................................                    435
1998....................................                    475
1999....................................                    139
2000....................................                     69
                                                        -------
  Total of all lease payments...........                  1,190
Less amounts representing interest......                   (151)
                                                        -------
  Present value of minimum lease
     payments...........................                  1,039
Less current portion of obligations
  under capital leases included in other
  liabilities...........................                   (273)
                                                        -------
                                                        $   766
                                                        -------

                                                        -------

8. OPERATION AND MANAGEMENT AGREEMENT AND RELATED MATTERS

     The Operation and Management Agreement (Management Agreement) executed by the Association with the Company in connection with the 1990 sale of the mortuary operations provides for the on-site management of the cemetery operations by the Company for a ten-year term expiring September 30, 1999. The Management Agreement further provides for two renewal options of five years each, exercisable by either the Association or the Company.

     Under the terms of the Management Agreement, the Association receives reimbursement from the Company for certain allocated costs and expenses, such as utilities, insurance, operating supplies and other expenses based on contractually agreed upon percentages, which vary according to the nature of the cost or expense incurred. Likewise, the Association must reimburse the Company pursuant to that same contractually agreed upon percentage formula for similarly allocable costs and expenses, including payroll and related payroll costs. The selling, general and administrative expenses presented in the combined statements of activities reflect the net allocated expenses between the Association and the Company. As of December 31, 1995 and November 18, 1996, the Association was indebted to Rose Hills Company in the amount of $4,005,000 and $1,571,000 respectively, for unpaid expenses allocated pursuant to the Management Agreement (the 'Intercompany Account'). Such amounts have been excluded from the accompanying combined statements of financial position as of Decmber 31, 1995 and November 18, 1996 pursuant to the terms of the Agreement as they are not an assumed liability. Additionally, the Association made payments totalling $1,786,000 on November 19, 1996 to the Company, resulting in an overpayment of the intercompany account, prior to any settlement adjustments. The final determination of the intercompany account as of November 18, 1996 is subject to the terms of the Settlement Agreement entered into between the Association and the Company. In connection with the Settlement Agreement the Company performed a detailed analysis of the intercompany account and it is anticipated that certain noncash and other adjustments will be made to this account resulting in a significant gain to the Association.

     For services provided to the Association, the Association has agreed to pay a management fee comprised of three elements. The three elements include: (1) the reimbursement of compensation, including fringe benefits, of certain management personnel at 110%; (2) an incentive sales fee based upon and to the extent of achievement of targeted levels of total cemetery sales above threshold levels; and (3) an expense savings fee based upon the achievement of managing the Association's selling, general and administrative expenses as a percent of total

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


8. OPERATION AND MANAGEMENT AGREEMENT AND RELATED MATTERS--(CONTINUED)

sales below a specified percentage. The expense savings fee also provides for a reduction in the total management fee liability, if management causes the selling, general and administrative expenses to exceed a specified percentage of sales calculated as described above. During the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through November 18, 1996, the Association incurred management fees totaling $613,000 and $183,000 and $159,000, respectively.

     The Shared Facilities Agreement executed by the Association with the Company in connection with the 1990 sale of the mortuary operations sets forth the terms for the mutual use of certain property, plant and equipment at no cost to either party and the allocations of certain ongoing costs related thereto such as repairs and maintenance expenditures.

9. EMPLOYEE BENEFIT PLANS

  Defined Benefit Plan

     As a result of the sale of the Company and execution of the Management Agreement, all employees of the Mortuary and the Association became employees of the Company on or before October 1, 1990. Prior to the sale, all employees of the Mortuary and the Association were participants in the Retirement Plan for Employees of Rose Hills Memorial Park Association (the Association Plan).

     The Association Plan was terminated in September 1990. Assets sufficient to cover the projected benefit obligations for all currently active participants in the Association Plan totaling $4,743,000 were transferred to the Retirement Plan for Employees of Rose Hills Mortuary, L.P. (the Company Plan).

     The Company has funded or accrued the present value of these benefits, a portion of which has been allocated to and funded by the Association. The Company Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the funding of the pension costs complies with ERISA. During the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through November 18, 1996, the Association recognized the allocated expense amounts totaling $334,000, $390,000 and $259,000, respectively, in connection with this plan.

  Defined Contribution Plan

     The Company also has a defined contribution plan, which has been qualified under Section 401(k) of the Internal Revenue Service Code (the Savings Plan). The appropriate percentage costs of the Savings Plan are allocated to and funded by the Association. During 1995, the Company received a favorable letter of determination from the Internal Revenue Service regarding the Savings Plan. The Savings Plan permits participation by all employees of the Company who have completed six months of continuous service, subject also to their entry into the Savings Plan on enrollment dates of January 1 or July 1 of each year. Participants may defer up to 15% of their compensation allowing participants a pretax savings on their deferrals. The Company matches 100% of a participant's first $300 deferred and 50% thereafter up to a maximum Company match of $2,000 per year. All participants become vested upon entry into the Savings Plan. Each participant directs his own investments among a variety of up to six options, which are managed by professional investment managers. During 1994, 1995 and the period from January 1, 1996 through November 18, 1996, the amounts expensed by the Association for its share of contributions totaled $200,000, $187,000 and $178,000, respectively.

  Board of Trustees' Retirement Plan

     The Association has a retirement plan (Trustees' Retirement Plan) covering each eligible member of the Association's Board of Trustees (Trustee). A Trustee is eligible to participate in this plan if such Trustee has completed at least five years of service on the Board. Each eligible Trustee is entitled to receive an annual retirement benefit equivalent to the annual Board meeting fees. The benefit is paid for a period equal to the number of years that the eligible Trustee served on the Board. Upon the death of an eligible Trustee, the benefits, to which the eligible Trustee had been entitled, shall be payable to such eligible Trustee's spouse, until receipt of

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

9. EMPLOYEE BENEFIT PLANS--(CONTINUED)

the maximum benefit to which the eligible Trustee would have been entitled, had he or she survived, or until the death of the spouse, whichever first occurs, has been paid.

     The Trustees' Retirement Plan is a noncontributory, nonqualified and unfunded plan and represents only an unsecured general obligation of the Association. The Board of Trustees has full and final authority to interpret the plan and to make determinations which it believes advisable for the administration of the plan, and all such determinations and decisions by the Board are binding upon all parties. Net pension cost included the following components for the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through November 18, 1996 (dollars in thousands):

                                                          1994    1995    1996
                                                          ----    ----    ----
Service cost--benefits earned during the period........   $ 78    $ 84    $ 83
Interest cost on projected benefit obligation..........    161     161     141
Net amortization and deferral..........................    126     162     197
                                                          ----    ----    ----
  Net periodic pension cost............................   $365    $407    $421
                                                          ----    ----    ----

                                                          ----    ----    ----

     The following table sets forth the Trustees' Retirement Plan's funded status and amounts recognized in the Association's combined statements of financial position at December 31, 1995 and November 18, 1996 (dollars in thousands):

                                                      1995       1996
                                                     -------    -------
Actuarial present value of benefit obligations:
  Vested benefit obligation.......................   $ 2,217    $ 2,440
                                                     -------    -------
                                                     -------    -------
  Accumulated benefit obligation..................   $ 2,217    $ 2,440
                                                     -------    -------
                                                     -------    -------
  Projected benefit obligation....................   $ 2,217    $ 2,440
                                                     -------    -------
                                                     -------    -------
  Plan assets at fair value.......................        --         --
                                                     -------    -------
                                                     -------    -------
Projected benefit obligation in excess of plan
  assets..........................................   $(2,217)   $(2,440)
Unrecognized net loss.............................       551        468
Prior service cost not yet recognized in net
  periodic pension cost...........................       143         --
Adjustment required to recognize additional
  liability.......................................      (847)      (468)
Unrecognized net obligation at January 1, 1986
  being recognized over 15 years..................       153         --
                                                     -------    -------
  Accrued pension liability.......................    (2,217)    (2,440)
Less current portion included in other
  liabilities.....................................       554        569
                                                     -------    -------
                                                     $(1,663)   $(1,871)
                                                     -------    -------
                                                     -------    -------

     The present value of the projected benefit obligation and related pension cost was determined using an assumed discount rate of 8.0% for the years ended December 31, 1994 and 1995 and 7.75% for the period ended November 18, 1996, with no assumed pay increases due to certain Plan provisions. Since the Trustees' Retirement Plan is unfunded, the Association is required, under the provisions of Statement of Financial Accounting Standards No. 87 (SFAS 87), to reflect an additional retirement plan liability of $847,000 and $468,000 as of December 31, 1995 and November 18, 1996, respectively. This additional liability is offset by an intangible asset of $296,000 at December 31, 1995, which is included in other assets in the combined statements of financial position. In addition, any excess of the pension liability over the intangible pension asset is recorded as a component and reduction in net assets. Such amounts were $551,000 and $468,000 at December 31, 1995 and November 18, 1996, respectively.

     Concurrent with the sale of the cemetery operations, the Trustees' Retirement Plan ceased accrual of future benefits and vesting was accelerated for all participants. The provisions of Statement of Financial Accounting

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

9. EMPLOYEE BENEFIT PLANS--(CONTINUED)

No. 88 consider such an event a curtailment and require that any related gain or loss is recognized in the current period. Accordingly, the Association has recorded a curtailment loss of $421,000, which is included in selling, general and administrative expenses in the accompanying combined statement of activities for the period ended November 18, 1996.

     The pension liabilities related to the Trustees Retirement Plan have been assumed by the buyer pursuant to the Asset Purchase agreement.

  Supplemental Deferred Compensation

     In addition, certain retired executives of the Association participate in a supplemental deferred compensation program which went into effect in 1988, at which time the present value of the related liability was established. The Association's liability related to this program totaled $527,000 and $443,000 at December 31, 1995 and November 18, 1996, respectively, which is included in retirement plan and other liabilities in the accompanying combined statements of financial position.

     The liabilities related to this program have been assumed by the buyer pursuant to the Asset Purchase Agreement.

  Supplemental Employee Retirement Plan

     The Senior Executive officers of the Company have a Supplemental Employee Retirement Plan (SERP). The Association expenses its share of the costs associated with the SERP based on predetermined allocation percentages. The liability of the SERP is actuarially determined under the provisions of Statement of Financial Accounting Standards No. 87 (SFAS 87). Amounts allocated to the Association totaled $196,000, $214,000 and $141,000 for the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through November 18, 1996, respectively.

     The Association's portion of the unfunded liability at December 31, 1995 and November 18, 1996 amounted to $1,305,000 and $1,447,000, respectively, and such amounts have been included in retirement plan and other liabilities in the accompanying combined statements of financial position, net of the allocated portion of the cash surrender value of life insurance policies, which amounted to $127,000 and $247,000, respectively.

     To ultimately fund the SERP obligation, the Company has procured whole life insurance policies on the key executives which have an aggregate face amount of $7 million. The cash surrender value of such policies has been allocated to the Association, like other common costs; but since the Association is not the owner of such policies, such cash surrender values have been shown as a reduction of the SERP liability.

     This SERP liability has been assumed by the buyer pursuant to the Asset Purchase Agreement.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CREDIT RISK

     The carrying value of the Association's debt instruments (capital leases) approximates fair value which is based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The fair values of the Association's accounts and notes receivable in excess of one year approximate carrying values and are determined as the present value of expected future cash flows discounted at the interest rate currently offered by the Association, which approximates rates currently offered for loans with similar terms and collateral to borrowers with comparable credit risk.

     The carrying amounts of the remaining current assets and liabilities approximate fair value because of the short-term nature of those accounts.

11. INCOME TAX SETTLEMENTS

     During 1993, the Internal Revenue Service (IRS) began an examination of Federal tax returns filed by the Association, the Company and the Company's predecessor and its subsidiaries for the 1990 tax year. The IRS proposed multiple positions and tax adjustments for all of these entities. In December 1994, the Company, with

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

11. INCOME TAX SETTLEMENTS--(CONTINUED)

the consent of the Association, agreed to certain adjustments proposed by the IRS relating to both the Company and the Company's predecessor and its subsidiaries for the tax years through December 31, 1992. A portion of this settlement amount totaling $320,000 was agreed to in December 1994 and was attributable to the Association in accordance with an Indemnity Agreement between the Association and the Company executed in May 1990. Such amount was paid by the Company on behalf of the Association.

     In June 1995, the Association and the IRS entered into a Closing Agreement settling all outstanding issues of the Association and the Endowment Care Fund for $1,155,000. In accordance with the Indemnity Agreement, the settlement made by the Association is reimbursable by the Company as additional covenant not to compete consideration. After offsetting the Association's liability to the Company for the $320,000 settlement of tax issues with the IRS in 1994, the Association agreed to finance the Company's share of the settlement, which financing terms are further described in note 3. Such adjustments are reflected in the 1994 accompanying combined financial statements.

12. PURCHASE COMMITMENT

     In September 1992, the Association and the local County Sanitation District (the District) entered into an agreement (the Agreement) whereby the Association agreed to construct a reclaimed water storage reservoir (the Reservoir) with a capacity of 1.2 million gallons, one-half of which would be made available to the District for its use at a site located adjacent to the cemetery. The cost of the Reservoir, which was completed during 1994, totaled $471,000.

     Similarly, the District agreed to construct a reclaimed water transmission system to transport reclaimed water from its existing water reclamation plant to the Association's Reservoir. It is anticipated that the reclaimed water transmission system will be completed in 1997.

     In connection with this Agreement, the Association is obligated to purchase initially 500 acre feet per year of reclaimed water from the District, with such amount increasing by 50 acre feet per year, up to a maximum of 3,200 acre feet per year. The annual price to be paid by the Association for the reclaimed water shall be the greater of (a) one-half of the unit price in effect at the beginning of the applicable fiscal year, currently estimated at $220 per acre foot per year, multiplied by the amount of reclaimed water delivered to the Association, less one-half of the annual payment made by the Association for the reclaimed water transmission system, as discussed further below, and (b) one-fifth of the unit cost of operation and maintenance of the Inland Reclamation Plants multiplied by the amount of reclaimed water delivered. Such costs are currently estimated at $105 per acre foot.

     The Association has agreed to pay its proportionate share of the capital costs incurred by the District in constructing the reclaimed water transmission system. Such proportionate share will be determined based on the percentage of peak flow design capacity required by the Association to the total peak flow design capacity of the transmission facilities. The Association's proportionate share of these costs is estimated to total approximately $1,500,000. The Association's share may exceed this estimate since such costs are based on current anticipated demand for transporting reclaimed water. Actual costs and demand could vary significantly from these estimates.

     The Association's annual payment of such costs is to be equal to 1/20th of its proportionate share of the capital costs or approximately $108,000, as originally estimated.

     The District has agreed to pay its proportionate share of the capital costs associated with the Association's construction of the Reservoir. The District's share of such costs is based on the proportion of the Reservoir's designed capacity required for the Association to provide reclaimed water storage for the District. Annual payment of such amounts will be equal to 1/20th of the District's share and will reduce the annual payment made by the Association to the District for its share of the reclaimed water transmission system described above.

     The Association and the District have also agreed to reimburse the other for operating and maintenance costs associated with the Reservoir and the reclaimed water transmission system based on criteria outlined in the Agreement.

                      ROSE HILLS MEMORIAL PARK ASSOCIATION
                      AND WORKMAN MILL INVESTMENT COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

13. COMMITMENTS AND OTHER MATTERS

  Transaction with the International Buddhist Progress Society

     During 1994, the Association sold the exclusive interment rights on an undeveloped parcel of land located on the Association's property to the International Buddhist Progress Society (IBPS), an unrelated organization. In exchange for the interment rights, IBPS agreed to pay the Association $1,375,000, of which $160,000 was received as a deposit during 1994 and is included in other current liabilities in the accompanying 1995 and 1996 statements of financial position. Sales commissions totaled $206,000 in connection with this transaction. It was determined that because, among other matters, an adequate down payment was not received and the interment rights were sold on a parcel of land that was not ready for the purpose for which it was sold, the earnings process was not complete and revenue and expense recognition relating to the transaction should be deferred until such time IBPS has completed a significant portion of the project.

     IBPS plans to build a columbarium on the developed parcel and IBPS will sell the niches therein on an at-need and pre-need basis. The remaining unpaid portion of the sales price is to be repaid after construction of the Temple is completed, based on a percentage of niches sales, but in no event later than January 1, 2003. IBPS has agreed to reimburse the Association up to $1,150,000 for the costs it will incur to ready the undeveloped parcel of land for construction of the columbarium. Pursuant to the agreement with IBPS, the Association will hold title to land and improvements and the completed building. As of November 18, 1996, development of this project was substantially complete, and development costs expended by the Association in connection with this project totaled $2,100,000 and are included in construction in progress at November 18, 1996, reduced by cash collections of $931,000.


  Sky Rose Chapel

     During 1995, the Association entered into an agreement with a building contractor for the construction of a new funeral chapel, which has become known as Sky Rose Chapel. The project is currently expected to cost $15.7 million and is scheduled for completion in Spring 1997. As of November 18, 1996, costs incurred in connection with this project totaled approximately $14.9 million. Pursuant to the terms of the Asset Purchase Agreement discussed in Note 1, the association agreed to fund the remaining amounts necessary to complete the project as specified at November 19, 1996, and therefore, amounts payable at December 31, 1995 and November 18, 1996 relating to this project have been excluded from the accompanying combined financial statements.

14. ENVIRONMENTAL AND LITIGATION MATTERS

     The Association's operations are subject to various Federal, state and local environmental laws, regulations and guidelines, including those related to the remediation of hazardous substances and protection of endangered or threatened species. In connection with the sale of the Association's properties, environmental audits were conducted and it has been determined that certain solid waste disposal areas will require remediation. Pursuant to an environmental compliance agreement between the Association and the Company, the Association has agreed to pay for such remediation costs or indemnify the buyer for such costs. Accordingly, the Association has recorded a provision of $325,000 at November 18, 1996, which amount is included in accrued expenses in the accompanying combined statement of financial position as of that date. Such provision was based on the existing facts and circumstances and after consultation with engineers; however, given the inherent uncertainties in evaluating environmental exposures, actual costs to be incurred at the sites might exceed current estimates. Management does not anticipate that such excess, if any, will have a material adverse effect on its financial position.

     In addition, two of the Association's properties in or near areas of groundwater contamination. Although information has been submitted to the authorities in connection with the contamination of one of these areas, the Association believes it has not contributed to the groundwater contamination in either of the areas.

     The Association is involved in certain matters of routine litigation, none of which, in the opinion of management, will have a material adverse effect on its combined financial position or results of operation.

                                AUDITORS' REPORT

The Board of Directors
Rose Hills Company:

We have audited the accompanying combined balance sheet of certain subsidiaries (as defined in note 1) of Loewen Group International, Inc. as of December 31,

1995 and November 18, 1996 and the combined statements of operations and cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of certain subsidiaries of Loewen Group International, Inc. as of December 31, 1995 and November 18, 1996, and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to November 18, 1996. in accordance with generally accepted accounting principles in the United States.

                                          KPMG
                                          Chartered Accountants

Vancouver, Canada
March 21, 1997

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

                             COMBINED BALANCE SHEET
                    DECEMBER 31, 1995 AND NOVEMBER 18, 1996

                                                        1995           1996
                                                     -----------    -----------
                      ASSETS
Current assets:
  Cash............................................   $    36,757    $   223,490
  Receivables, net of allowances (note 4).........     1,343,438      1,189,731
  Inventories.....................................       457,025        377,275
  Prepaid expenses................................       132,472        160,538
                                                     -----------    -----------
                                                       1,969,692      1,951,034
Long-term receivables, net of allowances (note 4).       641,432        901,520
Prearranged funeral services (note 5).............     3,562,801      2,955,338
Cemetery property, at cost (note 6)...............     1,776,926      1,914,966
Property and equipment (note 7)...................    12,101,134     13,490,769
Covenants not to compete (note 8).................       949,104        826,568
Names and reputations (note 9)....................     4,064,811      4,095,310
                                                     -----------    -----------
                                                     $25,065,900    $26,135,505
                                                     -----------    -----------
                                                     -----------    -----------

   LIABILITIES AND PARENT COMPANY'S INVESTMENT
Current liabilities:
  Accounts payable and accrued liabilities........   $   401,716        163,262
  Long-term debt, current portion (note 11).......       133,151        150,019
  Other liabilities, current portion (note 12)....        93,482        130,753
                                                     -----------    -----------
                                                         628,349        444,034

Deferred prearranged funeral service revenue (note
  5)..............................................     3,712,801      3,105,338
Long-term debt (note 11)..........................     1,600,014      1,537,559
Other liabilities (note 12).......................       569,382        585,505
Cemetery long-term liabilities....................       444,527        591,680
Deferred income taxes (note 13)...................       763,141        606,323
Parent company's investment (note 15).............    17,347,686     19,265,066
Commitments and contingencies (note 16)...........            --             --
                                                     -----------    -----------
                                                     $25,065,900    $26,135,505
                                                     -----------    -----------
                                                     -----------    -----------

            See accompanying notes to combined financial statements.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
            AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996

                                                        1995           1996
                                                     -----------    -----------
Revenue:
  Funeral.........................................   $ 9,763,992    $ 8,472,964
  Cemetery........................................     1,462,932      1,780,743
                                                     -----------    -----------
                                                      11,226,924     10,253,707
Cost and expenses:
  Funeral.........................................     6,860,088      6,312,914
  Cemetery........................................     1,251,972      1,560,299
                                                     -----------    -----------
                                                       8,112,060      7,873,213
                                                     -----------    -----------
                                                       3,114,864      2,380,494
Expenses:
  General and administrative......................     1,094,510        806,116
  Depreciation and amortization...................       688,608        735,136
                                                     -----------    -----------
                                                       1,783,118      1,541,252
                                                     -----------    -----------
Earnings from operations..........................     1,331,746        839,242
Interest expense..................................       905,479        754,326
                                                     -----------    -----------
Earnings before income taxes......................       426,267         84,916
Income taxes (note 13):
  Current.........................................       213,543        220,934
  Deferred........................................       (10,869)      (156,818)
                                                     -----------    -----------
                                                         202,674         64,116
                                                     -----------    -----------
Net earnings......................................   $   223,593    $    20,800
                                                     -----------    -----------
                                                     -----------    -----------

            See accompanying notes to combined financial statements.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995
            AND THE PERIOD FROM JANUARY 1, 1996 TO NOVEMBER 18, 1996

                                                        1995           1996
                                                     -----------    -----------
CASH PROVIDED BY (USED IN)
Operations
  Net earnings....................................   $   223,593    $    20,800
  Item not affecting cash
     Depreciation and amortization................       688,608        735,136
     Deferred income taxes........................       (10,869)      (156,818)
  Changes in operating assets and liabilities
     Receivables..................................      (321,431)      (106,381)
     Inventories..................................      (102,402)        79,750
     Prepaid expenses.............................        (7,101)       (28,066)
     Accounts payable and accrued liabilities.....        79,448       (238,454)
     Other........................................        16,768        147,153
                                                     -----------    -----------
                                                         566,614        453,120
Investments
  Business acquisitions...........................    (2,900,518)      (138,040)
  Purchase of property and equipment..............      (391,255)    (1,881,440)
  Development of cemetery property................       (92,206)       (46,365)
                                                     -----------    -----------
                                                      (3,383,979)    (2,065,845)
Financing
  Contributions from parent and affiliates........     2,612,438      1,896,580
  Decrease in long-term debt......................       (84,175)      (150,516)
  Decrease (increase) in other liabilities........       (86,454)        53,394
                                                     -----------    -----------
                                                       2,441,809      1,799,458
                                                     -----------    -----------
Decrease in cash during the year..................      (375,556)       186,733
Cash, beginning of year...........................       412,313         36,757
                                                     -----------    -----------
Cash, end of year.................................   $    36,757    $   223,490
                                                     -----------    -----------
                                                     -----------    -----------

            See accompanying notes to combined financial statements.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. GENERAL

     These financial statements present the combined financial position and results of operations and cash flows of certain direct or indirect subsidiaries ('Companies') of Loewen Group International, Inc. ('Parent Company') which have been sold (see Note 18). The companies that are combined in the preparation of these statements are:

Harbor Lawn Memorial Park, Inc.       A.L. Cemetery
Dimond Service Corporation            Custer Christiansen Covina Mortuary, Inc.
Neel Funeral Directors, Inc.          Colton Funeral Chapel, Inc.
Richardson-Peterson Mortuary, Inc.    Glasband-Willen Mortuaries
Grove Colonial Funeral Chapel, Inc.   San Fernando Mortuary, Inc.
White Funeral Home, Inc.

     The Combined Statements of Operations and Cash Flows reflect the operations of the Companies from their dates of acquisition and incorporate push-down accounting. All significant intercompany balances and transactions have been eliminated in the combined financial statements. The Companies are principally engaged in the operation of cemetery facilities and funeral services.

2. BASIS OF PRESENTATION

     The accompanying combined financial statements have been prepared in accordance with principles of accounting generally accepted in the United States.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Prearranged funeral services

     Prearranged funeral services provide for future funeral services generally determined by prices prevailing at the time the contract is signed. The payments made under the contract are either placed in trust or are used to pay the premiums of life insurance policies under which the Companies will be designated as beneficiary. Except for amounts not required to be trusted which are used to defray costs of administration, no income is recognized until the performance of a specific funeral.

     Trust fund principal amounts and insurance contract amounts, together with trust fund investment earnings retained in trust and annual insurance benefits, are deferred until the service is performed. The Companies estimate that trust fund investment earnings and annual insurance benefits exceed the increase in cost over time of providing the related services. Upon performance of the specific funeral service, the Companies will recognize the trust fund principal amount or insurance contract amount together with the accumulated trust earnings and annual insurance benefits as funeral revenues. Indirect obtaining costs relating to the sale of prearranged funeral services are expensed in the period incurred.

  (b) Cemetery operations

     Pre-need sales of cemetery interment rights and other related products and services are recorded as revenue when customer contracts are signed with concurrent recognition of estimated related costs. Allowances for customer cancellations and refunds are provided at the date of sale based on management's estimates of expected cancellations. Actual cancellation rates in the future may result in a change in estimate.

     A portion of the proceeds from cemetery sales is generally required by law to be paid into perpetual or endowment care trust funds. Cemetery revenue is recorded net of the amount to be deposited to perpetual or endowment care trust funds. Earnings of perpetual or endowment care trust funds are used to defray the maintenance costs of cemeteries. Additionally, pursuant to state law, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds which are recorded as long-term receivables.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

  (c) Inventories

     Inventories are valued at the lower of cost, determined primarily on a specific identification basis or a first in first out basis, and net realizable value.

  (d) Property and equipment

     Property and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements            10 to 40 years
Automobiles                           6 years
Computer hardware and software        6 to 10 years
Leasehold improvements                over the term of the lease plus one
                                      renewal
Furniture, fixtures and equipment     6 to 10 years


  (e) Covenants not to compete

     Covenants not to compete carried on the combined balance sheet represent amounts prepaid or the present value of future payments under non-competition agreements between the parent company directly or indirectly and certain key management personnel of the Companies. For financial statement presentation purposes, covenants not to compete have been recorded in these combined financial statements. Amortization of such covenants not to compete is provided on a straight-line basis over the terms of the relevant agreements, typically ten years.

  (f) Names and reputations

     The amount paid by the parent company, directly or indirectly, for the names and reputations of operations acquired is equivalent to the excess of the purchase price over the fair value of identifiable net assets of the Companies acquired, as determined by management. For financial statement presentation purposes, names and reputations have been recorded in these combined financial statements. Amortization is provided on a straight-line basis over 40 years.

  (g) Deferred income taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are tax effected at current rates. There was no effect of changes in tax rates during 1995 or 1996.

  (h) Parent Company's investment

     Parent Company's investment consists of contributions to the Companies directly or indirectly by the parent company plus current earnings and losses of the Companies from the date of their acquisition.

  (i) Impairment of long-lived assets

     Effective December 15, 1995, the Companies adopted FAS121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. FAS121 requires the recognition of impairment losses on long-lived assets used in operations and intangible assets whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Companies monitor the recoverability of long-lived assets based upon projections of future undiscounted cash flows and recognize losses if carrying value is in excess of future cash flows.

  (j) Use of Estimates

     Management of the Companies has made a number of estimates and assumptions that affect the amounts reported in the accompanying combined financial statements in accordance with generally accepted accounting principles. Actual results could differ from these estimates.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

4. RECEIVABLES, NET OF ALLOWANCES

                                                        1995          1996
                                                     ----------    ----------
Receivables, net of allowances
  Trade accounts..................................   $1,361,887    $1,108,256
  Instalment contracts............................      209,565       249,440
  Notes receivable and other......................       69,267       321,088
  Unearned finance income.........................      (41,472)     (100,053)
  Allowance for contract cancellation and doubtful
     accounts.....................................     (255,809)     (389,000)
                                                     ----------    ----------
                                                     $1,343,438    $1,189,731
                                                     ----------    ----------
                                                     ----------    ----------

                                                        1995          1996
                                                     ----------    ----------
Long-term receivables, net of allowances
  Instalment contracts............................   $  596,456    $1,049,554
  Notes receivable and other......................      337,114       263,501
  Unearned finance income.........................     (199,421)     (269,978)
  Allowance for contract cancellation and doubtful
     accounts.....................................      (92,717)     (141,557)
                                                     ----------    ----------
                                                     $  641,432    $  901,520
                                                     ----------    ----------
                                                     ----------    ----------

5. PREARRANGED FUNERAL SERVICES

     Prearranged funeral services are amounts in short-term interest bearing deposits made in accordance with state trusting laws with various financial institutions together with accrued earnings. The Companies will receive the prearranged funeral trust amounts when the funeral services are performed.

                                                        1995          1996
                                                     ----------    ----------

Short-term investments............................   $  922,455    $  823,707
Fixed maturities..................................    2,640,346     2,131,631
                                                     ----------    ----------
Prearranged funeral trust assets..................   $3,562,801    $2,955,338
Prearranged funeral trust liabilities.............    3,712,801     3,105,338
                                                     ----------    ----------
Net prearranged funeral trust liabilities.........   $  150,000    $  150,000
                                                     ----------    ----------
                                                     ----------    ----------

     As at November 18, 1996 and December 31, 1995, the total carrying value of prearranged funeral trust assets were approximately equal to market value. The weighted average rate of return on the above prearranged funeral trust assets for the period January 1, 1996 to November 18, 1996 was 3.97% and for the year ended December 31, 1995 was 4.18%.

6. CEMETERY PROPERTY, AT COST

                                                        1995          1996
                                                     ----------    ----------
Cemetery undeveloped land.........................   $  400,560    $  404,330
Developed land and lawn crypts....................    1,376,366     1,510,636
                                                     ----------    ----------
                                                     $1,776,926    $1,914,966
                                                     ----------    ----------
                                                     ----------    ----------

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

7. PROPERTY AND EQUIPMENT

                                                        1995           1996
                                                     -----------    -----------
Land..............................................   $ 4,059,991    $ 4,856,297
Building and improvements.........................     6,506,638      7,659,515
Automobiles.......................................       637,329        613,652
Computer hardware and software....................       132,976        166,531
Leasehold improvements............................       157,449        193,136
Furniture, fixtures and equipment.................     1,985,668      1,865,693

                                                     -----------    -----------
                                                     $13,480,051    $15,354,824
Less, accumulated depreciation....................    (1,378,917)    (1,864,055)
                                                     -----------    -----------
                                                     $12,101,134    $13,490,769
                                                     -----------    -----------
                                                     -----------    -----------

8. COVENANTS NOT TO COMPETE

                                                        1995           1996
                                                     -----------    -----------
Covenants not to compete..........................   $ 1,627,806    $ 1,638,028
Less: accumulated amortization....................      (678,702)      (811,460)
                                                     -----------    -----------
                                                     $   949,104    $   826,568
                                                     -----------    -----------
                                                     -----------    -----------

9. NAMES AND REPUTATIONS

                                                        1995           1996
                                                     -----------    -----------
Names and reputations.............................   $ 4,319,059      4,458,354
Less: accumulated amortization....................       254,248       (363,044)
                                                     -----------    -----------
                                                     $ 4,064,811    $ 4,095,310
                                                     -----------    -----------
                                                     -----------    -----------

     On August 8, 1996, the parent company acquired an individual's name to be used in the future operation of certain combined subsidiaries for a total cost of approximately $105,000.

10. RELATED PARTY TRANSACTIONS

     General and administrative expenses of the parent representing accounting, treasury, regulatory compliance and management advisory services which are not specifically identifiable to a particular subsidiary, have been allocated to subsidiaries proportionately using revenue as the base. During the period through November 18, 1996, the parent company charged the Companies approximately $806,116 and in 1995 such charges were $1,094,000. Such charges are included in general and administrative expenses in these combined financial statements.


     An employee of Glasband-Willen Mortuaries subscribed for a 5% interest in the issued and outstanding common shares of Glasband-Willen Mortuaries in return for a $150,000 promissory note to the Parent Company. For financial statement presentation purposes, this note has been netted against the cost of subscription in the combined financial statements. As of March 21, 1997, these shares have not been issued.

     Included in interest expense is approximately $719,000 and $575,865 in interest charges on intercompany loans and advances from the parent company and affiliates for the year ended December 31, 1995 and the period ended November 18, 1996, respectively.

     During the periods the Companies obtained automobile, general liability and other insurance through an affiliated company.

11. LONG-TERM DEBT

     The notes payable relating to White Funeral Home, Inc. totalling approximately $1,630,000 at December 31, 1995 and $1,494,000 at November 18, 1996, are secured by land and are guaranteed by an affiliated company. The notes bear interest at rates ranging from 7.46% to 8.00% per annum and are repayable in equal annual

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

instalments. The notes payable agreements are between the sellers and the parent company or a subsidiary of the parent company. For financial statement presentation purposes, these notes have been recorded in these combined financial statements.

     Principal repayments are to be made as follows:

1997.........   $  150,019
1998.........      161,331
1999.........      173,501
2000.........      186,588
2001.........      200,664
Thereafter...      815,475
                ----------
                $1,687,578
                ----------
                ----------


12. OTHER LIABILITIES

     Other liabilities consist of the net present value of future covenant not to compete payments discounted at 9% per annum. Payments under agreements may be made variously at closing or over future periods.

     Future payments under these agreements are to be made as follows:

1997.........   $  130,753
1998.........      143,193
1999.........      166,598
2000.........      150,045
2001.........       62,102
Thereafter...       63,567
                ----------
                $  716,258
                ----------
                ----------

13. INCOME TAXES

     The Companies' parent files consolidated federal and state income tax returns and pays all related income taxes on behalf of the Companies. The Companies' income tax expense and income taxes are computed as if the Companies joined in filing consolidated federal, and to the extent applicable, state income tax returns and reported only the Companies' taxable income.

     A reconciliation between the Companies' income tax expense and income taxes computed by applying the statutory federal income tax rate to earnings before income taxes is as follows for the period from January 1, 1996 to November 18, 1996 and the year ended December 31, 1995:

                                                       1995       1996
                                                     --------    -------
Expected federal income tax at statutory rate.....   $144,931    $28,871
Increase in taxes resulting from:
  Non-deductible goodwill amortization arising
     from acquisitions............................     26,962     25,192
  State income tax expense, net of federal
     taxes........................................     26,130      5,205
  Other, net......................................      4,651      4,848
                                                     --------    -------
  Income tax expense..............................   $202,674    $64,116
                                                     --------    -------
                                                     --------    -------

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

13. INCOME TAXES--(CONTINUED)

     The Companies' net deferred tax liability at November 18, 1996 and at December 31, 1995 is as follows:

                                                        1995           1996
                                                     -----------    -----------
  Deferred tax liabilities
     Property and equipment and cemetery
       property...................................   $   863,350    $   820,985
                                                     -----------    -----------
  Deferred tax assets
     Allowance for contract cancellation and
       doubtful accounts..........................        55,343         90,031
     Intangibles..................................        44,866        124,631
                                                     -----------    -----------
  Total deferred tax assets.......................       100,209    $   214,662
                                                     -----------    -----------
Net deferred tax liability........................   $   763,141    $   606,323
                                                     -----------    -----------
                                                     -----------    -----------

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

                                      1995                         1996
                            -------------------------    -------------------------
                             CARRYING                     CARRYING
                              AMOUNT      FAIR VALUE       AMOUNT      FAIR VALUE
                            ----------    -----------    ----------    -----------
Financial Asset
  Long-term receivables
     Practicable to
       estimate fair
       market............   $  337,114    $   329,329    $  263,501    $   261,913
     Not practicable.....      304,318             --       638,019             --
Financial Liability
  Long-term debt.........   $1,733,165    $ 1,513,917    $1,687,578    $ 1,642,626
  Other liabilities......      662,864        686,090       716,258        722,208


     The carrying amount of cash, receivables, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments. The fair value of long-term debt subject to fixed interest rates is estimated by discounting the future cash flows, including interest payments, using rates currently available for debt of similar terms and maturity, based upon credit standing and other market factors. Similarly, the fair value of other liabilities is estimated by discounting the cash flows using the current borrowing rate. The long-term receivables for which it is not practicable to estimate fair value comprise primarily of instalment contracts receivable on cemetery sales which generally have terms of three to seven years and bear interest ranging from 7% to 11%.

15. PARENT COMPANY'S INVESTMENT

                                                             1995
                                                          -----------
Balance, beginning of year.............................   $14,511,655
Net earnings for the year..............................       223,593
Net contributions from parent company and affiliates...     2,612,438
                                                          -----------
Balance, end of year...................................   $17,347,686
Net earnings for the period............................        20,800
Net contributions from parent company and affiliates...     1,896,580
                                                          -----------
Balance, November 18, 1996.............................   $19,265,066
                                                          -----------
                                                          -----------

     For financial statement presentation purposes, the intercompany loans and advances from the Parent Company and affiliates have been classified as an investment in the Companies pursuant to the terms of the definitive sale agreement referred to in Note 18.

            CERTAIN SUBSIDIARIES OF LOEWEN GROUP INTERNATIONAL, INC.

16. COMMITMENTS AND CONTINGENCIES

  (a) Leases

     At December 31, 1995, the Companies were committed to operating lease payments under agreements with terms ranging from 3 to 10 years for premises, automobiles and office equipment in the following approximate amounts:


1997.........   $  465,000
1998.........      267,000
1999.........      123,000
2000.........       81,000
2001.........       89,000
Thereafter...       62,000
                ----------
                $1,087,000
                ----------
                ----------

  (b) Other

     The Companies are party to legal proceedings in the ordinary course of their business but they do not expect the outcome of any such proceedings to have a material adverse effect on the Companies' financial condition.

     The State of California Department of Consumer Affairs ('DCA') is currently reviewing the funding levels of the endowment care trust fund at A.L. Cemetery. As of March 21, 1997, the amount of additional funding, if any, to the above noted trust, has not been determined.

     Management is aware that some of their properties may have been contaminated from former or adjacent underground storage tanks. Management believes that these environmental contingencies and liabilities to be immaterial individually and in aggregate.

     Two liens totalling approximately $500,000 are registered against the property of A.L. Cemetery. The holders of these liens have not exercised any right, if any, they may have on these liens.

17. RETIREMENT PLAN

     Certain employees are members of the parent company's 401(k) defined contribution retirement plan. There are no required future contributions under these plans in respect of past or current service.

18. SUBSEQUENT EVENTS

     (a) On September 20, 1996, the Companies' parent entered into a definitive agreement to sell its interest in the Companies to an entity in which the parent company will retain an equity investment in. The transaction was consummated on November 19, 1996. These combined financial statements are on a historical cost basis and therefore do not reflect decisions and activities of their new owners.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE EXCHANGE NOTES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE EXCHANGE NOTES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----
Additional Information................................................     3
Disclosure Regarding Forward-Looking Statements.......................     3
Summary...............................................................     4
Risk Factors..........................................................    17
Use of Proceeds.......................................................    20
The Exchange Offer....................................................    20
Capitalization........................................................    28
Unaudited Pro Forma Financial Information.............................    29
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................    34
Business..............................................................    39
Management............................................................    46
Principal Shareholders................................................    48
Certain Related Transactions..........................................    49
Description of Bank Credit Facilities.................................    51
Description of Exchange Notes.........................................    53
Book Entry; Delivery and Form.........................................    79
United States Federal Income Tax Consequences.........................    81
Plan of Distribution..................................................    81
Legal Matters.........................................................    82
Experts...............................................................    82
Index to Consolidated Financial Statements............................   F-1


                            ------------------------


     Until             , 1997 (90 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS



                               ROSE HILLS COMPANY
                         (FORMERLY KNOWN AS ROSE HILLS
                               ACQUISITION CORP.)



                               OFFER TO EXCHANGE
                           $80,000,000 OF ITS 9 1/2%
                         SENIOR SUBORDINATED NOTES DUE
                              2004 WHICH HAVE BEEN
                        REGISTERED UNDER THE SECURITIES
                           ACT FOR $80,000,000 OF ITS
                           OUTSTANDING 9 1/2% SENIOR
                          SUBORDINATED NOTES DUE 2004



            , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the 'DGCL') provides for, among other things:

          a. permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b. permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c. mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

          d. that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     The Company's By-Laws provide that:

          'Section 1. Indemnity Undertaking. To the fullest extent permitted by law (including, without limitation, Section 145 of the General Corporation Law of the State of Delaware (as amended from time to time, the 'General Corporation Law')), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a 'Proceeding'), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an 'Other Entity'), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this [Article].


          Section 2. Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any such Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director, officer or other person indemnified hereunder, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

          Section 3. Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall not be deemed exclusive of any other rights which a person seeking indemnification or reimbursement or advancement of expenses may have or to which such person hereafter may be entitled under any statute, the Restated Certificate of Incorporation, these By-Laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 4. Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of any such person.

          Section 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this [Article] or the Restated Certificate of Incorporation or under
     Section 145 of the General Corporation Law or any other provision of law.

          Section 6. Binding Effect. The provisions of this [Article] shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this [Article] is in effect and/or any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this

     [Article] shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          Section 7. Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of providing that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          Section 8. Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed, in each case, to be doing so at the request of the Corporation.

          Section 9. Election of Applicable Law. Any person entitled to be indemnified or to receive reimbursement or advancement of expenses as a matter of right pursuant to this [Article] may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if not such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.'

     The directors and officers of the Company are insured against certain civil liabilities, including liabilities under federal securities laws, which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (a)                         EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER   DESCRIPTION                                                   PAGE NO.
-------  -----------------------------------------------------------  ----------
 2.1*    -- Asset Purchase Agreement, dated as of September 19,
            1996, by and between Rose Hills Memorial Park
            Association and Tudor Acquisition Corp. (now known as
            the Rose Hills Company).
 2.2*    -- Agreement and Plan of Merger, dated as of September 19,
            1996, by and among the Stockholders of Roses, Inc. and
            Tudor Acquisition Corp. (now known as the Rose Hills
            Company).
 2.3*    -- Amendment to the Agreement and Plan of Merger dated as
            of November 18,1996 by and among Rose Hills Acquisition
            Corp. (now known as Rose Hills Company), Roses Inc., the
            Stockholders of Roses Inc., and RH Mortuary Corporation.
 3.1*    -- Restated Certificate of Incorporation of Tudor
            Acquisition Corp. changing its name to Rose Hills
            Acquisition Corp.
 3.2*    -- Certificate of Amendment of Certificate of Incorporation
            of Rose Hills Acquisition Corp. changing its name to
            Rose Hills Company.
 3.3*    -- Amended and Restated By-Laws of Rose Hills Company.
 4.1*    -- Indenture dated as of November 15, 1996 between Rose
            Hills Acquisition Corp. and United States Trust Company
            of New York, as Trustee.
 4.2*    -- Form of 9 1/2% Senior Subordinated Note due 2004
            (included in Exhibit 4.1).
 5*      -- Opinion of Simpson Thacher & Bartlett regarding the
            legality of the Exchange Notes.
 8*      -- Opinion of Simpson Thacher & Bartlett regarding certain tax matters.
10.1*    -- Stockholders' Agreement dated as of November 19, 1996
            among Rose Hills Holdings Corp., Blackstone Capital
            Partners II Merchant Banking Fund L.P., Blackstone Rose
            Hills Offshore Capital Partners L.P., Blackstone Family
            Investment Partnership II L.P., Roses Delaware, Inc.,
            Loewen Group International, Inc., and RHI Management
            Direct L.P.
10.2*    -- Administrative Services Agreement dated as of November
            19, 1996 between Rose Hills Acquisition Corp. (now known
            as Rose Hills Company), The Loewen Group, Inc., and
            Loewen Group International Inc.
10.3*    -- Credit Agreement dated as of November 19, 1996 among
            Rose Hills Company, Rose Hills Holdings Corp., Goldman,
            Sachs & Co., as syndication agent and arranging agent,

            the financial institutions from time to time parties
            thereto as lenders and The Bank of Nova Scotia, as
            administrative agent for such lenders.
10.4*    -- Put/Call Agreement, dated as of November 19, 1996 among
            Blackstone Capital Partners II Merchant Banking Fund
            L.P., Blackstone Rose Hills Offshore Capital Partners
            L.P., Blackstone Family Investment Partnership II L.P.,
            Roses Delaware, Inc., Loewen Group International, Inc.,
            The Loewen Group Inc., and RHI Management Direct L.P.
10.5*    -- Buddhist Memorial Complex Development and Use Agreement
            dated as of March 1, 1994 between Rose Hills Memorial
            Park Association and International Buddhist Progress
            Society.
10.6*    -- First Amendment to Buddhist Memorial Complex Development
            and Use Agreement, dated as of September 1, 1994 between
            Rose Hills Memorial Park Association and International
            Buddhist Progress Society.


------------------
 * Previously filed.
** Filed herewith.

EXHIBIT                                                               SEQUENTIAL
NUMBER   DESCRIPTION                                                   PAGE NO.
-------  -----------------------------------------------------------  ----------
10.7*    -- Second Amendment to Buddhist Memorial Complex
            Development and Use Agreement, dated as of March 15,
            1995 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.
10.8*    -- Third Amendment to Buddhist Memorial Complex Development
            and Use Agreement, dated as of May 15, 1995 between Rose
            Hills Memorial Park Association and International
            Buddhist Progress Society.
10.9*    -- Fourth Amendment to Buddhist Memorial Complex
            Development and Use Agreement, dated as of October 15,
            1995 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.
10.10*   -- Memorandum of Understanding, dated as of March 22, 1996 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.
10.11*   -- Amended and Restated Employment Agreement dated December
              , 1996 by and between Rose Hills Company and Kendall
            E. Nungesser.
10.12*   -- Employment Agreement dated November 19, 1996 by and

            between RH Mortuary Corporation and Dennis C. Poulsen.
10.13*   -- Employment Confirmation dated November 18, 1996 by and
            between Rose Hills Company and Mark Helmintoller.
10.14*   -- Employment Letter Agreement, dated April 22, 1997 by and between Rose Hills Company and Kenton C. Woods.
10.15*   -- Addendum to Employment Letter Agreement, dated April 28,
            1997 by and between Rose Hills Company and Kenton C.
            Woods.
10.16*   -- Non-Competition Agreement dated as of November 19, 1996, between RH Mortuary Corporation and Kendall E.
            Nungesser.
10.17*   -- Non-Competition Agreement dated as of November 19, 1996 between RH Mortuary Corporation and Dennis C. Poulsen.
10.18*   -- Non-Competition Agreement dated as of November 19, 1996 between RH Mortuary Corporation and Sandy V. Durko.
12*      -- Computation of Ratio of Earnings to Fixed Charges.
21*      -- Subsidiaries of Rose Hills Company (formerly known as
            Rose Hills Acquisition Corp.).
23.1*    -- Consent of Simpson Thacher & Bartlett (included in
            Exhibits 5 and 8).
23.2**   -- Consent of KPMG Peat Marwick LLP.
23.3**   -- Consent of KPMG Peat Marwick LLP.
23.4**   -- Consent of Arthur Andersen LLP.
23.5**   -- Consent of KPMG Peat Marwick LLP.
23.6**   -- Consent of KPMG Chartered Accountants.
24*      -- Power of Attorney (included on page II-4 of the
            Registration Statement).
25*      -- Statement of Eligibility on Form T-1 of United States
            Trust Company of New York.
27*      -- Financial Data Schedule.
99.1*    -- Registration Rights Agreement dated as of November 15,
            1996 between Rose Hills Acquisition Corp. and Smith
            Barney Inc.
99.2*    -- Form of Letter of Transmittal.
99.3*    -- Form of Notice of Guaranteed Delivery.


------------------
 * Previously filed.
** Filed herewith.

     (b) All schedules are omitted as the required information is presented in the registrants' consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Securities Act');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

          (5) To supply by means of a post-effective amendment all information concerning the Exchange Offer that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whittier, California, on July 29, 1997.


                                        ROSE HILLS COMPANY
                                        (formerly known as Rose Hills
                                        Acquisition Corp.)

                                        By:     /s/  Kendall E. Nungesser
                                           -------------------------------------
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                           TITLE                    DATE
          ---------                           -----                    ----
  /s/  Kendall E. Nungesser     President, Chief Executive         July 29, 1997
------------------------------  Officer (principal executive
     Kendall E. Nungesser       officer) and Director

              *                 Senior Vice President, Chief       July 29, 1997
------------------------------  Financial Officer (principal
       Kenton C. Woods          financial officer; principal
                                accounting officer)

              *                 Secretary, Director                July 29, 1997
------------------------------
         Chinh E. Chu

              *                 Director                           July 29, 1997
------------------------------
        David I. Foley

              *                 Director                           July 29, 1997
------------------------------
       Howard A. Lipson

              *                 Director                           July 29, 1997
------------------------------

       Douglas McKinnon

              *                 Director                           July 29, 1997
------------------------------
       Lawrence Miller

              *                 Chairman, Director                 July 29, 1997
------------------------------
      Dennis C. Poulsen

 *By: /s/Kendall E. Nungesser
      Kendall E. Nungesser
       Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                               SEQUENTIAL
NUMBER   DESCRIPTION                                                   PAGE NO.
-------  -----------                                                  ----------
 2.1*    -- Asset Purchase Agreement, dated as of September 19,
            1996, by and between Rose Hills Memorial Park
            Association and Tudor Acquisition Corp. (now known as
            the Rose Hills Company).
 2.2*    -- Agreement and Plan of Merger, dated as of September 19,
            1996, by and among the Stockholders of Roses, Inc. and
            Tudor Acquisition Corp. (now known as the Rose Hills
            Company).
 2.3*    -- Amendment to the Agreement and Plan of Merger dated as
            of November 18, 1996 by and among Rose Hills Acquisition
            Corp. (now known as Rose Hills Company), Roses Inc., the
            Stockholders of Roses Inc., and RH Mortuary Corporation.
 3.1*    -- Restated Certificate of Incorporation of Tudor
            Acquisition Corp. changing its name to Rose Hills
            Acquisition Corp.
 3.2*    -- Certificate of Amendment of Certificate of Incorporation
            of Rose Hills Acquisition Corp. changing its name to
            Rose Hills Company.
 3.3*    -- Amended and Restated By-Laws of Rose Hills Company.
 4.1*    -- Indenture dated as of November 15, 1996 between Rose
            Hills Acquisition Corp. and United States Trust Company
            of New York, as Trustee.
 4.2*    -- Form of 9 1/2% Senior Subordinated Note due 2004
            (included in Exhibit 4.1).
5*       -- Opinion of Simpson Thacher & Bartlett regarding the
            legality of the Exchange Notes.
8*       -- Opinion of Simpson Thacher & Bartlett regarding certain tax matters.
10.1*    -- Stockholders' Agreement dated as of November 19, 1996
            among Rose Hills Holdings Corp., Blackstone Capital
            Partners II Merchant Banking Fund L.P., Blackstone Rose
            Hills Offshore Capital Partners L.P., Blackstone Family
            Investment Partnership II L.P., Roses Delaware, Inc.,
            Loewen Group International, Inc., and RHI Management
            Direct L.P.
10.2*    -- Administrative Services Agreement dated as of November
            19, 1996 between Rose Hills Acquisition Corp. (now known
            as Rose Hills Company), The Loewen Group, Inc., and
            Loewen Group International Inc.
10.3*    -- Credit Agreement dated as of November 19, 1996 among
            Rose Hills Company, Rose Hills Holdings Corp., Goldman,
            Sachs & Co., as syndication agent and arranging agent,
            the financial institutions from time to time parties

            thereto as lenders and The Bank of Nova Scotia, as
            administrative agent for such lenders.
10.4*    -- Put/Call Agreement, dated as of November 19, 1996 among
            Blackstone Capital Partners II Merchant Banking Fund
            L.P., Blackstone Rose Hills Offshore Capital Partners
            L.P., Blackstone Family Investment Partnership II L.P.,
            Roses Delaware, Inc., Loewen Group International, Inc.,
            The Loewen Group Inc., and RHI Management Direct L.P.
10.5*    -- Buddhist Memorial Complex Development and Use Agreement
            dated as of March 1, 1994 between Rose Hills Memorial
            Park Association and International Buddhist Progress
            Society.
10.6*    -- First Amendment to Buddhist Memorial Complex Development
            and Use Agreement, dated as of September 1, 1994 between
            Rose Hills Memorial Park Association and International
            Buddhist Progress Society.
10.7*    -- Second Amendment to Buddhist Memorial Complex
            Development and Use Agreement, dated as of March 15,
            1995 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.


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 * Previously filed.
** Filed herewith.

EXHIBIT                                                               SEQUENTIAL
NUMBER   DESCRIPTION                                                   PAGE NO.
-------  -----------                                                  ----------
10.8*    -- Third Amendment to Buddhist Memorial Complex Development
            and Use Agreement, dated as of May 15, 1995 between Rose
            Hills Memorial Park Association and International
            Buddhist Progress Society.
10.9*    -- Fourth Amendment to Buddhist Memorial Complex
            Development and Use Agreement, dated as of October 15,
            1995 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.
10.10*   -- Memorandum of Understanding, dated as of March 22, 1996 between Rose Hills Memorial Park Association and
            International Buddhist Progress Society.
10.11*   -- Amended and Restated Employment Agreement dated December
              , 1996 by and between Rose Hills Company and Kendall
            E. Nungesser.
10.12*   -- Employment Agreement dated November 19, 1996 by and
            between RH Mortuary Corporation and Dennis C. Poulsen.
10.13*   -- Employment Confirmation dated November 18, 1996 by and
            between Rose Hills Company and Mark Helmintoller.

10.14*   -- Employment Letter Agreement, dated April 22, 1997 by and between Rose Hills Company and Kenton C. Woods.
10.15*   -- Addendum to Employment Letter Agreement, dated April 28,
            1997 by and between Rose Hills Company and Kenton C.
            Woods.
10.16*   -- Non-Competition Agreement dated as of November 19, 1996, between RH Mortuary Corporation and Kendall E.
            Nungesser.
10.17*   -- Non-Competition Agreement dated as of November 19, 1996 between RH Mortuary Corporation and Dennis C. Poulsen.
10.18*   -- Non-Competition Agreement dated as of November 19, 1996 between RH Mortuary Corporation and Sandy V. Durko.
12*      -- Computation of Ratio of Earnings to Fixed Charges.
21*      -- Subsidiaries of Rose Hills Company (formerly known as
            Rose Hills Acquisition Corp.).
23.1*    -- Consent of Simpson Thacher & Bartlett (included in
            Exhibits 5 and 8).
23.2**   -- Consent of KPMG Peat Marwick LLP.
23.3**   -- Consent of KPMG Peat Marwick LLP.
23.4**   -- Consent of Arthur Andersen LLP.
23.5**   -- Consent of KPMG Peat Marwick LLP.
23.6**   -- Consent of KPMG Chartered Accountants.
24*      -- Power of Attorney (included on page II-4 of the
            Registration Statement).
25*      -- Statement of Eligibility on Form T-1 of United States
            Trust Company of New York.
27*      -- Financial Data Schedule.
99.1*    -- Registration Rights Agreement dated as of November 15,
            1996 between Rose Hills Acquisition Corp. and Smith
            Barney Inc.
99.2*    -- Form of Letter of Transmittal.
99.3*    -- Form of Notice of Guaranteed Delivery.


------------------
 * Previously filed.
** Filed herewith.